As filed with the Securities and Exchange Commission on August 30, 2007

                                                     Registration No. 333-143793

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BIGSTRING CORPORATION
                 (Name of small business issuer in its charter)

     Delaware                        7389                       20-0297832
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
    organization)

                                 3 Harding Road
                                     Suite E
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
          (Address and telephone number of principal executive offices and principal place of business)

                                 Darin M. Myman
                                 3 Harding Road
                                     Suite E
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                           Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------
                                                       Proposed           Proposed
 Title of each class of                                 maximum            maximum
    securities to be            Amount to be        offering price        aggregate           Amount of
       registered              registered (1)        per share (2)    offering price (2)   registration fee
------------------------------------------------------------------------------------------------------------

Common Stock, par value
   $0.0001 per share           18,948,659 (3)(4)        $0.29             $5,535,711            $169.95
------------------------------------------------------------------------------------------------------------

        Total                  25,786,559 (3)(4)(5)                                             $169.95
------------------------------------------------------------------------------------------------------------


(1) Represents shares to be sold by the selling stockholders named herein. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, there are also registered hereunder such additional number of shares as may be issued or become issuable pursuant to anti-dilution provisions of the Registrant's Series A Preferred Stock and certain outstanding convertible notes and warrants of the Registrant and to give effect to certain corporate transactions or events, including stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(c), the fee calculation is based on $0.29, which is the average of the high and low sales prices of the Registrant's common stock on the OTC Bulletin Board on June 12, 2007.

(3) Of this amount, 3,982,224 shares of common stock are subject to currently exercisable warrants, or warrants which will be exercisable upon their issuance as described herein, with a per share exercise price of $0.30 per share. In addition, this amount includes 8,888,890 shares of common stock available for issuance upon the conversion of certain convertible notes, and 1,600,000 shares available for issuance as payment of interest which may be accrued annually during the term of such notes. Further, this amount includes an additional 500,000 shares of common stock available for issuance as payment of accrued default interest, if any, under such convertible notes.

(4) Of this amount, 1,196,707 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $0.16, and 1,146,838 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $0.20.

(5) Of this amount, 6,837,900 shares of common stock, including 1,450,000 shares of common stock subject to currently exercisable warrants and 4,000,000 shares of common stock available for issuance upon the conversion of 400,000 shares of the Registrant's Series A Preferred Stock, were previously registered pursuant to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-135837), which was declared effective by the Securities and Exchange Commission on August 4, 2006, for which the registration fee was previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus herein also relates to the 6,837,900 shares of common stock registered pursuant to the Registrant's registration statement on Form SB-2 (Registration No. 333-135837), which was declared effective by the Securities and Exchange Commission on August 4, 2006. This registration statement constitutes a post-effective amendment to the Registrant's registration statement on Form SB-2 (Registration No. 333-135837).

                                EXPLANATORY NOTE


         This registration statement is being filed by the Registrant to register shares of its common stock issuable upon the conversion of certain convertible notes and upon the exercise of certain warrants, as well as shares of the Registrant's common stock previously issued by the Registrant in several private placements. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus herein also relates to the 6,837,900 shares of the Registrant's common stock registered on the Registrant's registration statement on Form SB-2 (Registration No. 333-135837), which was declared effective by the Securities and Exchange Commission on August 4, 2006. The Selling Stockholders table included herein sets forth the ownership of the shares of common stock registered pursuant to the Registrant's registration statement on Form SB-2 (Registration No. 333-135837) as well as the 18,948,659 shares of common stock being registered pursuant to this registration statement. This registration statement also constitutes a post-effective amendment to the Registrant's registration statement on Form SB-2 (Registration No. 333-135837).

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.


                  Subject to Completion, Dated August 30, 2007


PROSPECTUS
                              BIGSTRING CORPORATION

                        25,786,559 Shares of Common Stock

         This prospectus relates to the sale of up to 25,786,559 shares of BigString Corporation common stock by certain stockholders of BigString. We are not offering for sale in this offering any shares of our common stock for the benefit of BigString and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby. All costs associated with the registration of the shares of common stock being offered by the selling stockholders will be paid by BigString.


         The shares of common stock may be offered by the selling stockholders and/or their registered representatives from time to time until ____ __, 2009, or such later or earlier date as may be determined by BigString in accordance with applicable registration rights agreements. See "Selling Stockholders - Registration Rights Agreements." Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol "BSGC." There is currently a limited trading market for our common stock. The selling stockholders will offer their shares of common stock covered by this prospectus at prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions.

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares being offered hereby.

         Investment in the shares of our common stock offered hereby involves certain significant risks. See "Risk Factors" beginning on page 7 for certain information that should be considered before purchasing any shares of our common stock.

         No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state laws or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is August 30, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus Summary.............................................................3

Risk Factors...................................................................7

Special Note Regarding Forward-Looking Statements.............................15

Use of Proceeds...............................................................16

Market for Common Stock.......................................................16

Dividends.....................................................................17

Determination of Offering Price...............................................17

Selected Financial Data.......................................................18

Management's Discussion and Analysis or Plan of Operation.....................19


Principal Stockholders and Security Ownership of Management...................30

Description of Business and Services..........................................33

Government Regulation.........................................................41

Management....................................................................42

Related Party Transactions....................................................49

Description of Capital Stock..................................................49

Selling Stockholders..........................................................53

Plan of Distribution..........................................................65

Legal Matters.................................................................66

Experts.......................................................................66

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities.............................................................67

Additional Information........................................................67


Index to Financial Statements................................................F-1


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated in this prospectus, or the context otherwise requires, references to "we," "us" or "our" refer to BigString Corporation and its subsidiary, BigString Interactive, Inc., and not to the selling stockholders.

Our Business

         BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy and security through non-printable emails. In addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service. We market our BigString email service to various providers and customers throughout the world. We have filed for a patent with the United States Patent and Trademark Office seeking to protect our intellectual property rights associated with our BigString email service. Specifically, this patent covers the BigString software, methodology and business process for recallable, erasable email.


         We also enter into market affiliations with other Internet companies, such as BlueLithium, Tribal Fusion and Burst Media, regarding advertisements and other marketing promotions which can be accessed through our website, www.BigString.com. For example, through these marketing affiliations, we post banner ads (an advertisement for a specific company or product) on our website which generate revenue for us if our users access such advertisements and purchase the products and services offered. Moreover, certain of our marketing affiliations generate revenue for us when our users visit another website using our services. Of the total revenues generated for the six months ended June 30, 2007 and the year ended December 31, 2006, $8,683 and $6,687, respectively, were generated from advertisers, and $10,504 and $7,599, respectively, were generated from the purchase of our services.


         In June 2006, BigString Interactive, a wholly-owned subsidiary of BigString, launched an interactive entertainment portal built around BigString's recallable, erasable and self-destructing email platform. BigString's entertainment portal (which is accessible to logged-in users at www.BigString.com), contains streaming audio and video programming.


         Our business did not begin to generate revenues until the second half of 2004. For the six months ended June 30, 2007 and the year ended December 31, 2006, we had total revenue of $19,187 and $14,286, respectively. In addition, we have not yet generated a profit. As of June 30, 2007, accumulated net losses from our continuing operations were $7,670,243.


         BigString's principal office is located at 3 Harding Road, Suite E, Red Bank, New Jersey 07701, and our telephone number at such location is (732) 741-2840.

Our History and Recent Developments


         BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, we introduced BigString's email service to the market.

         In July 2004, BigString acquired Email Emissary, Inc. which became a wholly owned subsidiary of BigString. In September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was formally dissolved in May 2007. BigString currently has one wholly-owned operating subsidiary, BigString Interactive, Inc. BigString Interactive, incorporated in the State of New Jersey on January 20, 2006, was formed by BigString to develop technology relating to interactive web portals.

         In May 2006, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. made strategic investments in us by purchasing, in the aggregate, 400,000 shares of our Series A Preferred Stock and warrants to purchase 1,000,000 shares of our common stock for an aggregate purchase price of $2,000,000.

         In May 2007, Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear purchased convertible notes in the aggregate principal amount of $800,000, which notes are convertible into shares of our common stock, and warrants to purchase up to 1,777,778 shares of our common stock. As provided for in the subscription agreement among these subscribers and BigString, upon the effectiveness of the registration statement of which this prospectus forms a part, in addition to certain other customary closing conditions outside the control of the subscribers, Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear will purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778 shares of our common stock, for a total subscription of $1,600,000.

         We have and will continue to use the proceeds generated from these private placements to:

         o further advance the development of our email service through the addition of new features as well as the enhancement of existing features;

         o  continue  the   development,   enhancement   and  operation  of  our
            interactive entertainment portal; and

         o increase exposure of the BigString email service and websites through general advertisements and other marketing promotions.

         In January 2007, we launched Chinese versions of our recallable, erasable, and self-destructing email and video email service. They are available at BigString.cn. We believe that this launch has opened an enormous new market for our user-controllable email. With the launch of BigString in both traditional and modern Chinese, the company has opened a significant avenue for further user growth.


         Also in January 2007, we released BigString Marketer Pro which provides an enterprise marketing software application. This application allows for the sending of interactive video email commercials that can be programmed to self-destruct at a set time. Concurrently therewith, we released BigString Marketer SMB as a hosted video email marketing platform for small and medium size businesses.

         In April 2007, BigString entered into a marketing affiliation agreement with Phi Sigma Kappa, a national fraternity, pursuant to which BigString.com will provide The World's Coolest Email(TM) as a private label service, which will include advertising. The web-based mail service provides features, such as recallable, erasable and self-destructing email and self-destructing videomail, to help manage liability, privacy and security.

         In June 2007, we launched our new email service, BigString 3.0, which replaces BigString Beta 2.0. This service provides, at no cost to its users, advanced spam filters, virus protection and large-storage, web-based email accounts with features similar to those offered by AOL(R), Yahoo(R), Hotmail(R), Google(R) and Comcast(R).

         On August 23, 2007, BigString announced that it will be the back-end provider for the new email offering by podcastGO to its users. Beginning in September 2007, podcastGO's users will be able to sign-up for a free, podcastgo.com email account, offering all the functionalities which BigString offers to its email users. Conversely, BigString users will be able to gain access and view podcasts from podcastGO, at BigString.com's "BigFun" section.


Purpose of the Offering

         We are currently registering shares of our common stock which were previously issued by us, shares of common stock subject to outstanding warrants and shares of common stock underlying certain convertible notes issued to Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear. Pursuant to the subscription agreement entered into by us with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, as well as certain other agreements with stockholders, we are obligated to register such shares for sale. In addition, we have agreed to include for registration certain shares of our common stock which were previously registered under a prior registration statement. It is anticipated that these selling stockholders will sell certain of their shares in this offering. However, we will not sell any shares of our common stock in this offering and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby by the selling stockholders. See "Use of Proceeds."

Summary of the Offering

Common Stock Being Offered by

Selling Stockholders.......................  Up to 25,786,559 shares.

Price......................................  The selling  stockholders will sell
                                             their   shares  of   common   stock
                                             covered  by  this   prospectus   at
                                             prices  based  on  the   prevailing
                                             market  prices on the OTC  Bulletin
                                             Board  or  at   prices   determined
                                             through    privately     negotiated
                                             transactions.

Use of Proceeds............................  BigString  will not  receive any of
                                             the  proceeds   from  the  sale  of
                                             shares  of  common  stock   offered
                                             hereby by the selling stockholders.
                                             See "Use of Proceeds."

Risk of Investment.........................  The   purchase  of  the  shares  of
                                             common   stock    offered    hereby
                                             involves certain significant risks.
                                             See "Risk Factors."

Plan of Distribution.......................  The   selling    stockholders   are
                                             entitled  to  sell  the  shares  of
                                             common stock being  offered  hereby
                                             as they deem  appropriate at prices
                                             based  on  the  prevailing   market
                                             prices on the OTC Bulletin Board or
                                             at   prices   determined    through
                                             privately negotiated  transactions.
                                             See "Plan of Distribution."

Expiration Date of Offering................  The   offering   by   the   selling
                                             stockholders  will  expire on _____
                                             __, 2009,  or such later or earlier
                                             date  as  may  be   determined   by
                                             BigString   in   accordance    with
                                             applicable    registration   rights
                                             agreements.       See      "Selling
                                             Stockholders - Registration  Rights
                                             Agreements."

                                  RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of BigString, before deciding to invest in our common stock. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

                 Risks Related to the Operation of Our Business

         We cannot assure you that we will become profitable since we have a limited operating history and our revenue does not cover our operating expenses.


         To date, we have not generated a profit and, as of June 30, 2007, had accumulated net losses of $7,670,243. Our limited operating history, lack of significant revenue to date and the uncertainty of the market in which we operate, make it very difficult for us to predict our future results of operations or whether we will achieve profitability. Currently, our revenue does not cover our operating expenses. If our revenue does not increase, or we are unable to raise additional capital, you may lose all or substantially all of your investment if we are unable to continue to develop our business and generate a profit.


         We may need additional capital to fund our operations until we are able to generate a profit.


         Our cash balance as of June 30, 2007 was $479,719. In May 2007, we received $800,000 in gross proceeds from subscribers who purchased convertible notes, which notes are convertible into shares of our common stock, and warrants to purchase up to 1,777,778 shares of our common stock. Additionally, upon the effectiveness of the registration statement of which this prospectus forms a part, in addition to certain other customary closing conditions, such subscribers have agreed to purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778 shares of our common stock, for a total subscription of $1,600,000.


         We do not expect that our revenues will cover our expenses during the year ended December 31, 2007. As a result, we expect to incur losses which may require us to raise additional capital. We cannot assure you that we will be able to raise additional capital on terms favorable to us or at all. Our inability to raise capital could require us to significantly curtail our operations. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below the price you paid for your shares.

         If search engines were to alter their algorithms or otherwise restrict the flow of consumers visiting our website, our financial results could suffer.

         Search engines and portals serve as origination websites for consumers in search of information. We rely heavily on search engines for a substantial portion of the users visiting our website, www.BigString.com. If Yahoo or Google (the primary search engines directing traffic towards our website), or other search engines were to decide to change the algorithms responsible for directing search/queries, or if they were to restrict the flow of consumers visiting www.BigString.com, www.OurPrisoner.com or our other domains, we could experience a significant decrease in traffic and revenues which could in turn adversely affect our financial condition.

         The markets for our services are highly competitive with limited barriers to entry.

         We are competing for business in markets which have many established companies. Many of these companies have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships than we do. The saturation of established companies in the markets in which we compete limits the ability of newer companies such as BigString to attract business in such markets. If we are unable to attract sufficient business in these markets, our revenues will be restricted and our ability to generate a profit will be diminished.

         If we do not continue to develop and provide products and services that are useful to users, especially the BigString erasable, recallable email application, we may not remain competitive, and our revenues and operating results could suffer.

         Our success depends on developing and providing products and services, especially the BigString erasable, recallable email application. Several of our competitors, such as America Online, Yahoo, Microsoft and Google, continue to develop innovations. As a result, we must continue to invest resources in research and development in order to enhance our product technology and introduce further innovative, easy-to-use products and services. If we are unable to further develop our BigString application and services, users may become dissatisfied and cease using our products.

         Our business depends on our ability to strengthen our brands. If we are not able to enhance public awareness of our products and services, we will be unable to increase user traffic and will fail to attract advertisers, which may limit our revenues.

         Expanding and strengthening public awareness of our brands is critical to the success of our business. Strengthening our brands may require us to make substantial investments and these investments may not be successful. If we are unable to continuously deliver quality services, at reasonable costs, our brands may suffer.

         We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our products and services which would make our products and services less attractive to consumers, and, therefore, subject us to lost revenues as a result of a loss of customers, including advertisers.

         Our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate the customers, including advertisers, using our products and services. Our failure to maintain high capacity data transmission without system downtime and improve our network infrastructure would adversely affect our business and results of operations.

         We have had sporadic interruptions to our computer and communications systems, primarily due to power outages. The operation of our computer and communications systems was interrupted for approximately eight hours in 2004 due to power outages and a router connection issue with an Internet service provider and for approximately 14 hours in 2005 due to planned hardware and software upgrades and, to a lesser extent, power outages. In 2006, the operation of our computer and communications systems was interrupted for approximately 32 minutes due to power and Internet outages at our service provider's data center. To reduce interruption to our computer and communications systems due to power outages, we installed a backup, stand-alone generator and added battery support. In 2006, we maintained a 99.9% uptime by moving our servers to a new collocation facility with backup generators and continuous power. For the first six months of 2007, we have exceeded 99.9% uptime.

         If we were to lose the services of our key personnel, we may not be able to execute our business strategy which could result in the failure of our business.

         Our future ability to execute our business plan depends upon the continued service of our executive officers, including Darin M. Myman, our President and Chief Executive Officer, Robert S. DeMeulemeester, our Chief Financial Officer and Treasurer, Adam M. Kotkin, our Chief Operating Officer and Secretary, and other key technology, marketing, sales and support personnel or other employees. Except for our employment agreement with Mr. DeMeulemeester, we currently do not have any employment agreements with our key personnel. However, key support personnel are required to enter into a non-disclosure, non-competition and assignment of inventions agreement with BigString, which provides, among other things, that the employee will not compete with us or solicit any of our customers or employees for a period of one year after his or her employment terminates for any reason. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure you that we will be able to retain or replace our key personnel.

         Our patent application may not be granted.

         We have applied for United States' patent protection for the software design which is the primary focus of BigString's development and business activities. The application remains pending. There can be no assurance that the patent application will be granted, or, if granted, will provide adequate protection to BigString. In the event our patent application is denied, we will continue to offer our BigString products and services, but will be more susceptible to other companies copying our products and services and thereby limiting any competitive advantage such products and services may have provided to us. We also intend to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patents or similar rights with respect thereto.

         Third parties could claim that we are infringing on their  intellectual
property  rights,  which  could  result  in  substantial  costs,   diversion  of
significant managerial resources and significant harm to our reputation.

         There can be no assurance that our technology does not and will not infringe on the patents of others. In the event of infringement, we could, under certain circumstances, be required to modify the infringing process or obtain a license. There can be no assurance that we would be able to do either of these things in a timely manner or at all, and failure to do so could reduce our revenues by limiting the products and services offered by us. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by us infringe upon the patent or proprietary rights of others, we could, under certain circumstances, be enjoined or become liable for damages, could limit our business and reduce our cash.

         Misappropriation   of  our   intellectual   property   could  harm  our
reputation, affecting our competitive position and resulting in us having to expend money.

         Our ability to compete with other software companies depends in part upon the strength of our proprietary rights in our technologies. We believe that our intellectual property will be critical to our success and competitive position. We currently operate in Australia, Canada, China, England, France, Germany, India, Indonesia, Iraq, Italy, Japan, Mexico, Morocco, New Zealand, Nigeria, Norway, Malaysia, the Philippines, Russia, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, the United Arab Emirates, Yemen and several other countries, as well as the United States of America. We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word
"BigString," Serial No. 78336856; and the protection of our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss. 1832; the Uniform Trade Secrets Act; as well as by common-law. If we are unable to protect our intellectual property against unauthorized use by third parties, our reputation could be damaged and our competitive position weakened.

         Attempts may be made to copy aspects of our products and services or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology. Our strategy to deter misappropriation could be undermined if:

         o the proprietary nature or protection of our methodologies are not recognized in the United States or foreign countries;

         o third parties misappropriate our proprietary methodologies and such misappropriation is not detected; and

         o competitors create applications similar to ours but which do not technically infringe on our legally protected rights.

         If these risks materialize, we could be required to spend significant amounts to defend our rights and divert critical managerial resources. In addition, BigString's proprietary
methodologies   may   decline  in  value  or  its  rights  to  them  may  become unenforceable. If any of the foregoing were to occur, our revenues could decrease and our expenses could increase, resulting in a decrease in our profits or increase in our losses.

         Government regulation and legal uncertainties may require us to incur significant expenses in complying with any new regulations.

         The laws and regulations applicable to the Internet and our products and services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. Because the increased use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone services, local telephone carriers have petitioned the United States Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our products and services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our products violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business and cause our stock price to decline.

         Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate these laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could limit our products and services and make it more costly for us to conduct business.

         Our compliance with the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations concerning internal controls and reporting may be time consuming, difficult and costly for us.

         We are a new company and our officers and directors have had limited dealings with public company compliance with applicable federal and state securities laws, including the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act and other applicable securities laws. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain. If we fail to be fully compliant with applicable federal securities laws, trading in our common stock would be adversely affected and the value of our common stock would likely decrease.

         Experienced computer programmers, or hackers, may attempt to penetrate our network security from time to time.

         Although we have not experienced any material security breaches to date, a hacker who penetrates our network security could misappropriate proprietary information or cause interruptions in our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We do not currently have a fully redundant system for our family of websites. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to litigation or to a material risk of loss.

                  Risks Related to Trading in Our Common Stock

         There is currently a limited trading market for our common stock.

         Our common stock trades on the NASDAQ OTC Bulletin Board under the trading symbol BSGC. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national exchange or quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. As such, you may not be able to sell your shares of BigString common stock or may have to sell your shares at a significantly lower price. Therefore, shares of our common stock should be purchased only by those persons who can afford to hold such shares for an indefinite period and who do not have a need for liquidity of their investment.

         Our common stock may be considered a "penny stock" and may be difficult to sell.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Penny stocks are generally not traded on a national stock exchange or on NASDAQ and generally are securities issued by companies that have minimal net tangible assets and short corporate histories as well as minimal revenues. The market price of our common stock as of the date of this prospectus is less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to Securities and Exchange Commission rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares.

         We may issue additional shares in the future which would result in dilution to our existing stockholders.


         BigString's certificate of incorporation, as amended, authorizes the issuance of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 27, 2007, there were issued 47,367,125 shares of common stock and 400,000 shares of Series A Preferred Stock, which currently are convertible into shares of our common stock on a 10 for 1 basis. As of such date, there were also outstanding notes convertible into 4,444,444 shares of our common stock, with additional convertible notes to be issued as described more fully herein. Our board of directors has the authority to issue additional shares up to the authorized capital stated in BigString's certificate of incorporation, as amended. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any additional shares of our common stock or preferred stock convertible into common stock may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any additional shares of our common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of stockholders not acquiring shares in such offering. Likewise, a similar result will occur if shares of outstanding Series A Preferred Stock are converted into common stock by the holders thereof. Further, any such issuances could result in a change of control of our corporation.

         As of August 27, 2007, we had warrants outstanding to acquire 5,884,657 shares of our common stock as follows:


   Date of Issuance     Number of Shares  Exercise Price ($)  Expiration Date
   ----------------     ----------------  ------------------  ---------------
   September 23, 2005       1,146,838            $.20         September 23, 2010
   September 23, 2005       1,196,707            $.16         September 23, 2010
   May 2, 2006                225,000            $.48         May 2, 2011
   May 2, 2006                225,000           $1.00         May 2, 2011
   May 19, 2006               800,858           $1.25         May 19, 2016
   May 19, 2006               129,442           $1.25         May 19, 2016
   May 19, 2006                69,700           $1.25         May 19, 2016
   December 1, 2006            50,000           $0.50         December 1, 2011
   December 1, 2006            50,000           $0.50         December 1, 2011
   May 1, 2007                555,556           $0.30         May 1, 2012
   May 1, 2007                555,556           $0.30         May 1, 2012
   May 1, 2007                277,778           $0.30         May 1, 2012
   May 1, 2007                277,778           $0.30         May 1, 2012
   May 1, 2007                111,111           $0.30         May 1, 2012
   May 1, 2007                213,333           $0.30         May 1, 2012

         The existence of below-market warrants could impair our ability to raise additional capital through the sale of our equity securities, and the market price of our common stock may be lower as quoted on the OTC Bulletin Board after taking into account any below-market warrants.

         In addition, on July 11, 2006, we issued a non-qualified stock option to purchase 575,100 shares of our common stock to Kiernan Vogel in connection with his participation in

OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by our wholly-owned subsidiary, BigString Interactive. The non-qualified stock option is fully vested and has a term of five years from July 11, 2006 and an exercise price of $0.32 per share.


         In addition to Mr. Vogel's stock options, as of August 27, 2007, we had stock options outstanding to acquire 4,775,000 shares of our common stock, which were issued under our 2006 Equity Incentive Plan, with exercise prices ranging from $0.24 to $1.25 and terms ranging from five to ten years. The existence of below-market stock options could impair our ability to raise additional capital through the sale of our equity securities, and the market price of our common stock may be lower as quoted on the OTC Bulletin Board after taking into account any below-market stock options.


         We cannot assure you whether any of our outstanding warrants or stock options will be exercised. Exercise of these warrants or stock options will result in dilution of the proportional interests of our stockholders at the time of exercise, and, to the extent that the exercise price is less than the book value of the common stock at that time, dilution of the book value per share of the common stock.

                     Risks Related to Our Capital Structure

         Insiders have significant control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.


         Our executive officers and directors beneficially owned as of August 27, 2007, in the aggregate, approximately 30.76% of our outstanding common stock, which includes shares held by their spouses or other immediate family members, or shares held in trusts, retirement accounts or similar vehicles for the benefit of such officers or directors. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of material corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.


         Provisions   under  Delaware  law  could  discourage  a  takeover  that stockholders may consider favorable.

         Delaware law could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law, to which BigString is subject, may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the sections in this prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Description of Business and Services" and elsewhere in this prospectus constitute forward-looking statements. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although   we  believe   that  the   expectations   reflected   in  the
forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         BigString is not selling any of the shares of common stock offered hereby, and, therefore, will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus.

                             MARKET FOR COMMON STOCK

         Our common stock commenced quotation on the NASDAQ OTC Bulletin Board under the trading symbol "BSGC" on May 2, 2006. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the OTC Bulletin Board. Please note that this information reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


      Year Ended December 31, 2007                              High    Low
                                                               -----   -----
      First Quarter.......................................     $0.75   $0.25
      Second Quarter......................................     $0.43   $0.26
      Third Quarter (through August 27, 2007).............     $0.27   $0.15


      Year Ended December 31, 2006
      Second Quarter (Commenced May 2, 2006)..............     $0.86   $0.44
      Third Quarter.......................................     $0.48   $0.25
      Fourth Quarter......................................     $0.77   $0.24


         The NASDAQ OTC Bulletin Board is generally considered to be a less active and efficient market than the NASDAQ Global Market, the NASDAQ Capital Market or any national exchange and will not provide investors with the liquidity that the NASDAQ Global Market, the NASDAQ Capital Market or a national exchange would offer. As of August 27, 2007, the following were market makers for our common stock: Access Securities, Inc., American Capital Partners, LLC, Carlin Equities, LLC, Citigroup Global Markets, Inc., Domestic Securities, Inc., E*Trade Capital Markets LLC, Hill Thompson Magid and Co., Inc., Hudson Securities, Inc., Jefferies & Company, Inc., Knight Equity Markets, L.P., LaBranche Financial Services, Inc., Merriman Curhan Ford & Co., Natexis Bleichroeder Inc., Pali Capital, LLC, Pershing LLC, RBC Capital Markets Corp., Seton Securities Group, Inc., Sterne, Agee & Leach, Inc., The Vertical Trading Group, LLC, UBS Securities LLC, Vfinance Investments, Inc., Wave Securities, LLC, Westminster Securities Corporation, and Wm. V. Frankel & Co., Inc.

         As of August 27, 2007, the approximate number of registered holders of our common stock was 65; the number of outstanding shares of our common stock was 47,367,125; the number of outstanding shares of our Series A Preferred Stock was 400,000 (currently convertible into 4,000,000 shares of our common stock); and there were 5,884,657 shares of common stock subject to outstanding warrants, 5,350,100 shares of common stock subject to outstanding stock options, and 4,444,445 shares of common stock subject to outstanding convertible notes.

                                    DIVIDENDS

         It is anticipated that cash dividends will not be declared on our common stock in the foreseeable future. Our dividend policy is subject to the discretion of our board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of our common stock are entitled to receive dividends as, if and when declared by our board of directors out of funds legally available therefor. We may pay cash dividends if net income available to stockholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

                         DETERMINATION OF OFFERING PRICE

         The selling stockholders will sell at a price based on the prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions. See "Plan of Distribution."

                             SELECTED FINANCIAL DATA


         The following selected financial data of BigString (a development stage company) as of December 31, 2006, 2005, 2004 and 2003 and for the years ended December 31, 2006, 2005 and 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, are derived from the audited consolidated financial statements of BigString. Operating results for the six months ended June 30, 2007 and 2006 are derived from consolidated financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected financial data for such periods includes all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30,
2007 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2007. The selected financial data as of December 31, 2006, 2005, 2004 and 2003 and for the years ended December 31, 2006, 2005 and 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, and for the six months ended June 30, 2007 and 2006, respectively, should be read in conjunction with the consolidated financial statements of BigString and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this prospectus.


                                                                                                             Period October 8
                                                                                                                8 (Date of
                                                                                                                 Formation)
                                      Six Months Ended                         Years Ended                        through
                                          June 30,                             December 31,                     December 31,
                               ----------------------------    ------------------------------------------------------------
                                   2007            2006            2006            2005            2004            2003
                               ------------    ------------    ------------    ------------    ------------    ------------
                                (unaudited)     (unaudited)

Income Statement Data:

Total revenue ..............   $     19,187    $      6,059    $     14,286    $      6,747    $      5,762    $         --

Operating costs and expenses      1,676,209       1,271,467       3,165,861       2,125,847         735,333          29,583
                               ------------    ------------    ------------    ------------    ------------    ------------

Operating (loss) from
   continuing operations ...     (1,657,022)     (1,265,408)     (3,151,575)     (2,119,100)       (729,571)        (29,583)

Net (loss) from continuing
   operations ..............   $ (1,694,328)   $ (1,250,555)   $ (3,114,225)   $ (2,102,587)   $   (729,536)   $    (29,567)
                               ============    ============    ============    ============    ============    ============

Per share data:
Net (loss) basic and diluted   $      (0.04)   $      (0.03)   $      (0.07)   $      (0.04)   $      (0.02)   $      (0.00)


                            As of June 30,                    As of December 31,
                            ------------   ---------------------------------------------------------
                                2007           2006           2005           2004           2003
                            ------------   ------------   ------------   ------------   ------------
                             (unaudited)

Balance Sheet Data:

Total current assets ....   $    491,002   $    523,435   $    845,627   $     13,808   $     20,140

Total current liabilities        207,610        213,039        130,741         39,502          6,407

Stockholders' equity ....      2,927,333      3,513,331      4,198,711      4,356,148         15,433



                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION


         We have provided below information about BigString's financial condition and results of operations for the three and six months ended June 30, 2007 and 2006, respectively, and the years ended December 31, 2006 and 2005, respectively. This information should be read in conjunction with BigString's consolidated financial statements for the three and six months ended June 30, 2007 and 2006, and the period October 8, 2003 (date of formation) through June 30, 2007, and the years ended December 31, 2006 and 2005, and the period October 8, 2003 (date of formation) through December 31, 2006, including the related notes thereto, which are included on pages F-2 through F-47 of this prospectus.


Background


         BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed, together with Email Emissary, incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004. In
September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was formally dissolved on May 17, 2007.


Development Stage Company

         BigString is considered a development stage enterprise as defined in the Financial Accounting Standards Board Statement No. 7, Accounting and Reporting for Development Stage Companies. BigString has limited revenues to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

Overview


         BigString is a technology firm with a global client base, focused on providing a superior online communications experience for our users. Our innovations in recallable, erasable email provide a new level of privacy and security for those who wish to protect their proprietary information and manage their digital rights. We serve three main markets: free and paid email accounts for individuals, professional business email solutions, and email marketing services.

         Our development efforts in 2006 were primarily focused on the redesign of our email system, which was launched in December 2006 as BigString Beta 2.0. This release was a significant revision to the application to allow dynamic scalability, feature upgrades and improved user interfaces. Our development efforts in 2007 have focused primarily on improving the overall customer experience with feature upgrades, such as our Triple Layer Secure Email, and development of advanced user interfaces. We also developed a third core product, email marketing services, to complement our consumer email services and professional business email solutions.


         In order for us to grow our business and increase our revenues, it is critical for us to attract and retain new customers. For us to increase our revenues, we need to establish a large customer base. A large customer base of our free email services provides us with more opportunities to sell our premium services, which could result in increased revenues. In addition, a large customer base may allow us to increase our advertising rates and attract other Internet based advertising and marketing firms to advertise and form marketing affiliations with us, which could result in increased advertising revenues.


         We commenced our online marketing efforts in May 2007, with the hiring of an experienced online marketing firm, CAC, Inc. Online marketing efforts include search engine optimization, viral video production, copywriting, online promotions, and posts of blogs and videos to online social networking communities. Most of the initial efforts through June 30, 2007 were to build a marketing infrastructure base.

         During the three months ended June 30, 2007, we decreased advertising expenditures related to new user sign-ups as we completed our demand market testing and continued to refine our promotional messages and develop viral activity. Our growth of new users sign-ups decreased for the three months ended June 30, 2007, as compared to the three months ended March 31, 2007. During our market testing during this period, the percentage of traffic from viral activity (non-promotional) increased by 62% over the three months ended March 31, 2007. Associated with this viral growth and the refined promotional messages, the number of customers acquired for every advertising dollar spent increased 302% for the three months ended June 30, 2007, as compared to the three months ended March 31, 2007.

         While we lowered our traffic acquisition costs for new users, we increased our advertising revenue per active account. For the three months ended June 30, 2007, we increased the annualized revenue per active account by 20% over the three months ended March 31, 2007.

         For the three months ended June 30, 2007, the ratio of annualized revenue per active account to traffic acquisition cost per user increased by 382% over the three months ended March 31, 2007. The following table highlights the changes over these periods:


                                                     Three months ended
                                             March 31, 2007      June 30, 2007
                                             ---------------------------------
      Annualized revenue per active user       $     3.65          $     4.37
      Traffic acquisition cost per signup      $     0.48          $     0.12
                                             ---------------------------------
      Ratio                                           7.6                36.7

         In addition to our online promotions, we enhanced our marketing affiliation program to include our private label email service; this affiliation program commenced March 2007. For the three months ended June 30, 2007, client agreements for private label email services and email marketing services increased 500% over the three months ended March 31, 2007. We anticipate expanding our business development and sales efforts and expenses to pursue accelerated revenue growth.

         Other certain criteria we review to measure our performance are set forth below:

      o  the number of first time and repeat users of our email services;
      o  the number of pages of our website viewed by a user;
      o  the number of free and/or paid accounts for each service;
      o the number of users of our free email services who purchase one of our premium product packages;

      o the length of time between the activation of a free account and the conversion to a paid account;
      o the retention rate of customers, including the number of account closures and the number of refund requests;
      o  the acquisition cost per user for each of our email services;
      o  the cost and effectiveness for each of our promotional efforts;
      o  the revenue  and  effectiveness  of  advertisements  we serve;  and
      o  the revenue, impressions, clicks and actions per user.

         In 2006, we formed BigString Interactive and launched a new interactive entertainment portal. We began our programming initiative in June 2006 with the debut of OurPrisoner, BigString's interactive Internet television reality program. OurPrisoner concluded its six month run in December 2006. The most popular video clips were archived and continue to be accessed at www.OurPrisoner.com. OurPrisoner allowed us to develop core video technology that has been incorporated into our enterprise email offerings. We also plan to leverage our experience with OurPrisoner in future BigString Interactive programs.


         In December 2006, BigString launched a beta version of FindItAll.com, a video and photo search engine which BigString had acquired in May 2006. FindItAll.com, in conjunction with the Pixsy Media Search platform, provides Internet users a comprehensive search facility for online viral videos, television programs, news events, movies and movie trailers, music videos and other similar media. Also in December 2006, BigString acquired DailyLOL.com, a viral video website that provides humorous videos, games and pictures. DailyLOL.com was launched as part of the company's interactive entertainment portal.

Critical Accounting Policies

         Our discussion and analysis of our financial condition and results of operations are based upon BigString's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

         Revenue Recognition. BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the SAB No. 104, "Revenue Recognition in Financial Statements."

         BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenue, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

         Consistent with the provisions of the FASB's EITF Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors:
BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

         Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

         BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay.


         Stock-Based Compensation. BigString has one stock-based compensation plan under which incentive and nonqualified stock options and rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R). Additionally, compensation costs for the portion of the awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No. 123(R). The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation." Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.


         BigString issues shares of its common stock, warrants to purchase common stock and non-qualified stock options to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued.

         Research and Development. BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2 "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

         Evaluation of Long-Lived Assets. BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified. Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString's results of operations and financial condition.

         Intangible Assets. In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually. The valuation of intangible assets has been determined by management after considering a number of factors.

         Accounting for Derivatives. BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and
related interpretations including EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

Results of Operations


For the Three and Six Months Ended June 30, 2007 and 2006

         Net Loss. For the three months ended June 30, 2007, our net loss was $912,842, as compared to a $696,568 net loss for the same period in 2006, primarily due to a $108,723 increase in sales and marketing expenses related to online marketing and public relations activities, a $81,702 increase in general and administrative expenses relating to investor relations and employee compensation, and a $51,827 change in interest income to interest expense related to our May 1, 2007 financing of convertible promissory notes and warrants.

         For the six months ended June 30, 2007, our net loss was $1,694,328, as compared to a $1,250,555 net loss for the same period in 2006, primarily due to a $198,550 increase in general and administrative expenses relating to investor relations and employee compensation, a $164,857 increase in sales and marketing expenses related to online marketing, advertising and public relations activities, a $51,606 increase in amortization expenses, and a $52,159 change in interest income to interest expense related to our May 1, 2007 financing of convertible promissory notes and warrants.

         Revenues. For the three months ended June 30, 2007, our total revenues were $9,412, as compared to $2,887 in total revenues for the same period in 2006. Of the revenues generated for the three months ended June 30, 2007, $5,106 was generated from the purchase of our services and $4,306 was generated from advertisers, whereas for the three months ended June 30, 2006, $2,498 was generated from the purchase of our services and $389 was generated from advertisers.

         For the six months ended June 30, 2007, our total revenues were $19,187, as compared to $6,059 in total revenues for the same period in 2006. Of the revenues generated for the six months ended June 30, 2007, $10,504 was generated from the purchase of our services and $8,683 was generated from advertisers, whereas for the six months ended June 30, 2006, $5,132 was generated from the purchase of our services and $927 was generated from advertisers.

         Our advertising revenues are paid based on a mix of impressions, clicks and actions. On a normalized impression basis, the average revenue per paid-impression for the three months ended June 30, 2007 increased by 42% over the three months ended March 31, 2007, and increased 128% from January 2007.

         During the six months ended June 30, 2007, BigString offered three services for purchase: premium upgrades for individual accounts; professional business email solutions; and email marketing services. Purchases increased 292% for the six months ended June 30, 2007, as compared to the same period in 2006. During the six months ended June 30, 2007, premium upgrade purchases increased by 51% from the same prior year period. During the six months ended June 30, 2007, purchased professional business email solutions increased over 5,000% from the same prior year period. Email marketing services are new services and did not have sales in the six months ended June 30, 2006. As of June 30, 2007, unearned revenue from the purchase of our products increased to $14,182 from $4,689 at June 30, 2006 and $4,681 at December 31, 2006.

         Expenses. Operating expenses for the three months ended June 30, 2007 were $880,792, a $170,972 increase over operating expenses of $709,820 incurred in the same period in 2006.

Operating  expenses,   excluding  amortization,   depreciation  and  share-based
compensation expenses, increased $4,394 over these periods.

      o General and administrative: General and administrative expenses for the three months ended June 30, 2007 were $329,110, as compared to $247,408 for the same prior year period. The $81,702 increase in expenses was primarily attributable to investor relations expenses which increased by $72,412, and employee compensation expenses which increased by $21,426 due to share-based option expenses.

      o Sales and marketing: Sales and marketing expenses for the three months ended June 30, 2007 were $136,793, as compared to $28,070 for the same prior year period. The $108,723 increase in expenses was primarily attributable to online marketing expenses of $78,500, and an increase in public relations expenses of $18,417.

      o Amortization: Amortization expense for the three months ended June 30, 2007 was $270,803, as compared to $250,000 for the same prior year period. The $20,803 increase in expense was primarily attributable to the increase in intangible assets related to the 2006 website acquisitions of FindItAll.com, AmericanMoBlog.com and DailyLOL.com.

      o Cost of revenues: Cost of revenues for the three months ended June 30, 2007 was $25,796, as compared to $50,713 for the same prior year period. The $24,917 decrease in cost was primarily attributable to reduced staffing and associated overhead expenses.

      o Research and development: Research and development expenses for the three months ended June 30, 2007 were $118,290, as compared to $133,629 for the same prior year period. The $15,339 decrease in expenses was primarily attributable to reduced development staffing and associated overhead costs.

         Operating expenses for the six months ended June 30, 2007 were $1,676,209, a $404,742 increase over operating expenses of $1,271,467 incurred in the same period in 2006.

      o General and administrative: General and administrative expenses for the six months ended June 30, 2007 were $604,357, as compared to $405,807 for the same prior year period. The $198,550 increase in expenses was primarily attributable investor relations expenses, which increased by $92,829, and employee compensation expenses, which increased by $79,052, including $40,314 of share-based option expenses.

      o Sales and marketing: Sales and marketing expenses for the six months ended June 30, 2007 were $203,739, as compared to $38,882 for the same prior year period. The $164,857 increase in expenses was primarily attributable to online marketing expenses which increased $78,500, public relations expenses which increased $31,126, and advertising expenses which increased $23,341.

      o Amortization: Amortization expense for the six months ended June 30, 2007 was $541,606, as compared to $490,000 for the same prior year period. The $51,606 increase in expense was primarily attributable to the increase in intangible assets related to the 2006 website acquisitions of FindItAll.com, AmericanMoBlog.com and DailyLOL.com.

      o Cost of revenues: Cost of revenues for the six months ended June 30, 2007 was $69,120, as compared to $73,975 for the same prior year period. The $4,855 decrease in cost was primarily attributable to reduced staffing and associated overhead expenses.

      o Research and development: Research and development expenses for the six months ended June 30, 2007 were $257,387, as compared to $262,803 for the same prior year period. The $5,416 decrease in expenses was primarily attributable to reduced development staffing and associated overhead expenses.

         Interest Expense and Income. Net expense was $41,462 for the three months ended June 30, 2007, as compared to $10,365 of interest income for the same prior year period. This change from interest income to interest expense was primarily attributable to non-cash expenses of $37,036 for the accretion for the beneficial conversion feature of the convertible promissory notes recorded as additional paid in capital, $8,000 for accrued debt for interest on the convertible promissory notes, and $1,740 for the amortization of the convertible promissory note discount. Interest income earned for the three months ended June 30, 2007, was approximately 50% of the amount earned for the three months ended March 31, 2007 due to smaller cash balances maintained by BigString.

         Net expense was $37,306 for the six months ended June 30, 2007, as compared to $14,853 of interest income for the same prior year period. This change from interest income to interest expense was primarily attributable to non-cash expenses discussed above relating to the three months ended June 30, 2007.

         Income Taxes. No tax provision has been recorded for the three and six months ended June 30, 2007 and 2006 as a result of our accumulated operating losses.



For the Years Ended December 31, 2006 and 2005

         Net Loss. For the year ended December 31, 2006, our net loss was $3,114,225, as compared to a net loss of $2,102,587 for the year ended December 31, 2005, primarily due to an increase in payroll expenses of approximately $530,000 relating to the development of email products and our interactive entertainment portal, and an increase of approximately $441,000 in professional fees relating to consulting and legal expenses.

         Revenues. For the year ended December 31, 2006, our total revenues were $14,286, as compared to $6,747 in revenues for the year ended December 31, 2005. Of the revenues generated for the year ended December 31, 2006, $7,599 was generated from the purchase of our products and $6,687 was generated from advertisers, as compared to $6,419 from the purchase of our products and $328 from advertisers for the year ended December 31, 2005.

         Expenses. Total expenses for the year ended December 31, 2006 were $3,165,861, a $1,040,014 increase over total expenses of $2,125,847 incurred in the year ended December 31, 2005, primarily due to increased development and administrative costs, professional fees and amortization expenses. This significant increase in expenses over the same prior year period was primarily attributable to an increase in payroll by approximately $530,000, relating to full-year average staffing of twelve employees in 2006 compared to full-year average staffing of four employees in 2005 as we completed the development of our email upgrade to BigString Beta 2.0, completed our infrastructure buildout, and launched our interactive entertainment portal. Consulting fees increased by approximately $343,000, relating to the operation of our business and our interactive entertainment portal, including the OurPrisoner interactive Internet television reality program. Legal expenses increased approximately $150,000, relating to the registration of our common stock for certain of our stockholders, corporate governance, asset acquisitions, private placements of securities and compliance with federal and state securities laws. Amortization expense increased approximately $76,300, relating to the amortization of the intangible assets
(logos, websites and source codes) acquired by BigString through its acquisitions of FindItAll, AmericanMoBlog and DailyLOL in 2006. Increases in co-location hosting, rent and depreciation expenses were offset by decreases in corporate finance and accounting fees. Marketing and sales expenses for the years ended December 31, 2006 and 2005 were approximately flat, with a decrease in advertising expense of approximately $119,000 offset by marketing expense increases for the operation of our interactive entertainment portal and public relations.

         Interest Income. Interest income was $37,350 for the year ended December 31, 2006, as compared to $16,513 for the year ended December 2005. This increase in interest income was primarily due to the significant increase in BigString's average cash balance resulting from a private placement conducted by BigString in May 2006.

         Income Taxes. No tax provision has been recorded for 2006 and 2005 as a result of our accumulated operating losses.

For the Years Ended December 31, 2005 and 2004

         Net Loss. For the year ended December 31, 2005, our net loss was $2,102,587, as compared to a net loss of $729,536 for the year ended December 31, 2004, primarily due to a $519,719 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary, Inc. on July 16, 2004, and increased development and administrative costs and professional and consulting fees.

         Revenues. For the year ended December 31, 2005, our total revenues were $6,747, as compared to $5,762 in revenues for the year ended December 31, 2004. Of the revenues generated for the year ended December 31, 2005, $6,419 was generated from the purchase of our products and $328 was generated from advertisers, whereas all of our revenue for the year ended December 31, 2004 was generated from the purchase of our products. We did not begin to generate revenue from the utilization of our BigString services and the purchase of our products until the third quarter of 2004.

         Expenses. Total expenses for the year ended December 31, 2005 were $2,125,847, a $1,390,514 increase over total expenses of $735,333 incurred in the year ended December 31, 2004, primarily due to an increase in amortization expense and increased development and administrative costs and professional fees. This significant increase in expenses over the same prior year period was primarily attributable to a $519,719 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, an increase in payroll for such period by approximately $155,821, relating to the staffing of six full-time employees and one part-time employee with an average full-year staffing of four employees, an increase in legal expenses for such period by approximately $179,831, relating to our proposed transaction with UniverCell Holdings, Inc., which was terminated prior to completion in May of 2005, the registration of our common stock for certain of our stockholders and the preparation of BigString for compliance as a public reporting company under applicable federal securities laws, and the payment of approximately $199,187 in consulting fees relating to the operation of our business.

         Interest Income. Interest income was $16,513 for the year ended December 31, 2005, as compared to $35 for the year ended December 2004. This increase in interest income was primarily due to the significant increase in BigString's cash balance resulting from several private placements conducted by BigString during the year ended December 31, 2005.

         Income Taxes. No tax provision has been recorded for 2005 and 2004 as a result of our accumulated operating losses.

Liquidity and Capital Resources


         Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception through June 30, 2007, we have expended $3,670,669 for operating and investing activities, which has been primarily funded by investments of $4,150,388 from our stockholders and convertible promissory note holders. For the six months ended June 30, 2007, we expended $683,793 for operating and investing activities, a decrease of $130,449 from the amount expended during the six months ended June 30, 2006.

         Our cash balance as of June 30, 2007 was $479,719, which was a decrease of $986,896 from our cash balance of $1,466,615 as of June 30, 2006. This decrease to our cash balance related to operating and investment expenses of $1,651,334, which included expenses associated with the development of our products and services and our interactive promotional show, OurPrisoner, and professional fees. These expenses were partially offset by $664,438 raised by BigString through exercise of warrants and private placement of convertible promissory notes and warrants.

         Management believes its current cash balance of $385,042 at August 13, 2007, together with the aggregate $800,000 to be received at the Second Closing, is sufficient to fund the minimum level of operations for the next twelve months.


         On May 1, 2007, we entered into a financing arrangement with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners, LP, Iroquois Master Fund Ltd. and Penn Footwear, pursuant to which we will receive an aggregate of $1,600,000 in financing. Proceeds from the financing will be used to support ongoing operations and the advancement of our technology, and fund marketing and the development of our business. Pursuant to the subscription agreement that BigString entered into with these subscribers, the subscribers purchased convertible notes in the aggregate principal amount of $800,000, which notes are convertible into shares of our common stock and warrants to purchase up to 1,777,778 shares of our common stock. As provided for in the subscription agreement, upon the effectiveness of the registration statement of which this prospectus forms a part, in addition to certain other customary closing conditions outside the control of the subscribers, the subscribers will purchase at a second closing additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778 shares of our common stock, for a total subscription of

$1,600,000. Each convertible note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of our common stock at a conversion price of $0.18 per share.


         We have completed significant development of our email service and have made adjustments to our cost structure, such as the elimination of expenses associated with the production of OurPrisoner and the reduction of a portion of compensation costs associated with development. We also expect sales, marketing and advertising expenses and cost of revenues to increase as we promote and grow our email service. However, if our revenue and cash balance are insufficient to fund the growth of our business, we may seek additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.


         Our officers and directors have not, as of the date of this filing, loaned any funds to BigString. There are no formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans.

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

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth information as of August 27, 2007 with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of our common stock by (1) each director of BigString, (2) the president and chief executive officer of BigString and the secretary and chief operating officer of BigString (represent those persons who qualify as "named executive officers" under applicable federal securities laws),
(3) each person or group of persons known by BigString to be the beneficial owner of 5% of BigString's outstanding common stock, and (4) all directors and officers of BigString as a group:

                                                         Beneficial Ownership of
                                                              Common Stock
                                                        ------------------------
Name of Beneficial Owner - Directors, Officers and 5%
----------------------------------------------------       No. of     Percent of
Stockholders                                             Shares (1)     Class
------------                                            ------------  ----------

Darin M. Myman (2)(3)(4)(5)..........................    9,000,000       19.00%
Robert S. DeMeulemeester (2)(3)(6)(7) ...............      600,000        1.25%
Adam M. Kotkin (2)(3)(8)(9)..........................    1,950,000        4.01%
Todd M. Ross (2)(3)(10)(11)..........................    1,740,000        3.67%
Marc W. Dutton (2)(3)(12)............................      755,000        1.59%
Lee Rosenberg (2)(3)(13).............................    1,140,000        2.40%
Alfred L. Pantaleone (14)(15)........................    6,319,000       13.34%
Paul Tudor Jones, II (16)(17)(18)....................    5,000,000        9.55%
Jo Myman (2)(19).....................................    9,000,000       19.00%
David L. Daniels (20)(21)............................    4,000,000        8.44%
Deborah K. Daniels (20)(22)..........................    4,000,000        8.44%
Mark Shefts (23)(24) ................................    2,518,945        5.07%
All Directors and Executive Officers as a Group
    (6 persons) (5)(7)(9)(11)(12)(13)................   15,185,000       30.76%

(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of our common stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2) This executive officer and/or director, or spouse of an executive officer and/or director, maintains a mailing address at 3 Harding Road, Suite E, Red Bank, New Jersey 07701.

(3)      Such person currently serves as a director of BigString.

(4)      Mr.  Myman  serves as the  President  and Chief  Executive  Officer  of
         BigString.

(5) Includes 100,000 shares of common stock registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares of common stock held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.

(6) Mr. DeMeulemeester serves as Executive Vice President, Chief Financial Officer and Treasurer of BigString.

(7) Includes 600,000 shares of common stock subject to a currently exercisable stock option.

(8)      Mr.  Kotkin  serves  as  Chief  Operating   Officer  and  Secretary  of
         BigString.

(9) Includes 1,250,000 shares of common stock subject to a currently exercisable stock option.

(10) Mr. Ross served as Chief Financial Officer and Treasurer of BigString from January 2005 until September 2006.

(11) Includes 100,000 shares of common stock subject to a currently exercisable stock option.

(12) Includes 100,000 shares of common stock subject to a currently exercisable stock option.

(13) Includes 100,000 shares of common stock subject to a currently exercisable stock option.

(14) Alfred Pantaleone maintains a mailing address at 25 Ely Road, Holmdel, New Jersey 07733.

(15) Includes 1,200,000 shares of common stock held by Mr. Pantaleone as custodian for the benefit of his children under the Uniform Transfers to Minor Act, as to which shares he disclaims any beneficial interest.

(16) Paul Tudor Jones, II maintains a mailing address at c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut 06831.

(17) The shares of common stock reported herein as beneficially owned are owned directly by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and the shares of common stock deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.

(18) Includes the following shares which are held by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C.: (a) 3,203,430 shares of common stock underlying a total of 320,343 shares of Series A Preferred Stock, and 800,858 shares of common stock subject to a currently exercisable warrant, held by Witches Rock Portfolio Ltd.; (b) 517,770 shares of common stock underlying a total of 51,777 shares of Series A Preferred Stock, and 129,442 shares of common stock subject to a currently exercisable warrant, held by The Tudor BVI Global Portfolio Ltd.; and (c) 278,800 shares of common stock underlying a total of 27,880 shares of Series A Preferred Stock, and 69,700 shares of common stock subject to a currently exercisable warrant, held by Tudor Proprietary Trading, L.L.C.

(19) Includes (a) 8,000,000 shares of common stock registered in the name of her husband, Darin M. Myman, and (b) 900,000 shares of common stock held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act, as to which shares Mrs. Myman disclaims any beneficial ownership.

(20) Mr. Daniels is a former officer and director of BigString. Mr. Daniels and his wife, Deborah Daniels, maintain a mailing address at 19007 U.S. Highway 64, Haskell, Oklahoma 74336.

(21) Includes 2,000,000 shares of common stock registered in the name of Deborah K. Daniels, the wife of David L. Daniels, as to which shares he disclaims any beneficial interest.

(22) Includes 2,000,000 shares of common stock registered in the name of David L. Daniels, the husband of Deborah K. Daniels, as to which shares she disclaims any beneficial interest.

(23) Mark Shefts maintains a mailing address at 160 Summit Avenue, Montvale, New Jersey 07645.

(24) Includes 175,400 shares of common stock held by the Shefts Family LP and 2,343,545 shares of common stock subject to two currently exercisable warrants held by Shefts Associates, Inc. Mr. Shefts disclaims beneficial ownership of these shares except to the extent of his respective ownership interest in these entities.

                      DESCRIPTION OF BUSINESS AND SERVICES

Background

         BigString has developed an innovative email service that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy. The concept of recallable email was conceived a few years ago by one of BigString's founders and current President and Chief Executive Officer, Darin M. Myman. After inadvertently sending an email to a prospective client which contained sensitive pricing and customer information, Mr. Myman unfortunately learned that there was no way for him to retrieve the email before the prospective client had the opportunity to review the contents thereof. As a result of this frustrating experience, Mr. Myman and certain other members of BigString's management team focused on developing a technology that would allow users to have comprehensive control, security and privacy of their email. In March 2004, the BigString email service was introduced to the market.

Business Strategy

         In the past several years, the email industry has migrated from an advertising model to a blended model that includes advertising and subscriptions. Email service providers now offer premium service products which include, among other features, value-added services such as advanced spam filters, advanced virus protection, additional storage, multiple email addresses and secure email. In addition to our free email service product, which includes the aforementioned features plus our proprietary features, we offer premium email service products and applications such as domain/vanity names, POP3 email client access (a protocol used to retrieve email from a mail server), advanced email management and campaign management tools, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service.

         BigString includes advertising with our email services. Advertisements are primarily displayed to users of our free service. Advertisements customarily include text and banner ads and are paid based on a mix of impressions, clicks and actions. BigString currently has agreements with a number of firms that provide advertising services. In the future, we may add additional types of advertisements and additional advertising service firms, as well as direct advertisers and sponsors, as we increase the monetization of our user base.

         Certain internet service providers ("ISPs"), portals, social networks and content providers have started to use email as a tool to compete against each other. This strategy incorporates email as part of their offering because email is one of the most effective web applications in bringing users back to a site, multiple times a day, day after day. Many service providers have recently launched beta versions. These beta email developments consist primarily of storage and anti-spam/anti-virus filters. BigString continuously strives to provide a superior user experience with features that we believe exceed those of other providers. In addition, our unique email offering creates opportunities to provide email services for ISPs, portals, social networks and content providers as a tool to increase their revenues.

         Email marketing is a very cost effective form of advertising. The low average cost per lead for email marketing (6% of that for direct mail) has created a rapidly growing service industry. Most firms outsource email marketing to service providers. Our new enterprise level offerings, BigString Marketer Pro and BigString Marketer SMB, allow for the sending of interactive video email commercials that can be programmed to self-destruct at a set time. This advertising medium permits advertisers to send video email messages and commercials to their customers that introduce a sense of urgency and excitement by creating time-sensitive video offers that self destruct. Interactive self-destructing video email commercials enable marketers to create a call for action that generally is not possible with traditional email marketing. We are pursuing marketing affiliations where we offer unique capabilities to existing email marketers as well as outsourced services to advertisers seeking call to action email marketing. It is anticipated that BigString's entrance into the enterprise software arena will open up new revenue opportunities for BigString.

         Through our wholly-owned subsidiary, BigString Interactive, we launched a new interactive entertainment portal in June 2006, built around BigString's recallable, erasable and self-destructing email platform. BigString's entertainment portal, accessible to logged-in subscribers at www.BigString.com, contains streaming audio and video programming.

Promotion

         We promote our email service and products through the Internet, including organic search, paid search, banners, blogs, social networks, video and other viral tactics, multimedia, print, and radio as well as through alliances with marketing affiliates and programs contained on our interactive entertainment portal, such as DailyLOL.com, FindItAll.com and the OurPrisoner interactive Internet television program which debuted on June 14, 2006 and concluded its six month run in December 2006.

         We recently enhanced our promotion with marketing affiliation programs to include private label email services. BigString receives advertising revenue associated with these marketing affiliations. In conjunction with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Products and Services


         BigString Email Service - BigString is a web-based, POP3 server, email service solution. Our patent pending technology provides a user with the ability to manage and control content sent by email. The user's email executes through the BigString server but such execution is transparent to the sender and recipients of the email. We currently serve three main markets: free and paid email accounts for individuals, professional business email solutions, and email marketing services.


         A user of our BigString email services will have his, her or its email transposed from a text-based message through BigString's server, and an exact, replicated image of the email will be instantaneously streamed to the recipient. The recipient never actually receives the content, but only receives images of the content.

         The user of the BigString email service and products can transparently edit, recall, cancel, and erase the email as well as insert or delete attachments, even after the email has been sent out and opened. All the subsequent changes by the sender will be completely transparent to the recipient. In addition, the sender has complete control over the life and duration of the email.

The sender can have the email self-destruct or disappear after a defined number of views or after a certain time period.

         In June 2007, BigString launched its new email service, BigString 3.0, which replaces BigString Beta 2.0. This service provides, at no cost to its users, advanced spam filters, virus protection and large-storage, web-based email accounts with features similar to those offered by AOL(R), Yahoo(R), Hotmail(R), Google(R) and Comcast(R). In addition to the equivalent features provided by competitors, BigString 3.0 offers erasable, recallable and self destroying applications, non-printable and non-forwardable emails, set time or number of views (including `view-once') and masquerading to protect the sender's privacy and security. BigString 3.0 also allows a sender to view tracking reports that indicate when emails were opened by the recipient, and how many times they were viewed. Senders can add, change and/or delete attachments before or after a recipient opened the email. In addition, BigString 3.0 allows senders to direct emails to disintegrate in front of their recipient's eyes and allows senders to create, save and send self-destructing video email.

         Products Offered - BigString currently offers its consumer, business and enterprise customers one of five varying packages:


         Free and Paid Email Accounts for Individuals
         --------------------------------------------


         o        BigString Free (No Charge).

         o        BigString Premium ($29.95 per year).


         Professional Business Email Solutions
         -------------------------------------


         o        BigString Business ($149.95+ per year).


         Email Marketing Services
         ------------------------


         o BigString Marketer SMB (Small & Medium Businesses) ($499+ per year).

         o        BigString Marketer Pro (Enterprise level) (Tiered Pricing).

         BigString Free provides all the features of BigString 3.0, includes 2 GB of storage and permits the user to send unlimited emails per month. It is accessed by the user through the web as web-based email, or webmail, and each user is given one address. Individuals can signup for multiple accounts. Wizards help users import previously saved contacts. To personalize their email, users can create an alias, create their own font, add signatures, add pictures to both their profile and their contacts' profiles, create multiple expire messages, and create custom templates with editable fields and then access the saved templates to save time while composing messages.

         BigString Premium offers all the features of the BigString Free account, plus vanity domains (yourname@yourdomain.com), POP3 access using any email client (such as Outlook), 5GB of storage and 30 minute video email.

         BigString Business offers all the features of the BigString Premium account, plus 10 email accounts, 20GB of storage, global filter notification and advanced email management.

Small and medium sized businesses can customize the number of additional addresses and storage for an additional fee.

         BigString Marketer Pro, released in January 2007, provides an enterprise marketing software application which allows for the sending of interactive video email commercials that can be programmed to self-destruct at a set time. Concurrently with the launch of BigString Marketer Pro, BigString also released its BigString Marketer SMB as a hosted video email marketing platform for small and medium size businesses. Customized video players, campaign wizards and tracking reports deliver tools for cost effective marketing.

         Technical and Customer Support - Customer support for BigString's email service and products is available in two different ways:

         o        Email Support.  The ability for customers to contact BigString
                  -------------
                  support through email.

         o        Phone Support.  The ability for customers to contact BigString
                  -------------
                  support via the telephone.

         Historically, the customers of BigString's services and products have required very little support. BigString continuously reviews its support capabilities and updates and enhances such capabilities to meet the needs of the users of its products and services. In the future, BigString may outsource the support of its products and services to cost effective call centers or service providers.

         Also available on the BigString website is a Frequently Asked Questions section and a comprehensive BigString User Guide. We believe that BigString's Frequently Asked Questions section and User Guide usually can resolve most of a user's problems. As our business grows and we introduce new products or enhancements to existing products, we expect our Frequently Asked Questions section and User Guide to be updated on a continuous basis.

Market Affiliations


         We enter into market affiliations with other Internet companies regarding advertisements and other marketing promotions which can be accessed through our website. We currently have affiliations with BlueLithium, Tribal Fusion, Burst Media, Yahoo(R) and Google(R). Through these marketing affiliations, advertisements, such as banner ads, are posted on our website and may be accessed by our users. In addition, advertising websites may be accessed directly through our website. Our marketing affiliates are obligated to pay us a portion of the revenue they receive from advertisers, as compensation for BigString's sale of promotional space on its website.


         We generate revenue when our users access the advertisements or advertising websites and purchase products and services. In addition, we generate revenue based on the number of our users accessing advertisements and advertisers' websites. We also generate revenue based upon the number of impressions per advertisement.

Rewards Programs

         In 2006, we ended our Email Rewards Program and Shopper Rewards Program. BigString believes that our internet marketing efforts deliver a greater return and greater selectivity in targeting market segments. We believe this will result in a higher return on our marketing budget.

Interactive Entertainment Portal

         In June 2006, BigString, through its wholly-owned subsidiary, BigString Interactive, launched a new interactive entertainment portal built around
BigString's recallable, erasable and self-destructing email platform. BigString's entertainment portal contains streaming audio and video programming.

         BigString began its programming initiative in June 2006 with the debut of OurPrisoner, BigString's interactive Internet television reality program. The program featured a volunteer, Mr. Kieran Vogel, who allowed the Internet audience to control every aspect of his life for six months live, on camera, 24 hours a day, seven days a week. Most aspects of Mr. Vogel's life in a suburban New Jersey home were streamed in real time and unedited. Through BigString's interactive media platform, viewers voted to determine what he wore, what he ate, whom he dated, whom he talked to, what he watched on television, what music he listened to, and much more. OurPrisoner concluded its six month run in December 2006. The most popular video clips were archived and continue to be accessed daily at www.OurPrisoner.com.

         In December 2006, BigString launched a beta version of FindItAll.com, a video and photo search engine which BigString had acquired in May 2006. FindItAll.com, in conjunction with the Pixsy Media Search platform, provides Internet users a comprehensive search facility for online viral videos, television programs, news events, movies and movie trailers, music videos and other similar media. FindItAll.com's search function allows its users to search for photos and videos by relevance, category, provider or freshness, with the results provided in the form of thumbnail images. This differs from traditional search engines which focus entirely on relevance. The Pixsy Media Search platform provides FindItAll.com with technology that gives users the ability to search for videos from their favorite web providers including YouTube(TM), MetaCafe(TM), Revver(R), StupidVideos.com, Addicting Clips(TM), Fandango(R), iFilm(R), Grouper(R), Reuters(R), Entertainment Weekly(R), Hollywood.com(R), MSNBC(R), The New York Times(R), and DailyLOL.

         Also in December 2006, BigString acquired DailyLOL.com, a viral video website that provides humorous videos, games and pictures. DailyLOL.com was launched as part of the company's interactive entertainment portal.

Protection of Proprietary Rights

         We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word "BigString, Serial No. 78336856; and the protection to our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss.1832; the Uniform Trade Secrets Act; as well as by common-law. If issued by the United States Patent and Trademark Office, the patent for Universal Recallable, Erasable and Timed Delivery Email will expire 20 years following the date our patent application was filed or on April 18, 2024. Our service mark will not expire provided that we continue to make routine filings to keep it current with the United States Patent and Trademark Office.

         On November 24, 2006, BigString filed an application for registration with the United Stated Patent and Trademark Office for the trademark, "World's Coolest Email," serial number 77/050,503. As of June 1, 2007, the trademark application was pending.


         Under the U.S. patent laws, our rights to the intellectual property which is the subject of our patent application may not be infringed upon by a third party. As we have applied for a patent, we may assert provisional rights as to the intellectual property covered thereby. BigString may obtain a reasonable royalty from a third party that infringes on an application claim, provided actual notice is given to the third party by BigString and a patent issues from the application with a substantially identical claim.

Market


         We currently serve three main markets: free and paid email accounts for individuals, professional business email solutions, and email marketing services. We commenced our online marketing efforts in May 2007, with the hiring of an experienced online marketing firm, CAC, Inc. Online marketing efforts include search engine optimization, viral video production, copywriting, online promotions, and posts of blogs and videos to online social networking communities. Most of the initial efforts through June 30, 2007 were to build a marketing infrastructure base. Generally, our products and services can be readily accessed through the Internet and thus from virtually anywhere where the Internet is accessible. Email users access BigString's English language site, www.BigString.com, on a global basis, 24 hours a day.


         In January 2007, BigString launched Chinese versions of BigString.com's recallable, erasable, and self-destructing email and video email service. They are available at BigString.cn. This launch has opened an enormous new market for our user-controllable email. With the launch of BigString in both traditional and modern Chinese, the company has opened a significant avenue for further user growth. BigString brings privacy innovations which it believes are not generally available to Chinese users with any other email service. The recallable, erasable and self-destructing features in the company's regular email service are available in the Chinese version.

Competition

         We have existing competitors for our businesses that have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects. Many of these firms are well established, have reputations for success and have significantly greater financial, marketing, distribution, personnel, and other resources than us. Further, we may experience price competition, and this competition may adversely affect our financial position and results of operations or adversely affect our revenues and profitability.

         The markets for our services are highly competitive. With limited barriers to entry we believe the competitive landscape will continue to increase both from new entrants to the market as well as from existing players. We remain focused on delivering better, more advanced and innovative services than our competitors.

Legal Proceedings

         We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Employees

         We currently have six full-time employees and two part-time employee. We believe that our relationship with these employees is satisfactory. We have not suffered any labor problems since our inception.

Advisory Board

         In December 2006, BigString formed an Advisory Board to advise the company on operational matters, such as the implementation and operation of BigString Beta 2.0, DailyLOL.com and FindItAll.com, the company's marketing efforts and future business opportunities. There are currently two members who serve on the Advisory Board, Sidney Braginsky, former President and Chief Operating Officer of Olympus America Inc., Melville, New York; and J. Frederic Kerrest, former Director Business Development & Alliances of Salesforce.com, Inc., San Francisco, California.

Properties

         We occupy space at 3 Harding Road, Suites E, Red Bank, New Jersey 07701. Our Red Bank offices have approximately 2,556 square feet of office space. Our operating lease for this premise expires on May 31, 2008. The current monthly occupancy rate is a total of $3,780.00 per month. We believe that these facilities will be adequate to meet our requirements for the foreseeable future.

                              GOVERNMENT REGULATION

         We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

         The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

         Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

                                   MANAGEMENT

Executive Officers

         The name, age and position of each person who serves as an executive officer of BigString are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


Name                          Age                    Position
----                          ---                    --------

Darin M. Myman                 42      President and Chief Executive Officer

Robert S. DeMeulemeester       40      Executive Vice President, Chief Financial
                                       Officer and Treasurer

Adam M. Kotkin                 28      Chief Operating Officer and Secretary

         There are no family relationships among the current executive officers of BigString. None of the executive officers of BigString are directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman is a co-founder of BigString and has served as the President and Chief Executive Officer of BigString since its inception on October 8, 2003. He also has served as a member of BigString's board of directors since BigString's inception. From November 2001 until October 2003, Mr. Myman was a self-employed Internet marketing and business consultant and, from March 2001 until November 2001, he served as Executive Vice President of InsuranceGenie.com. Prior to his employment by InsuranceGenie.com, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance brokerage agency, from March 1999 until December 2000. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation from January 1995 until March 1999.

Robert DeMeulemeester has served as Executive Vice President, Chief Financial Officer and Treasurer of BigString since September 2006. He was elected to BigString's board of directors on May 30, 2007. Prior to joining BigString, from January 1998 to January 2006, Mr. DeMeulemeester served as managing director and treasurer of Securities Industry Automation Corporation ("SIAC"), a New York based provider of automated information and communication systems that supports the NYSE Group, the American Stock Exchange and related affiliates. Mr. DeMeulemeester also served as managing director, CFO and controller of Sector, Inc., a New York based provider of connectivity solutions, managed services and market data content for the financial services industry and a subsidiary of SIAC. Prior to his employment with SIAC and Sector, Inc., Mr. DeMeulemeester was employed at Honeywell International Inc., located in Teterboro, NJ, Pacific Bell, located in San Francisco, CA, and Accenture, located in New York, NY. Mr. DeMeulemeester earned his MBA in 2003 at Columbia Business School, Columbia University and his BS, magna cum laude, at Lehigh University in 1989.

Adam M. Kotkin is a co-founder of BigString and has served as the Chief Operating Officer of BigString since its inception on October 8, 2003, and as Secretary since August 17, 2005. He also has served as a member of BigString's board of directors since June 29, 2005. Prior to joining BigString, from June 2002 until December 2003, Mr. Kotkin was a paralegal in the law firm of Swidler, Berlin, Shereff & Friedman, LLP. From April 2001 until August 2001, he served as a business manager for InsuranceGenie.com. Prior thereto, Mr. Kotkin served as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Mr. Kotkin graduated with distinction from New York University with a BA in Economics.

Executive Compensation

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to BigString for the years ended December 31, 2006 of the Chief Executive Officer and the Chief Operating Officer whose total annual compensation for the year ended December 31, 2006 exceeded $100,000 (the "Named Executive Officers"). No other executive officer's total annual salary and bonus for the year ended December 31, 2006 exceeded $100,000.

                                                           SUMMARY COMPENSATION TABLE

                                                                        Non-Equity
                                                                         Incentive    Nonqualified
       Name and                                     Stock     Option       Plan         Deferred       All Other
       Principal               Salary     Bonus     Awards    Awards   Compensation   Compensation   Compensation    Total
       Position       Year       ($)       ($)       ($)        ($)         ($)       Earnings ($)       ($)          ($)
      ------------    ----    ---------  -------   -------   --------- ------------   ------------   ------------   --------
      Darin M.        2006    $ 128,500  $  ---    $  ---    $   ---      $  ---       $  ---        $  9,277 (1)   $137,777
      Myman,
      President
      and Chief
      Executive
      Officer

      Adam            2006    $  75,500  $  ---    $  ---    $99,278 (2)  $  ---       $  ---        $  9,983 (3)   $184,761
      Kotkin,
      Chief
      Operating
      Officer
      and
      Secretary

(1) Represents amounts reimbursed for automobile and automobile insurance expenses paid by Mr. Myman in 2006 which relate to BigString's promotional vehicle. Mr. Myman primarily uses the vehicle for advertising and promotional purposes on behalf of BigString.

(2) On July 11, 2006, Mr. Kotkin was granted an incentive stock option to purchase 1,250,000 shares of common stock. 25% of the shares of common stock underlying the incentive stock option vested three months from the date of grant; 25% of the shares of common stock underlying the incentive stock option vested six months from the date of grant; 25% of the shares of common stock underlying the incentive stock option vested nine months from the date of grant; and 25% of the shares of common stock underlying the incentive stock option vests on the first anniversary of the date of grant. The incentive stock option has a term of five years and an exercise price of $0.32 per share. The fair value of the incentive stock option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 40%; risk free rate of return of 5%; and expected life of three years. The weighted average fair value of these options was $0.10 per share.

(3) Represents amounts reimbursed for automobile expenses and payroll taxes.

2006 Equity Incentive Plan

         At the 2006 annual meeting of stockholders, the stockholders of BigString approved BigString's 2006 Equity Incentive Plan. Pursuant to the 2006 Equity Incentive Plan, options to purchase up to 15,000,000 shares of common stock may be granted to employees and directors of BigString who are in a position to make significant contributions to the success of BigString. As of December 31, 2006, stock options to purchase 5,020,000 shares of common stock were outstanding under the 2006 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

         The following table provides information about all equity compensation awards held by our chief executive officer and chief operating officer at December 31, 2006:


                                            OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                            Option Awards                                           Stock Awards
             ---------------------------------------------------------------------   ---------------------------------------------
                                                                                                                         Equity
                                                                                                                        Incentive
                                                                                                            Equity        Plan
                                                                                                           Incentive     Awards:
                                                       Equity                                                Plan       Market or
                                                      Incentive                                             Awards:       Payout
                                                        Plan                                      Market   Number of     Value of
                                                       Awards:                                   Value of  Unearned      Unearned
                         Number of      Number of     Number of                       Number of  Shares or  Shares,       Shares,
                         Securities     Securities   Securities                       Shares or  Units of  Units or      Units or
                        Underlying     Underlying    Underlying                        Units of    Stock     Other        Other
                        Unexercised    Unexercised   Unexercised   Option             Stock That   That   Rights That   Rights That
                          Options        Options      Unearned    Exercise    Option   Have Not   Have No   Have Not     Have Not
             Date of        (#)            (#)         Options     Price    Expiration  Vested    Vested    Vested        Vested
   Name       Grant     Exercisable   Unexercisable      (#)        ($)        Date       (#)       ($)       (#)           ($)
----------   --------   -----------   -------------  ----------  ---------   --------   -------   -------   --------      -------
Darin M.           --          --             --          --     $    --          --      --      $    --         --      $   --
Myman,
President
and Chief
Executive
Officer

Adam          7/11/06     937,500(1)     312,500(1)       --     $  0.32     7/11/11      --      $    --         --      $   --
Kotkin,
Chief
Operating
Officer


(1) On July 11, 2006, Mr. Kotkin was granted an incentive stock option to purchase 1,250,000 shares of common stock. 25% of the shares of common stock underlying the stock option vested three months from the date of grant; 25% of the shares of common stock underlying the stock option vested six months from the date of grant; 25% of the shares of common stock underlying the stock option vested nine months from the date of grant; and 25% of the shares of common stock underlying the stock option vests on the first anniversary of the date of grant. The incentive stock option has a term of five years and an exercise price of $0.32 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 40%; risk free rate of return of 5%; and expected life of three years. The weighted average fair value of these options was $0.10 per share.

Employment Agreements

         Mr. DeMeulemeester and BigString entered into a letter agreement, effective September 18, 2006, pursuant to which BigString has employed Mr. DeMeulemeester as Executive Vice President, Chief Financial Officer and Treasurer of BigString, on an "at will" basis, whereby either BigString or Mr. DeMeulemeester can terminate his employment at any time for any reason or no reason. Pursuant to the terms of the letter agreement, BigString will pay Mr. DeMeulemeester an annual base salary of $130,000, which base salary will increase to $200,000 in the event BigString participates in one or more offerings of its securities and BigString receives, in the aggregate, more than $2,000,000 in net proceeds from such offering(s). At such time, Mr.
DeMeulemeester will receive a lump sum payment, subject to any withholding required by law, equal to the difference between (a) the total amount of base salary paid to him up until the date of the increase to his base salary and (b) the total amount of base salary that would have been paid to him up until the date of the increase to his base salary, if his base salary was $200,000 as of September 18, 2006.

         Mr. DeMeulemeester is also entitled to benefits afforded to all full-time employees of BigString, including medical and dental, as applicable. Moreover, Mr. DeMeulemeester may be eligible for certain bonuses in connection with his performance, to be determined and awarded in the sole discretion of BigString's board of directors and Compensation Committee.

         In connection with BigString's employment of Mr. DeMeulemeester, BigString granted him an incentive stock option to purchase 1,800,000 shares of common stock. The incentive stock option was granted under the 2006 Equity
Incentive Plan. When vested, 400,000 shares of common stock subject to the incentive stock option will be eligible for purchase at $0.24, the per share price equal to the fair market value (as such term is defined in the 2006 Equity Incentive Plan) of one share of common stock on date of grant; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $0.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option will vest quarterly over a three year period in order of exercise price, with the shares with the lower exercise price vesting first. As provided for in the 2006 Equity Incentive Plan, the incentive stock option will fully vest in connection with a change of control (as such term is defined therein).

         In the event Mr. DeMeulemeester's employment is terminated by BigString for any reason other than cause (as defined in the letter agreement) after BigString is in receipt of more than $2,000,000 in net proceeds as a result of one or more offerings of its securities, or if Mr. DeMeulemeester's employment is terminated by BigString or a successor entity for any reason other than cause after or in connection with a change of control, Mr. DeMeulemeester will receive a lump sum payment equal to two months of his base salary, subject to any withholding required by law, within three days of the date his employment is terminated.

         No other officer or employee of BigString has an employment agreement with BigString. At the discretion of our board of directors, BigString may in the future enter into employment agreements with one or more of its officers or other employees.

Board of Directors

         The name, age, principal occupation or employment and biographical information of each person who serves on the board of directors of BigString are set forth below:

Name and Address             Age    Principal Occupation or Employment
----------------             ---    ----------------------------------

Darin M. Myman               42     President and Chief Executive Officer of
                                    BigString

Robert S. DeMeulemeester     40     Executive Vice President, Chief Financial
                                    Officer and Treasurer of BigString

Adam M. Kotkin               28     Chief Operating Officer and Secretary of
                                    BigString

Todd M. Ross                 34     President and Chief Executive Officer of TM
                                    Ross Insurance Brokerage, LLC

Marc Dutton                  37     Managing Director - FJA-US Inc.

Lee Rosenberg                54     Financial Planner - ARS Financial Services,
                                    Inc.

         There are no family relationships among the current directors of BigString. None of the directors of BigString are directors of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, see "Executive Officers."

Robert S. DeMeulemeester, see "Executive Officers."

Adam M. Kotkin, see "Executive Officers."

Todd M. Ross has served as a member of BigString's board of directors since June 29, 2005 and served as BigString's Chief financial Officer from January 2005 until September 2006. Since September 2005, Mr. Ross has also served as President and CEO of TM Ross Insurance Brokerage, LLC and served as President and CEO of H.K. Ross Corp. from November 2002 to September 2005. Prior to his formation of H.K. Ross Corp., Mr. Ross served as In-house Counsel and Chief Financial Officer for LiveInsurance.com from January 2000 to December, 2000. From January 1998 until December 1999, Mr. Ross worked for the NIA Group, one of the largest privately held insurance brokerage firms in the United States. Mr. Ross graduated from the University of Wisconsin-Madison with a BA in Political Science in May 1994 and earned his JD at Hofstra University School of Law in May 1997. Mr. Ross anticipates receiving his MBA in Professional Accounting and Finance and a Masters in Taxation from Fordham University Graduate School of Business by the end of 2008.

Marc Dutton currently serves as the President of FJA-US and FJA-US, Australia (formerly known as Finansys), an industry leader in insurance technology solutions. Mr. Dutton joined FJA-US in 1996 and prior to serving as President, he served as Managing Director, Vice President of Sales and other sales management positions. He received a Bachelor of Science

Degree from the University of Albany in May of 1991. Mr. Dutton has served on the board of directors of BigString since June 29, 2005.

Lee Rosenberg is a financial planner for ARS Financial Services, Inc., an independent, professional financial planning organization, with offices located in Jericho, New York and Boca Raton, Florida, which Mr. Rosenberg co-founded in 1984. In February of 1988, he joined Cadaret, Grant & Co., Inc., as a Registered Representative. Mr. Rosenberg is a CERTIFIED FINANCIAL PLANNER(TM) with more than 32 years of experience and has previously served as the Chairman of the Long Island Society of the Institute of CERTIFIED FINANCIAL PLANNERS(TM) (1992-1994) and on the Long Island Society of the Institute of CERTIFIED
FINANCIALS(TM) Board of Directors (1994-1996). Mr. Rosenberg has authored several books on financial and retirement planning and is a recognized speaker and lecturer. He holds a Bachelor of Arts in Sociology from Brooklyn College
(1974) and a degree as a CERTIFIED FINANCIAL PLANNER(TM) from the Denver College of Financial Planning (1982). Mr. Rosenberg resides in Long Island, New York. Mr. Rosenberg has served on the board of directors of BigString since May 18, 2006.

Term of Board of Directors

         Each of our directors shall serve on the board of directors for a term of one year or until the next annual meeting of the stockholders of BigString.

Director Compensation

         The following table sets forth information concerning the compensation of the directors of BigString for the year ended December 31, 2006.

                                                                                   Change in
                                                                                 Pension Value
                                                                                      and
                           Fees                                                  Nonqualified
                         Earned or                               Non-Equity        Deferred
                          Paid in      Stock        Option     Incentive Plan    Compensation     All Other
                           Cash        Awards       Awards      Compensation       Earnings      Compensation      Total
     Name                 ($)(1)        ($)          ($)             ($)              ($)            ($)            ($)
-----------------        ----------   -------    -----------   --------------    -------------   ------------    -----------
Darin M. Myman             $ --        $ --      $    --            $ --             $ --            $ --        $    --

Todd M. Ross (2)           $ --        $ --      $    --            $ --             $ --            $ --        $    --

Adam M. Kotkin (3)         $ --        $ --      $    --            $ --             $ --            $ --        $    --

Marc W. Dutton             $ --        $ --      $12,464 (4)        $ --             $ --            $ --        $12,464 (4)

Lee Rosenberg              $ --        $ --      $12,464 (5)        $ --             $ --            $ --        $12,464 (5)


(1) We do not currently pay our directors any retainer or other fees for service on BigString's board or any committee thereof.

(2) On July 11, 2006, in connection with his service as Chief Financial Officer of BigString during 2006, Mr. Ross was granted an incentive stock option to purchase 300,000 shares of common stock. 33-1/3% of the shares of common stock underlying the incentive stock option vests on each anniversary of the date of grant for three consecutive years beginning on July 11, 2007. The incentive stock option has a term of ten years and an exercise price of $0.50 per share.

(3) On July 11, 2006, in connection with his service as Chief Operating Officer of BigString during 2006, Mr. Kotkin was granted an incentive stock option to purchase 1,250,000 shares of common stock. 25% of the shares of common stock underlying the incentive stock option vested three months from the date of grant; 25% of the shares of common stock underlying the incentive stock option vested six months from the date of grant; 25% of the shares of common stock underlying the incentive stock option vested nine months from the date of grant; and 25% of the shares of common stock underlying the incentive stock option vested on the first anniversary of the date of grant. The incentive stock option has a term of five years and an exercise price of $0.32 per share.

(4) On July 11, 2006, Mr. Dutton was granted a stock option to purchase 300,000 shares of common stock. 33-1/3% of the shares of common stock underlying the stock option vests on each anniversary of the date of grant for three consecutive years beginning on July 11, 2007. The stock option has a term of ten years and an exercise price of $0.50 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used: dividend yield of 0%; expected volatility of 40%; risk free rate of return of 5%; and expected life of three years. The fair value of these options was $0.05 per share.

(5) On July 11, 2006, Mr. Rosenberg was granted a stock option to purchase 300,000 shares of common stock. 33-1/3% of the shares of common stock underlying the stock option vests on each anniversary of the date of grant for three consecutive years beginning on July 11, 2007. The stock option has a term of ten years and an exercise price of $0.50 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used: dividend yield of 0%; expected volatility of 40%; risk free rate of return of 5%; and expected life of three years. The fair value of these options was $0.05 per share.

Corporate Governance

         Both Marc W. Dutton and Lee Rosenberg qualify as independent directors in accordance with NASDAQ's definition of "independent director" and the rules and regulations of the Securities and Exchange Commission.

         The nominating and corporate governance committee of our board of directors is comprised of directors Marc W. Dutton, Adam M. Kotkin and Darin M. Myman. Based on NASDAQ's definition of "independent director," only Mr. Dutton currently qualifies as an independent director.

         The compensation committee of our board of directors is comprised of directors Marc W. Dutton, Darin M. Myman and Todd M. Ross. Based on NASDAQ's definition of "independent director," only Mr. Dutton currently qualifies as an independent director. Although Mr. Ross is not currently an employee of BigString, under the NASDAQ rules, a director who at any time during the past three years was employed by the company is not considered independent. Because Mr. Ross served as our Chief Financial Officer from January 2005 until September 2006, Mr. Ross does not currently qualify as independent under the NASDAQ rules.

         The audit committee of our board of directors consists of directors Todd M. Ross and Marc W. Dutton. Mr. Dutton is the only director currently serving on the Audit Committee who qualifies as an independent director under NASDAQ's definition of "independent director."

                           RELATED PARTY TRANSACTIONS

         In May 2006, we redeemed 2,000,000 shares of our common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former officers and directors of BigString, and 2,000,000 shares of our common stock from each of their then spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, we redeemed a total of 8,000,000 shares of our outstanding common stock for an aggregate purchase price of $400,000.

                          DESCRIPTION OF CAPITAL STOCK

General

         The authorized capital stock of BigString consists of 250,000,000 shares of capital stock, consisting of 249,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share, of which 400,000 shares have been designated as Series A Preferred Stock.

Common Stock


         As of August 27, 2007, there were 47,367,125 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and there is no cumulative voting for the election of our board of directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution, after payment of all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are fully paid and nonassessable.


Preferred Stock


         Pursuant to BigString's certificate of incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 1,000,000 shares of preferred stock in one or more series. On May 16, 2006, BigString filed a certificate of designations to its certificate of incorporation, as amended, with the Secretary of State of the State of Delaware, setting forth the terms of its non-redeemable, convertible Series A Preferred Stock. The certificate of designations became effective upon filing. The number of shares which constitutes such series is 400,000 shares. As of August 27, 2007, 400,000 shares of Series A Preferred Stock were issued and outstanding.


         A description of the material rights, preferences and limitations of the Series A Preferred Stock has been set forth below, but such description is qualified in its entirety by reference to the certificate of designations which can be viewed at www.sec.gov.

Dividend Rights

         Holders of Series A Preferred Stock, prior to and in preference to the payment of any dividends with respect to the common stock, shall be entitled to receive, when and as declared by our board of directors, but only out of funds that are legally available therefor, cash dividends on each share of Series A Preferred Stock at the rate of $0.15 per share per annum (subject to customary adjustments). The foregoing dividends shall be payable only when, as and if declared by our board of directors, in its sole discretion, and are non-cumulative.

         So long as any shares of Series A Preferred Stock are outstanding, or dividends as described above have not been declared and paid in full in any year, BigString shall not, in such year, pay or declare any dividends, whether in cash or property, with respect to the common stock, or make any other distribution on the common stock, or purchase, redeem or otherwise acquire for value any shares of common stock, except for (1) acquisitions of common stock by BigString, expressly approved by our board of directors, pursuant to any agreements with any employee, officer or director which permit BigString to repurchase such shares (including any shares held by any member of the immediate family of any such individual) at or below cost (or the lesser of cost and fair market value) upon termination of employment or service; or (2) acquisitions of common stock, expressly approved by our board of directors, upon exercise of BigString's right of first refusal to repurchase such shares, if any.

         In the event any dividends are paid or any other distributions are made on the common stock, the Series A Preferred Stock shall, in addition to receiving the dividends payable in respect thereof as described above, participate in such dividend or distribution on the common stock pro rata (on an as-if-converted to common stock basis). These provisions shall not apply to any dividend on the common stock that is payable solely in common stock, as a result of which an adjustment pursuant to a capital reorganization is made.

Voting Rights

         Generally, the Series A Preferred Stock shall vote, on an as-if-converted to common stock basis, together with the common stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the common stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the common stock and be entitled to notice of any stockholders' meeting in accordance with the by-laws of BigString.

Liquidation Rights

         Upon any liquidation, dissolution, or winding up of BigString, whether voluntary or involuntary and including any "deemed liquidation" (as defined in the certificate of designations and which includes certain consolidations, mergers, and other corporate reorganizations involving BigString and certain sales or transfers of assets by BigString) (each a "Liquidation Event"), before any distribution or payment shall be made to the holders of any common stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of BigString legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred Stock held by them, an amount per share of Series A Preferred Stock equal to the Original Issue Price (as defined below) plus all declared and unpaid dividends on the Series A Preferred Stock. If, upon any such Liquidation Event, the assets of BigString (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference, then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         After the payment of the full liquidation preference of the Series A Preferred Stock, the assets of BigString legally available for distribution in such Liquidation Event (or the consideration received in such transaction), if any, shall be distributed ratably to the holders of the common stock and Series A Preferred Stock on an as-if-converted to common stock basis.

Conversion Rights

         Each share of Series A Preferred Stock may, at the option of the holder, be converted at any time into a number of fully paid and nonassessable shares of common stock equal to the quotient obtained by dividing the Original Issue Price for the Series A Preferred Stock by the Series A Preferred Conversion Price. The "Original Issue Price" means, with respect to each share of Series A Preferred Stock, $5.00. The conversion price for each share of Series A Preferred Stock (the "Series A Preferred Conversion Price") shall initially be $0.50. The Series A Preferred Conversion Price shall be adjusted from time to time as provided for in the certificate of designations. The certificate of designations also provides certain anti-dilution rights to the holders of the Series A Preferred Stock.

         Following any merger, amendment, consolidation, reclassification, reorganization, recapitalization or otherwise (other than a Liquidation Event), each share of Series A Preferred Stock shall be convertible into the kind and amount of stock and other securities and property receivable upon such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction or other change in respect of a number of shares of common stock into which such share of Series A Preferred Stock could have been converted immediately prior to such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction.

         In the event BigString issues or sells, or is deemed to have issued or sold, additional shares of its common stock, other than in certain instances as set forth in the certificate of designations, for a price less than the Series A Preferred Conversion Price, then the existing Series A Preferred Conversion Price shall be reduced as provided in the certificate of designations.

Automatic Conversion

         Each share of Series A Preferred Stock shall automatically be converted into shares of common stock, based on the then effective Series A Preferred Conversion Price, (1) at any time upon the affirmative election of the holders of at least 50.1% of the outstanding shares of the Series A Preferred Stock (the "Requisite Consent to Automatically Convert"), (2) immediately upon the closing of a bona fide public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of BigString, by a reputable investment bank on a firm-commitment underwriting basis in which the gross cash proceeds to BigString (before underwriting discounts, commissions and fees) are in excess of $30,000,000, and following which offering the common stock is listed on a national securities exchange or admitted to quotation on the NASDAQ National Market (a "Qualified Public Offering") or (3) immediately upon the listing of the common stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market. Upon such automatic conversion, any declared but unpaid dividends shall be paid.

         Effective upon the earlier of (1) the closing of a Qualified Public Offering, (2) the date specified by the holders providing such Requisite Consent to Automatically Convert, or (3) the listing of the common stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to BigString or its transfer agent.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                              SELLING STOCKHOLDERS


         We are registering for offer and sale 18,948,659 shares of our common stock issuable upon the conversion of certain convertible notes described in the table below and the exercise of certain warrants as well as common stock held by certain of our existing stockholders. The following table presents the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by each as of June 1, 2007. To the best of our knowledge, the named selling stockholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.

                                                                                                               Percent of
                                                                                             Shares of        Class to be
                                        Shares of Common                                    Common Stock       Owned After
             Name of                 Stock Owned Prior to         Shares of Common          Owned After       Offering is
        Beneficial Owner                 the Offering           Stock Being Offered       the Offering (1)    Completed (1)
-----------------------------       ----------------------     -----------------------    ----------------    -------------
Alpha Capital Anstalt               4,388,890 (2)(3)(4)(5)      4,388,890 (2)(3)(4)(5)              0                 0%


Chestnut Ridge Partners LP          2,194,445 (4)(5)(6)(7)      2,194,445 (4)(5)(6)(7)              0                 0%
Marc W. Dutton (8)                    755,000 (9)                 100,000                     655,000 (9)          1.38%
Gem Funding LLC                       426,666 (10)                426,666 (10)                      0                 0%
Iroquois Master Fund Ltd.           2,194,445 (4)(5)(11)(12)    2,194,445 (4)(5)(11)(12)            0                 0%
Penn Footwear                         877,778 (4)(5)(13)(14)      877,778 (4)(5)(13)(14)            0                 0%
Alfred Pantaleone (15)              6,319,000                   1,269,000                   5,050,000             10.68%
Lee Rosenberg (8)                   1,140,000 (9)                  40,000                   1,100,000 (9)          2.32%
Todd M. Ross (8)                    1,740,000 (9)                 125,000                   1,615,000 (9)          3.40%
Shefts Associates, Inc. (16)        2,343,545 (17)              2,343,545 (17)                      0                 0%
Frank Vallone                         100,000                     100,000                           0                 0%
Whalehaven Capital Fund Limited     4,388,890 (4)(5)(18)(19)    4,388,890 (4)(5)(18)(19)            0                 0%

----------------------

(1)      Assumes all shares registered are sold.

(2) Of these shares, 3,277,778 shares of common stock are issuable upon the conversion of two convertible notes, including the conversion of the maximum amount of interest, excluding any default interest, which may be accrued thereon during the term of each such note. One convertible note is currently issued and outstanding, and Alpha Capital Anstalt is obligated to purchase the second convertible note for $250,000 upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The notes are convertible into shares of common stock pursuant to the terms and conditions of each such note. As of June 1, 2007, no portion of the issued and outstanding note had been converted into shares of common stock. Konrad Ackerman has voting and investment control over shares held by Alpha Capital Anstalt. Mr. Ackerman disclaims beneficial ownership of such shares.

(3) Of these shares, 1,111,112 shares of common stock are issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and Alpha Capital Anstalt is obligated to purchase the second warrant upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The second warrant shall be exercisable immediately upon its issuance. As of June 1, 2007, no portion of the issued and outstanding warrant had been exercised.

(4) Does not include any of the 500,000 shares registered hereunder and available for issuance by BigString as payment of default interest under the convertible notes, inasmuch as it is not possible to determine this number of shares of common stock which may be issued to a holder of convertible notes as payment of default interest.

(5) As on a particular conversion date, the holder of a convertible note shall not be entitled to convert the note for such number of shares of common stock which would be in excess of the sum of (A) the number of shares of common stock beneficially owned by the holder and its affiliates on such conversion date, and (B) the number of shares of common stock issuable upon the conversion of the note which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the issued and outstanding shares of common stock of BigString on such conversion date. The holder may increase the permitted beneficial ownership amount up to 9.99% upon 61 days prior written notice to BigString.

(6) Of these shares, 1,638,889 shares of common stock are issuable upon the conversion of two convertible notes, including the conversion of the maximum amount of interest, excluding any default interest, which may be accrued thereon during the term of each such note. One convertible note is currently issued and outstanding, and Chestnut Ridge Partners LP is obligated to purchase the second convertible note for $125,000 upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The notes are convertible into shares of common stock pursuant to the terms and conditions of each such note. As of June 1, 2007, no portion of the issued and outstanding note had been converted into shares of common stock. Kenneth Pasternak has voting and investment control over shares held by Chestnut Ridge Partners LP. Mr. Pasternak disclaims beneficial ownership of such shares.

(7) Of these shares, 555,556 shares of common stock are issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and Chestnut Ridge Partners LP is obligated to purchase the second warrant upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The second warrant shall be exercisable immediately upon its issuance. As of June 1, 2007, no portion of the issued and outstanding warrant had been exercised.

(8)      Serves as a director of BigString.

(9) Includes 100,000 shares of common stock subject to a currently exercisable stock option.

(10) Represents shares of common stock issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and BigString has made a firm commitment to issue the second warrant upon the closing of the purchase of convertible notes and warrants to occur upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain conditions outside the control of Gem Funding LLC. Corie Schlossberg has voting and investment control over shares held by Gem Funding LLC. Mr. Schlossberg disclaims beneficial ownership of such shares.

(11) Of these shares, 1,638,889 shares of common stock are issuable upon the conversion of two convertible notes, including the conversion of the maximum amount of interest, excluding any default interest, which may be accrued thereon during the term of each such note. One convertible note is currently issued and outstanding, and Iroquois Master Fund Ltd. is obligated to purchase the second convertible note for $125,000 upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The notes are convertible into shares of common stock pursuant to the terms and conditions of each such note. As of June 1, 2007, no portion of the issued and outstanding note had been converted into shares of common stock. Joshua Silverman has voting and investment control over shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of such shares.

(12) Of these shares, 555,556 shares of common stock are issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and Iroquois Master Fund Ltd. is obligated to purchase the second warrant upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The second warrant shall be exercisable immediately upon its issuance. As of June 1, 2007, no portion of the issued and outstanding warrant had been exercised.

(13) Of these shares, 655,556 shares of common stock are issuable upon the conversion of two convertible notes, including the conversion of the maximum amount of interest, excluding any default interest, which may be accrued thereon during the term of each such note. One convertible note is currently issued and outstanding, and Penn Footwear is obligated to purchase the second convertible note for $50,000 upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The notes are convertible into shares of common stock pursuant to the terms and conditions of each such note. As of June 1, 2007, no portion of the issued and outstanding note had been converted into shares of common stock. Leslie Penn has voting and investment control over shares held by Penn Footwear. Mr. Penn disclaims beneficial ownership of such shares.

(14) Of these shares, 222,222 shares of common stock are issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and Penn Footwear is obligated to purchase the second warrant upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The second warrant shall be exercisable immediately upon its issuance. As of June 1, 2007, no portion of the issued and outstanding warrant had been exercised.

(15)     Includes all shares beneficially owned by Mr. Pantaleone.  See footnote
         (15)  of  the  "Principal   Stockholders  and  Security   Ownership  of
         Management - 5% Ownership Table."

(16) The controlling person of this selling stockholder is Mark Shefts. Mark Shefts is an affiliate of Domestic Securities and Breezy Securities, which are both registered broker-dealers.

(17) Shares of common stock reported herein are subject to two warrants. 1,196,707 shares of common stock may be purchased under one warrant and 1,146,838 shares of common stock may be purchased under the other warrant. As of June 1, 2007, neither of the aforementioned warrants had been exercised as to the purchase of 1,196,707 and 1,446,838 shares, respectively, of common stock available thereunder. The inclusion of any shares in this table by this selling stockholder does not constitute an admission of beneficial ownership for the selling stockholder.

(18) Of these shares, 3,277,778 shares of common stock are issuable upon the conversion of two convertible notes, including the conversion of the maximum amount of interest, excluding any default interest, which may be accrued thereon during the term of each such note. One convertible note is currently issued and outstanding, and Whalehaven Capital Fund Limited is obligated to purchase the second convertible note for $250,000 upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The notes are convertible into shares of common stock pursuant to the terms and conditions of each such note. As of June 1, 2007, no portion of the issued and outstanding note had been converted into shares of common stock. Michael
         Finkelstein has voting and investment control over shares held by Whalehaven Capital Fund Limited. Mr. Finkelstein disclaims beneficial ownership of such shares.

(19) Of these shares, 1,111,112 shares of common stock are issuable upon the exercise of two warrants. One warrant is currently issued and exercisable, and Whalehaven Capital Fund Limited is obligated to purchase the second warrant upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction of certain other conditions outside of its control. The second warrant shall be exercisable immediately upon its issuance. As of June 1, 2007, no portion of the issued and outstanding warrant had been exercised.

         Each selling stockholder named above who is an affiliate of a registered broker-dealer has represented to BigString that he, she or it purchased the shares being offered by him, her or it in the ordinary course of business. Further, these selling stockholders have represented to BigString that at the time of the purchase of the shares being offered by them, they did not have any agreement or understanding, directly or indirectly, to distribute the shares.

         Pursuant to Rule 429 of the Securities Act of 1933, as amended, this prospectus also relates to the 6,837,900 shares of our common stock registered on BigString's registration statement on Form SB-2 (Registration No. 333-135837), which was declared effective by the Securities and Exchange Commission on August 4, 2006. The following table presents the name of each of the selling stockholders whose shares were registered pursuant to that registration statement on Form SB-2 (Registration No. 333-135837) and the number of shares of our common stock beneficially owned by each as of June 1, 2007. To the best of our knowledge, the named selling stockholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.


                                       Shares of                     Shares of      Percent of
                                        Common         Shares of      Common        Class to be
                                      Stock Owned       Common      Stock Owned     Owned After
             Name of                 Prior to the     Stock Being    After the      Offering is
         Beneficial Owner               Offering        Offered     Offering (1)   Completed (1)
---------------------------------    -------------    -----------   ------------   -------------
Robb Knie (2).....................        5,900             5,900              0            0%
Lifeline Industries, Inc. (3).....    1,682,000 (4)     1,682,000              0            0%
Darin M. Myman (5)................    9,000,000 (6)       150,000      8,850,000        16.92%
Paul Tudor Jones, II (7)..........    5,000,000 (8)     5,000,000              0            0%

(1)      Assumes all shares registered are sold.

(2)      Principal of Lifeline Industries, Inc., a consultant of BigString.

(3) Consultant of BigString. Robb Knie has voting and investment control over shares held by Lifeline Industries, Inc.

(4) Of these shares, 450,000 shares are subject to two currently exercisable warrants. 225,000 shares of common stock may be purchased under one warrant and 225,000 shares of common stock may be purchased under the other warrant. As of June 1, 2007, neither of the aforementioned warrants had been exercised.

(5)      Mr.  Myman  serves as the  President  and Chief  Executive  Officer  of
         BigString.

(6) Includes 100,000 shares registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.

(7) The shares of common stock reported herein as beneficially owned are owned directly by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and The Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and the shares of common stock deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.

(8) Includes the following shares which are held by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C.: (a) 3,203,430 shares of common stock underlying a total of 320,343 shares of Series A Preferred Stock, and 800,858 shares of common stock subject to a currently exercisable warrant, held by Witches Rock Portfolio Ltd.; (b) 517,770 shares of common stock underlying a total of 51,777 shares of Series A Preferred Stock, and 129,442 shares of common stock subject to a currently exercisable warrant, held by The Tudor BVI Global Portfolio Ltd.; and (c) 278,800 shares of common stock underlying a total of 27,880 shares of Series A Preferred Stock, and 69,700 shares of common stock subject to a currently exercisable warrant, held by Tudor Proprietary Trading, L.L.C. As of June 1, 2007, none of the aforementioned warrants had been exercised.

         The selling stockholders are under no obligation to sell all or any portion of their shares, either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

Additional Information Regarding Selling Stockholders and Related Transactions

          The following table provides information with respect to the dollar amount of each payment which has been made or may be required to be made by us to the selling stockholders, any affiliates of the selling stockholders, or any person with whom any selling stockholder has a contractual relationship (including the value of any payments to be made in common stock) in connection with our issuance of convertible notes on May 1, 2007 and shares of Series A Preferred Stock on May 19, 2006, which are discussed below under the caption "Relationships with Selling Stockholders":

     Name of Selling
   Stockholder and/or              Warrant     Liquidated       Finder's
  Affiliate of Selling            Coverage       Damages         Fee(s)        Other          Total
       Stockholder                 ($)(1)          ($)            ($)          ($)(2)          ($)
------------------------------------------------------------------------------------------------------
Alpha Capital Anstalt          $  118,662 (3)  $  32,500 (4)   $       --   $  90,000 (5)   $  241,162

Chestnut Ridge Partners LP     $   59,332 (6)  $  16,250 (4)   $       --   $  45,000 (5)   $  120,582

Gem Funding LLC                $   45,566 (7)  $      --       $  128,000   $      --       $  173,566

Iroquois Master Fund Ltd.      $   59,332 (6)  $  16,250 (4)   $       --   $  45,000 (5)   $  120,582

Robb Knie                      $       --      $      --       $  140,000   $      --       $  140,000

Paul Tudor Jones, II           $  141,445 (8)  $      --       $       --   $      --       $  141,445

Penn Footwear                  $   23,732 (9)  $   6,500 (4)   $       --   $  18,000 (5)   $   48,232

Whalehaven Capital
Fund Limited                   $  118,662 (3)  $  32,500 (4)   $       --   $  90,000 (5)   $  241,162

-------------------------

(1) This amount equals the fair value of the warrants, which was estimated on the date of grant using the Black-Scholes method of valuation, with the following assumptions used: risk free interest rate of 4.63%; expected volatility of 62.6%; expected life of 2 years; and dividend yield of 0% (convertible note transaction); and risk free interest rate of 5.00%; expected volatility of 46.6%; expected life of 2 years; and dividend yield of 0% (Series A Preferred Stock transaction).

(2) BigString paid the attorney's fees of the subscribers for convertible notes in the amount of $20,000.

(3) Warrant coverage payment calculation included warrants to purchase up to 1,111,112 shares of common stock at a per share exercise price of $0.30.

(4) Calculation based on a period of 12 months. If the registration statement of which this prospectus forms a part is not declared effective by the Securities and Exchange Commission within 90 days of June 15, 2007, we will be required to pay each investor liquidated damages until such default is cured.

(5) Total amount of interest payable over the term of the convertible note. Amount does not include any default interest.

(6) Warrant coverage payment calculation included warrants to purchase up to 555,556 shares of common stock at a per share exercise price of $0.30.

(7) Warrant coverage payment calculation included warrants to purchase up to 426,666 shares of common stock at a per share exercise price at $0.30. Such warrants constitute part of the finder's fee paid to Gem Funding LLC by BigString.

(8) Warrant coverage payment calculation included warrants to purchase up to 800,858 shares of common stock at a per share exercise price of $1.25 issued to Witches Rock Portfolio Ltd.; warrants issued to The Tudor BVI Global Portfolio Ltd. to purchase up to 129,442 shares of common stock at a per share exercise price of $1.25; and warrants issued to Tudor Proprietary Trading, L.L.C. to purchase up to 69,700 shares of common stock at a per share exercise price of $1.25.

(9) Warrant coverage payment calculation included warrants to purchase up to 222,222 shares of common stock at a per share exercise price of $0.30.

         The following table provides information with respect to the potential profit Alpha Capital Anstalt, Chestnut Ridge Partners, LP, Iroquois Master Fund, Ltd., Penn Footwear and Whalehaven Capital Fund Limited could realize as a result of the conversion discount for the common stock underlying the convertible notes held by them:

                         Description                                    Value
                         -----------                                    -----
Market price per share underlying convertible notes on date of sale  $      0.33
Conversion price per share underlying convertible notes (1)                 0.18
                                                                     -----------
       Discount                                                      $      0.15

Shares underlying convertible notes                                    8,888,890
Accrued interest (convertible into shares) (2)                         1,600,000
Accrued default interest (convertible into shares) (2)                   500,000
                                                                     -----------
       Total possible shares underlying convertible notes             10,988,890

Combined aggregate market price (3)                                  $ 3,626,334
Combined aggregate conversion price (4)                                1,978,000
                                                                     -----------
       Total possible discount                                       $ 1,648,334

--------------------

(1) Each convertible note contains a provision whereby so long as each convertible note is outstanding, should BigString issue any shares of common stock for a consideration less than the conversion price of the convertible note in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the conversion price shall be reduced to such other lower issue price. A similar adjustment is applicable to the issuance of any security convertible into shares of common stock. Each convertible note also contains customary anti-dilution provisions.

(2) Assumes complete conversion into common stock of all interest payments throughout the term of the convertible notes.

(3) Calculated by multiplying the market price per share on the date of the sale of the convertible notes and the total possible number of shares underlying the convertible notes.

(4) Calculated by multiplying the conversion price per share on the date of the sale of the convertible notes and the total possible number of shares underlying the convertible notes.

         The following table provides information with respect to the total possible profit Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, LLC could realize as a result of the conversion discount for the securities underlying the Series A Preferred Stock held by them:

                                 Description                            Value
                                 -----------                            -----
Market price per share underlying Series A Preferred Stock on
       date of issuance                                               $     0.73
Conversion price per share underlying Series A Preferred Stock on
       date of issuance (1)(2)                                              0.50
                                                                      ----------
       Discount                                                       $     0.23

       Total possible shares underlying Series A Preferred Stock       4,000,000

Combined aggregate market price (3)                                   $2,920,000
Combined aggregate conversion price (4)                                2,000,000
                                                                      ----------
       Total possible discount                                        $  920,000

--------------------

(1) For so long as the Series A Preferred Stock is outstanding, should BigString issue any shares of common stock or other stock, options, warrants, purchase rights or other securities convertible into common stock, for a consideration less than the conversion price of the Series A Preferred Stock in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the conversion price shall be reduced based upon a formula contained in the certificate of designations applicable to the Series A Preferred Stock, subject to certain exceptions. The shares of Series A Preferred Stock are also subject to customary anti-dilution provisions.

(2) As a result of the convertible note transaction as discussed below under the caption "Relationships with Selling Stockholders," the conversion price per share of the Series A Preferred Stock has been adjusted from $0.50 to $0.47 per share. It is anticipated that the conversion price will be adjusted again as a result of the second closing of the convertible note transaction.

(3) Calculated by multiplying the market price per share on the date of the sale of the Series A Preferred Stock and the total possible number of shares underlying the Series A Preferred Stock.

(4) Calculated by multiplying the conversion price per share on the date of the sale of the Series A Preferred Stock and the total possible number of shares underlying the Series A Preferred Stock.

         The following table provides information with respect to the total possible profit that could be realized by the selling stockholders as a result of any conversion discounts for securities underlying the warrants issued in connection with the convertible note transaction:

                     Description                                   Value
                     -----------                                   -----
Market price per share underlying warrants                      $     0.33
Conversion price per share (1)                                        0.30
                                                                ----------
       Discount                                                 $     0.03

Shares underlying warrants to Gem Funding LLC                      426,666
Shares underlying warrants to Alpha Capital Anstalt              1,111,112
Shares underlying warrants to Whalehaven Capital Fund Limited    1,111,112
Shares underlying warrants to Chestnut Ridge Partners LP           555,556
Shares underlying warrants to Iroquois Master Fund Ltd.            555,556
Shares underlying warrants to Penn Footwear                        222,222
                                                                ----------
       Total shares underlying warrants                          3,982,224

Combined aggregate market price (2)                             $1,314,134
Combined aggregate conversion price (3)                          1,194,667
                                                                ----------
       Total possible discount                                  $  119,467

--------------------

(1)      The warrants are subject to customary anti-dilution provisions.

(2) Calculated by multiplying the market price per share on the date of the issuance of a warrant and the total possible number of shares underlying such warrant.

(3) Calculated by multiplying the conversion price per share on the date of the issuance of a warrant and the total possible number of shares underlying such warrant.

         The following table provides information with respect to the total possible profit that could be realized by the selling stockholders as a result of any conversion discounts for securities underlying the warrants issued in connection with the Series A Preferred Stock transaction:

                       Description                                    Value
                       -----------                                    -----
Market price per share underlying warrants                         $      0.73
Conversion price per share (1)                                            1.25
                                                                   -----------
       Discount                                                    $     (0.52)

Shares underlying warrant to Witches Rock Portfolio Ltd.               800,858
Shares underlying warrant to The Tudor BVI Global Portfolio Ltd.       129,442
Shares underlying warrant to Tudor Proprietary Trading, LLC             69,700
                                                                   -----------
       Total shares underlying warrants                              1,000,000

Combined market price (2)                                          $   730,000
Combined conversion price (3)                                        1,250,000
                                                                   -----------
       Total possible discount                                     $  (520,000)

--------------------

(1)      The warrants are subject to customary anti-dilution provisions.

(2) Calculated by multiplying the market price per share on the date of the issuance of a warrant and the total possible number of shares underlying such warrant.

(3) Calculated by multiplying the conversion price per share on the date of the issuance of a warrant and the total possible number of shares underlying such warrant.


         The following table provides information with respect to the net proceeds to BigString from the convertible note transaction and the total possible profit to the holders of convertible notes from any conversion discount:

                      Description                                      Value
                      -----------                                      -----
Gross proceeds payable to BigString                                $ 1,600,000
Payments made or required to be made by BigString (1)                 (540,000)
                                                                   -----------
       Resulting net proceeds to BigString                           1,060,000

Profit to holders of convertible notes from conversion discount
       Convertible notes                                             1,648,334
       Warrants                                                        119,467
                                                                   -----------
                  Total possible profit from conversion discount   $ 1,767,800

--------------------

(1) Includes the payment by BigString of attorney's fees for subscribers and finder's fees in connection with the convertible note transaction. Also assumes the payment by BigString of interest for the full term of the convertible notes and potential liquidated damages calculated for one year. BigString does not anticipate having to pay liquidated damages and has the option of paying accrued interest on the convertible note by converting such accrued interest into shares of its common stock. Warrant coverage has been excluded.

         The following table provides information with respect to the net proceeds to BigString from the Series A Preferred Stock transaction and the total possible profit to the purchasers from any conversion discount:

                     Description                                    Value
                     -----------                                    -----

Gross proceeds payable to BigString                               $2,000,000
Payments made or required to be made by BigString (1)                140,000
                                                                  ----------
       Resulting net proceeds to BigString                         1,860,000

Profit from conversion discount
       Convertible preferred                                         920,000
       Warrants                                                           --
                                                                  ----------
                 Total possible profit from conversion discount   $  920,000

--------------------

(1) Payment by BigString of finder's fees in connection with the Series A Preferred Stock transaction. Warrant coverage has been excluded.

Relationships with Selling Stockholders

Shefts Associates, Inc.

         In September 2005, BigString entered into a consulting agreement with Shefts Associates, Inc., a corporation wholly owned by Mark Shefts, pursuant to which Shefts Associates, Inc. provided consulting services to BigString regarding all aspects of our business, including, among others, management, accounting, product development, marketing, sales, advertising, business development and general business and administrative procedures and processes. In consideration for these services, we paid to the consultant a non-refundable retainer fee of $25,000.

         As additional consideration for the services provided by Shefts Associates, Inc. under the consulting agreement, BigString granted two warrants to Shefts Associates, Inc. for the purchase of 1,246,707 and 1,196,838 shares of common stock, respectively, and agreed to register the shares subject to the warrants. The warrants each have a five year term. The warrant to purchase 1,246,707 shares of common stock has a per share exercise price of $0.16 and the warrant to purchase 1,196,838 shares of common stock has a per share exercise price of $0.20. Subsequent to the issuance of the warrants, Shefts Associates, Inc. transferred warrants to purchase 100,000 shares of common stock to Frank Vallone.

Lifeline Industries, Inc.

         In May 2006, BigString entered into a business consultant services agreement with Lifeline Industries, Inc., pursuant to which Lifeline Industries, Inc. provides general business consulting services to BigString regarding all aspects of BigString's business, including, but not limited to, management, accounting, product development, marketing, sales, advertising, business development and general business and administrative procedures and processes. In consideration for these services, we issued to Lifeline Industries, Inc. 1,250,000 shares of common stock, a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $.48, and a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. We also agreed to register the 1,250,000 shares of common stock and the shares of common stock underlying the warrants. The agreement has a term of three years and may be terminated by BigString upon five days prior written notice.

Robb Knie

         In May 2006, BigString completed the acquisition of certain assets, including two websites, from Robb Knie, a principal of Lifeline Industries, Inc. In consideration for the rights to the assets, BigString issued to Mr. Knie 750,000 shares of common stock and agreed to provide certain registration rights with respect to such shares. The negotiations in connection with the asset acquisition, including the determination of the purchase price paid for the assets, were conducted on an arms-length basis and approved by our board of directors. In negotiating the amount of the purchase price, we considered various factors, including the business opportunities presented by the assets being acquired, the synergies between the websites and our business and the additional costs necessary to develop the websites in a manner that will compliment and enhance our business.

Tudor Entities

         In May 2006, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. made strategic investments in BigString by purchasing, in the aggregate, 400,000 shares of our Series A Preferred Stock and warrants to purchase 1,000,000 shares of our common stock for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible into shares of common stock as set forth in the certificate of designations with respect to the Series A Preferred Stock. We also agreed to register the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock as well as the shares of common stock underlying the warrants. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and The Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.

Holders of Convertible Notes

         On May 1, 2007, BigString entered into a subscription agreement with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, pursuant to which these subscribers have purchased convertible notes in the aggregate principal amount of $800,000, which convertible notes are convertible into shares of our common stock and warrants to purchase up to 1,777,778 shares of our common stock. As provided for in the subscription agreement, upon the effectiveness of a registration statement with respect to the common stock issuable upon conversion of the convertible notes and exercise of the warrants, in addition to certain other customary closing conditions, the subscribers will purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778 shares of our common stock, for a total subscription of $1,600,000. Each convertible note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible note is subject to adjustment from time to time as more fully set forth in the convertible note. Each of the warrants issued to the subscribers have a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock. The number of shares of common stock underlying each warrant and the exercise price are subject to certain adjustments more particularly described in the form of warrant.

         Pursuant to the terms of the subscription agreement, BigString has agreed to register the shares of common stock issuable upon conversion of the convertible notes and the shares of common stock issuable upon the exercise of the warrants under the Securities Act of 1933, as amended. See discussion below under the caption "Registration Rights Agreements."

         BigString has further agreed to pay certain liquidated damages to the subscribers should the shares of common stock issuable upon the conversion of one or more of the convertible notes or exercise of the warrants are not timely delivered.

Gem Funding LLC

         In connection with the convertible note transaction, BigString agreed to pay Gem Funding LLC an aggregate finder's fee equal to $128,000 and to issue warrants to the finder to purchase an aggregate of 426,666 shares of our common stock. We paid $64,000 and issued a warrant to purchase 213,333 shares of common stock to the finder on the initial closing date and we have agreed to pay an additional $64,000 and to issue a warrant to purchase an additional 213,333 shares of common stock on the date of the second closing. The finder's are similar to and carry the same rights as the warrants issuable to the subscribers of the convertible notes.

Registration Rights Agreements

         Pursuant to the terms of the subscription agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, BigString has agreed to register the shares of common stock issuable upon conversion of the convertible notes and the shares of common stock issuable upon the exercise of the warrants under the Securities Act of 1933, as amended. BigString has agreed to file a registration statement with the Securities and Exchange Commission within forty-five calendar days after the initial closing date of May 1, 2007 and cause the registration statement to be declared effective within ninety calendar days after the filing of such registration statement, but in no event later than September 13, 2007. If the registration statement to be utilized to register the shares is not filed with the Securities and Exchange Commission by June 15, 2007, or does not become effective by the earlier of (a) the date which is ninety calendar days after the date the registration statement is first filed with the Securities and Exchange Commission or (b) three business days after receipt by BigString of a communication from the Securities and Exchange Commission that the registration statement will not be reviewed and/or the Securities and Exchange Commission has no further comments, BigString will be required to pay to the subscribers liquidated damages. The liquidated damages shall be equal to two percent of the purchase price of the outstanding convertible notes for the first thirty days following such event and one percent of the purchase price of the outstanding convertible notes for each thirty days thereafter. BigString must pay the liquidated damages in cash.

         In connection with the purchase of shares of Series A Preferred Stock and warrants to purchase common stock by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., we entered into a registration rights agreement with such entities whereby BigString agreed to register the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. Pursuant to the registration rights agreement, BigString has undertaken to keep the registration statement used to register the shares continuously effective (including through the filing of any required post-effective amendments) until five years after the date upon which a Qualified Public Offering (as defined below) is consummated or such earlier date when all of the shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended. A "Qualified Public Offering" is defined in the registration rights agreement to mean a bona fide public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of BigString by a reputable investment bank in which the gross cash proceeds to BigString (before underwriting discounts, commissions and fees) are in excess of $30,000,000 and following which offering the common stock is listed on a national securities exchange or admitted to quotation on the NASDAQ Global Select Market, Global Market or Capital Market.

         Pursuant to a business consultant services agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., whereby Lifeline Industries, Inc. is providing business advisory services to BigString, BigString provided certain registration rights to Lifeline Industries, Inc. with respect to 1,250,000 shares of common stock and 450,000 shares of common stock that are subject to currently exercisable warrants. Further, with respect to 750,000 shares of common stock issued by BigString to Mr. Robb Knie, a principal of Lifeline Industries, Inc., in connection with the purchase of certain assets owned by Mr. Knie, BigString entered into a registration rights agreement whereby BigString agreed to provide certain registration rights under the Securities Act of 1933, as amended, with respect to such shares. Pursuant to such registration rights agreement, BigString has undertaken to keep the registration statement used to register the shares continuously effective for one year from the date such registration statement becomes effective or such earlier date on which Mr. Knie shall have sold all the securities registered thereunder.


                              PLAN OF DISTRIBUTION

         The selling stockholders have not informed us of how they plan to sell their shares. However, selling stockholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices based on the prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions. Selling stockholders may sell their shares in one or more of the following kinds of transactions:

         o  Transactions in the over-the-counter market.

         o A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

         o Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

         o In privately negotiated transactions not involving a broker or dealer.

         The selling stockholders may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a revision to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder including, without limitation, Regulation
M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

         Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to seek qualification for sale of the securities in those states that the securities will be offered.

         To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

         BigString will pay all of the expenses incident to the registration and offering of our common stock by the selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

         The legality of the securities offered in this prospectus has been passed upon by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

                                     EXPERTS

         The consolidated financial statements of BigString Corporation (a development stage company) for the years ended December 31, 2006 and 2005, and the period October 8, 2003 (date of formation) through December 31, 2006, have been included in reliance upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our amended and restated by-laws contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by the selling stockholders under this prospectus. The registration statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Securities and Exchange Commission maintains a worldwide website on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the Securities and Exchange Commission. Copies of all or any portion of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission upon payment of the prescribed fees.


                          INDEX TO FINANCIAL STATEMENTS

                              BIGSTRING CORPORATION
                                AND SUBSIDIARIES

                          (A Development Stage Company)

                        Consolidated Financial Statements

                                December 31, 2006

Report of Independent Registered Public Accounting Firm...............................F-2

Consolidated Balance Sheets at December 31, 2006 and 2005.............................F-3

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and the period October 8, 2003 (Date of Formation) through
     December 31, 2006................................................................F-4

Consolidated Statements of Stockholders' Equity for the years ended
     December 31, 2006 and 2005 and the period October 8, 2003
     (Date of Formation) through December 31, 2006....................................F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period October 8, 2003 (Date of Formation) through
     December 31, 2006................................................................F-7

Notes to Consolidated Financial Statements............................................F-8


                                  June 30, 2007

Consolidated Balance Sheets at June 30, 2007 (unaudited)
     and December 31, 2006............................................................F-28

Consolidated Statements of Operations (unaudited) for the three and six months ended
     June 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through
     June 30, 2007....................................................................F-29

Consolidated Statements of Stockholders' Equity (unaudited)for the six months ended
     June 30, 2007 and the period October 8, 2003 (Date of Formation) through
     June 30, 2007....................................................................F-30

Consolidated Statements of Cash Flows (unaudited) for the six months ended June 30,
      2007  and 2006 and the period October 8, 2003 (Date of Formation) through
      June 30, 2007...................................................................F-32


Notes to Unaudited Consolidated Financial Statements..................................F-33


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation
Red Bank, New Jersey

We have audited the accompanying consolidated balance sheets of BigString Corporation (formerly Recall Mail Corporation) and subsidiaries (collectively, the "Company") (a development stage company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 2 to the Company's consolidated financial statements, the Company has a working capital deficit and has incurred losses since operations commenced. The Company's continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as the Company continues to incur losses. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.


/s/ Wiener, Goodman & Company, P.C.

WIENER, GOODMAN & COMPANY, P.C.
Eatontown, New Jersey
March 29, 2007


                              BIGSTRING CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS
                                  (A DEVELOPMENT STAGE COMPANY)

                                                                               December 31,
                                                                          2006            2005
                                                                          ----            ----
                                             ASSETS

Current assets:
    Cash and cash equivalents                                          $   517,074    $   820,857
    Accounts receivable - net of allowance                                   1,736            789
    Prepaid expenses and other current assets                                4,625         23,981
                                                                       -----------    -----------

         Total current assets                                              523,435        845,627

Property and equipment - net                                               214,612         74,460

Intangible assets - net                                                  2,979,451      3,402,786

Other assets                                                                 8,872          6,579
                                                                       -----------    -----------

          TOTAL ASSETS                                                 $ 3,726,370    $ 4,329,452
                                                                       ===========    ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                   $    83,179    $    70,418
    Accrued expenses                                                       125,179         55,259
    Unearned revenue                                                         4,681          5,064
                                                                       -----------    -----------

      Total current liabilities                                            213,039        130,741
                                                                       -----------    -----------

Stockholders' equity:
    Preferred stock, $.0001 par value - authorized 1,000,000 shares;
       outstanding 400,000 and 0 shares, respectively                           40             --
    Common stock, $.0001 par value - authorized 249,000,000 shares;
       outstanding 46,935,125 and 52,770,125 shares, respectively            4,694          5,277
    Additional paid in capital                                           9,980,762      7,055,124
    Subscription receivable                                                (16,250)            --
    Deficit accumulated during the development stage                    (6,455,915)    (2,861,690)
                                                                       -----------    -----------

      Total stockholders' equity                                         3,513,331      4,198,711
                                                                       -----------    -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 3,726,370    $ 4,329,452
                                                                       ===========    ===========

                         See notes to consolidated financial statements.

                                                  F-3

                         BIGSTRING CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                             (A DEVELOPMENT STAGE COMPANY)


                                                                           Period
                                                                      October 8, 2003
                                                                    (Date of Formation)
                                          Year Ended December 31,         Through
                                           2006            2005      December 31, 2006
                                       ------------    ------------  -----------------

Net sales                              $     14,286    $      6,747    $     26,795
                                       ------------    ------------    ------------

Costs and expenses:
    Selling, general and
       administrative expenses            2,129,526       1,165,847       3,620,008
    Amortization of intangibles           1,036,335         960,000       2,436,616
                                       ------------    ------------    ------------
                                          3,165,861       2,125,847       6,056,624
                                       ------------    ------------    ------------

Loss from operations                     (3,151,575)     (2,119,100)     (6,029,829)

Interest income                              37,350          16,513          53,914
                                       ------------    ------------    ------------

Net loss                               $ (3,114,225)   $ (2,102,587)   $ (5,975,915)
                                       ============    ============    ============

Loss per common share -
     basic and diluted                 $      (0.07)   $      (0.04)
                                       ============    ============

Weighted average common shares
     outstanding - basic and diluted     49,363,673      47,081,854
                                       ============    ============



                    See notes to consolidated financial statements.


                                          F-4

                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)



                                               Preferred Stock           Common Stock         Additional
                                            ---------------------- -----------------------     Paid-In     Subscription   Retained
                                    Total   No. of Shares  Amount  No. of Shares    Amount     Capital      Receivable    Earnings
-----------------------------------------------------------------------------------------------------------------------------------
Balance, October 8, 2003         $       --          --   $     --           --   $      --   $       --    $      --    $       --
-----------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock
   (at $.0001 per share)                 --          --         --   21,210,000       2,121       (2,121)          --            --

Contribution of capital              45,000          --         --           --          --       45,000           --            --

Sale of common stock
   (at $0.25 per share)                  --          --         --       40,000           4        9,996      (10,000)           --

Net loss                            (29,567)         --         --           --          --           --           --       (29,567)

-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003           15,433          --         --   21,250,000       2,125       52,875      (10,000)      (29,567)
-----------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)             227,500          --         --      870,000          87      217,413       10,000            --

Issuance of common
   stock for services
   (valued at $0.21 per share)       39,251          --         --      185,000          19       39,232           --            --

Issuance of common
   stock for acquisition
   (valued at $0.24 per share)    4,800,000          --         --   20,000,000       2,000    4,798,000           --            --

Issuance of warrants for
   services (valued at $0.07
   per share)                         3,500          --         --           --          --        3,500           --            --

Net loss                           (729,536)         --         --           --          --           --           --      (729,536)

-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004        4,356,148          --         --   42,305,000       4,231    5,111,020           --      (759,103)
-----------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)             230,500          --         --      922,000          92      230,408           --            --

Exercise of warrants
   (at $0.25 per share)              11,250          --         --       45,000           4       11,246           --            --

Issuance of common
   stock for services
   (valued at $0.25 per share)       12,500          --         --       50,000           5       12,495           --            --

Sale of common
   stock (at $0.16 per share)     1,511,700          --         --    9,448,125         945    1,510,755           --            --

Issuance of warrants for
   services (valued at $0.07
   per share)                       179,200          --         --           --          --      179,200           --            --

Net loss                         (2,102,587)         --         --           --          --           --           --    (2,102,587)

-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005        4,198,711          --         --   52,770,125       5,277    7,055,124           --    (2,861,690)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                F-5

                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                             (Continued)



                                                  Preferred Stock            Common Stock        Additional
                                              -----------------------   ----------------------    Paid-In   Subscription   Retained
                                     Total    No. of Shares    Amount   No. of Shares   Amount    Capital    Receivable    Earnings
                                  ----------- -------------  ---------  -------------  --------  ---------- ------------ -----------
Redemption of shares from
   stockholders (at
   $0.05 per share)                  (400,000)        --          --     (8,000,000)     (800)    (399,200)        --           --

Issuance of common stock for
    consulting services
    (valued at $0.82 per share)     1,025,000         --          --      1,250,000       125    1,024,875         --           --

 Deferred stock-based
    compensation                   (1,025,000)        --          --             --        --   (1,025,000)        --           --

 Stock-based compensation
    expense                           314,250         --          --             --        --      314,250         --           --

Issuance of warrants for
   consulting services (valued
   at $0.08, $0.18 and $0.42
   per share)                          36,595         --          --             --        --       36,595         --           --

 Issuance of common stock for
    website acquisition (valued
    at $0.80 per share)               600,000         --          --        750,000        75      599,925         --           --

Sale of preferred stock
   (at $.0001 per share)            1,860,000    400,000          40             --        --    1,859,960         --           --

 Dividends resulting from the
    allocation of proceeds for
    the beneficial conversion
    feature of the preferred stock         --         --          --             --        --      480,000         --     (480,000)

 Exercise of warrants (at $0.16,
    $0.20 and $0.25 per share)         18,000         --          --        165,000        17       34,233    (16,250)          --

 Net loss                          (3,114,225)        --          --             --        --           --         --   (3,114,225)
-----------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2006        $3,513,331    400,000  $       40     46,935,125  $  4,694   $9,980,762   $(16,250)  $(6,455,915)
-----------------------------------------------------------------------------------------------------------------------------------

                                          See notes to consolidated financial statements.

                                                                F-6

                                  BIGSTRING CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                        Period October 8,
                                                                                          2003 (Date of
                                                           Year Ended December 31,      Formation) Through
                                                           2006             2005        December 31, 2006
                                                       -------------    -------------   -----------------
Cash flows from operating activities:
     Net loss                                          $  (3,114,225)   $  (2,102,587)   $  (5,975,915)
Adjustments to reconcile net loss
   to net cash used in operating activities:
     Depreciation of property and equipment                   38,270            7,555           47,677
     Amortization of intangibles                           1,036,335          960,000        2,436,616
     Stock-based compensation                                350,845          191,700          585,296
     Changes in operating assets and liabilities:
         (Increase) in accounts receivable, net                 (947)              --           (1,736)
         Decrease (increase) in prepaid expenses and
            other assets                                      17,063          (29,649)         (13,497)
         Increase in accounts payable                         12,761           67,798           83,179
         Increase in accrued expenses and other
            liabilities                                       69,920           22,741          122,113
         (Decrease) increase in unearned revenue                (383)             700            4,681
                                                       -------------    -------------    -------------
     Net cash used in operating activities                (1,590,361)        (881,742)      (2,711,586)
                                                       -------------    -------------    -------------

Cash flows from investing activities:
     Purchase of property and equipment                     (178,422)         (64,659)        (262,290)
     Acquisitions                                            (13,000)              --          (13,000)
                                                       -------------    -------------    -------------
     Net cash used in investing activities                  (191,422)         (64,659)        (275,290)
                                                       -------------    -------------    -------------

Cash flows from financing activities:
     Proceeds from issuance of preferred stock             1,860,000               --        1,860,000
     Proceeds from issuance of common stock                   18,000        1,753,450        2,043,950
     Payments for redemption of common stock                (400,000)              --         (400,000)
                                                       -------------    -------------    -------------
     Net cash provided by financing activities             1,478,000        1,753,450        3,503,950
                                                       -------------    -------------    -------------

Net (decrease) increase in cash                             (303,783)         807,049          517,074

Cash - beginning of year                                     820,857           13,808               --
                                                       -------------    -------------    -------------

Cash - end of year                                     $     517,074    $     820,857    $     517,074
                                                       =============    =============    =============

Supplementary information:
     Details of acquisitions:
         Fair value of assets acquired                 $          --    $          --    $       2,790
         Fair value of liabilities assumed                        --               --           (5,857)
         Intangibles                                         613,000               --        5,416,067
                                                       -------------    -------------    -------------
         Common stock issued for website               $     600,000    $          --    $   5,400,000
                                                       =============    =============    =============
         Cash issued to effect acquisition             $      13,000    $          --    $      13,000
                                                       =============    =============    =============

     Stock-based compensation:
         Common stock issued for services              $     227,777    $      12,500    $     279,528
         Common stock options issued for services             86,473               --           86,473
         Common stock warrants issued for services            36,595          179,200          219,295
                                                       -------------    -------------    -------------
                                                       $     350,845    $     191,700    $     585,296
                                                       =============    =============    =============


                             See notes to consolidated financial statements.

                                                   F-7

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

         FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND THE PERIOD
         -------------------------------------------------------------
          OCTOBER 8, 2003 (DATE OF FORMATION) THROUGH DECEMBER 31, 2006
          -------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

BigString Corporation ("BigString") was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, the BigString email service was introduced to the market.

BigString currently has two wholly-owned subsidiaries, Email Emissary, Inc. ("Email Emissary") and BigString Interactive, Inc. ("BigString Interactive").

Email Emissary, incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary is currently inactive.

BigString Interactive, incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals. BigString Interactive is currently BigString's only operating subsidiary.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Companies," issued by the Financial Accounting Standards Board (the "FASB"). BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates. Actual results could differ from those estimates.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At December 31, 2006 and December 31, 2005, cash equivalents approximated $510,000 and $814,000, respectively.

CERTAIN RISKS AND CONCENTRATION
-------------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with established financial institutions.

Online service revenues consist primarily of prepaid electronic commerce and subscription fees billed and paid in advance.

Accounts receivable are typically unsecured and are primarily derived from advertising revenues earned from customers in the United States, Europe and Asia. Advertising revenues generated through an advertising services firm accounted for 40% and 0% of revenues for the years ended December, 31 2006 and 2005, respectively. No other single advertising services firm or customer generated greater than 10% of revenues in these periods.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements."

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

Consistent with the provisions of the FASB's Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis principally because BigString is the primary obligor. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay. Reserves for the years ended December, 31 2006 and 2005 were not material.

DEPRECIATION
------------

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK-BASED COMPENSATION
------------------------

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective application, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation costs for the portion of the awards for which the requisite service has not been rendered that are outstanding as of the required effective date are being recognized as the requisite service is rendered after the required effective date. The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued. Prior to January 1, 2006, BigString accounted for stock option grants issued to employees and non-employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and had adopted the disclosure only requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123." No options or warrants were granted to employees prior to 2006 and no pro forma presentation of net loss and net per share is included.

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the years ended December 31, 2006 and 2005, BigString recorded compensation expense of $227,777 and $12,500, respectively, in connection with the issuance of these shares. For the

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

period October 8, 2003 (Date of Formation) through December 31, 2006, BigString recorded compensation expense of $279,528 in connection with the issuance of these shares.

BigString issues stock purchase warrants to non-employees as stock-based compensation. The fair value of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the year ended December 31, 2006, BigString issued 1,550,000 stock purchase warrants and recorded compensation expense of $36,595. For the year ended December 31, 2005, BigString issued stock purchase warrants to purchase 2,543,545 shares of common stock and recorded compensation expense of $179,200. For the period October 8, 2003 (Date of Formation) through December 31, 2006, BigString recorded compensation expense of $219,295 in connection with the issuance of stock purchase warrants.

BigString also issues stock options to purchase common stock to employees, directors and vendors as stock-based compensation. The fair values of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. For the year ended December 31, 2006, BigString issued a vendor non-qualified stock options to purchase 575,100 shares of common stock and recorded compensation expense of $47,775. For the year ended December 31, 2006, BigString also issued employees and directors qualified and non-qualified stock options to purchase 5,020,000 shares of common stock and recorded compensation expense of $38,698. BigString did not grant stock options prior to 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences of other expenditures.

RESEARCH AND DEVELOPMENT
------------------------

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

Research and development costs are included within selling, general and administrative expenses, and exclude compensation, amortization and depreciation expenses, which are also included within selling, general and administrative expenses. All research and development in

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

2006 was performed internally for the benefit of BigString. BigString does not perform such activities for others. BigString had software licensing costs of $21,534 and no outside development costs for the year ended December 31, 2006, as compared to software licensing costs of $11,675 and outside development costs of $36,250, for the year ended December 31, 2005.

These costs have been incurred in conjunction with the development of the e-mail products which BigString now offers. For the period October 8, 2003 (Date of Formation) through December 31, 2006, BigString had research and development costs of $142,190.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic  earnings  (loss) per common  share is computed by dividing  net  earnings
(loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements. All potentially dilutive securities, which include outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

ACCOUNTING FOR DERIVATIVES
--------------------------

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For financial instruments, including cash investments, accounts payable and accrued expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for BigString on January 1, 2008. BigString is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans," an amendment of the FASB Statements Nos. 87, 88, 106 and 132(R). SFAS No. 158 will require employers to recognize their defined benefit plans' overfunded or underfunded status in their balance sheets, require employers to measure plan assets and plan obligations as of the balance sheet date, immediately recognize any remaining transition obligation currently being deferred, and recognize actuarial gains and losses through other comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. BigString adopted SFAS No. 158 during the fourth quarter of 2006. The adoption did not have a material impact on BigString's consolidated financial position, cash flows or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities using fair value. This new statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

BigString does not believe that the adoption of SFAS No. 157 will have a material impact on its consolidated financial position, cash flows or results of operations.

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. BigString adopted SAB No. 108 during the fourth quarter of 2006. The adoption did not have a material impact on
BigString's   consolidated   financial  position,   cash  flows  or  results  of
operations.

In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), as an interpretation of the FASB Statement No. 109, "Accounting for Income Taxes." This interpretation provides clarification for how uncertain income tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing BigString's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. BigString does not believe that the adoption of FIN 48 will have a material impact on its consolidated financial position, cash flows or results of operations.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to prior year balances in order to conform to the current year's presentation.

2.       GOING CONCERN

For the year ended December 31, 2006, BigString's consolidated financial statements reflect a net loss of $3,114,225, net cash used in operations of $1,590,361, a working capital deficit of $2,986,876, a stockholders' deficit of $6,455,915 and an accumulated deficit of $5,975,915. These matters raise doubt about the ability of BigString to continue as a going concern. BigString's consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability to continue as a going concern.

The ability of BigString to continue as a going concern is dependent on BigString's ability to further implement its business plan, raise capital and generate additional revenues. BigString cannot assure that it will generate sufficient cash flow from operations or obtain additional financing.

The time required for BigString to become profitable is highly uncertain, and BigString cannot assure that it will achieve or sustain profitability or generate sufficient cash flow from operations to meet planned capital expenditures, planned marketing expenditures and working capital requirements. If required, the ability to obtain additional financing from other sources also

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

depends on many factors beyond BigString's control, including the state of the capital markets and the prospects for BigString's business. The necessary additional financing may not be available to BigString or may be available only on terms that would result in further dilution to the current stockholders of BigString.

3.       ACQUISITIONS

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL.com, through an asset purchase agreement. The cash purchase price of $13,000 has been allocated to intangible assets based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

A condensed balance sheet of the major assets and liabilities associated with the acquisition of DailyLOL.com as of the date of the acquisition is as follows:

                  Intangible assets                    $13,000
                                                       -------
                  Net assets acquired                  $13,000
                                                       =======

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of BigString's common stock. The market value of BigString's common stock on May 19, 2006 was $0.80 per share. BigString has also agreed to register the shares of common stock. In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString's consolidated financial statements from July 16, 2004, the date of closing.

4.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                        December, 31
                                                      2006       2005
                                                    --------   --------

         Computer equipment and internal software   $253,115   $ 79,639
         Furniture and fixtures                        8,600      4,229
                                                    --------   --------
                                                     261,715     83,868
         Less accumulated depreciation                47,103      9,408
                                                    --------   --------
                                                    $214,612   $ 74,460
                                                    ========   ========

Depreciation expense for the years ended December 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through December 31, 2006, was $38,270, $7,555 and $47,678, respectively.

5.       GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees, logos and source codes and websites. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $1,036,335, $960,000 and $2,436,616 for the years ended December 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through December 31, 2006, respectively.

Other intangible assets consist of the following:

                                                    December, 31
                                                 2006           2005
                                             -----------    -----------
       Patent application, trademark,
          logos, websites and source codes   $ 5,416,067    $ 4,803,067
       Accumulated amortization               (2,436,616)    (1,400,281)
                                             -----------    -----------
                                             $ 2,979,451    $ 3,402,786
                                             ===========    ===========

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Should the patent for BigString's Universal Recallable, Erasable and Timed Delivery Email not be issued, BigString will write-off the unamortized amount of the patent intangible amount. Estimated amortization expenses for intangible assets for the next five years, are as follows:

                                                      Estimated
                      Years Ending                  Amortization
                      December 31,                     Expense
                      ------------                  ------------
                          2007                      $ 1,083,213
                          2008                        1,083,213
                          2009                          642,933
                          2010                          122,600
                          2011                           47,492

Patent application and trademark, logos, websites and source codes have weighted-average useful lives remaining of 1.8 and 2.7 years, respectively.

6.       INCOME TAXES

At December 31, 2006, BigString has a net operating loss carry-forward of approximately $6 million, which expires in various years through 2027. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

7.       COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are 400,000 shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to the founding stockholders.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants. BigString recorded consulting expense of $39,251 in connection with the issuance of these shares.

During 2005, BigString issued 50,000 shares of common stock valued at $0.25 per share for business advisory services performed by a member of our Advisory Board. BigString recorded compensation expense of $12,500 in connection with the issuance of these shares.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of common stock, a fully vested five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and a fully vested five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00, in consideration for business consultant services to be provided by Lifeline Industries, Inc. The market value of BigString's common stock at May 2, 2006 was $0.82 per share. BigString also agreed to register the shares of common stock and the shares of common stock underlying the warrants. BigString recorded the transaction in accordance with SFAS No. 123(R). The common stock issued resulted in a deferred consulting expense of $1,025,000 and will be expensed over the life of the agreement, which is 3 years. BigString expensed consulting fees of $227,777 for the year ended December 31, 2006, and the balance of $797,223 of total unrecognized compensation cost is included within paid-in-capital on BigString's consolidated balance sheet.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of common stock. The market value of BigString's common stock at May 19, 2006 was $0.80 per share. BigString has also agreed to register the shares of common stock. In conjunction with this acquisition, BigString has recorded an intangible asset for $600,000.

Additionally, in May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, BigString redeemed and retired a total of 8,000,000 shares of its outstanding common stock for an aggregate purchase price of $400,000.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

8.       PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible under certain circumstances into shares of common stock. The warrants are convertible into shares of common stock at an exercise price per share of $1.25 (market price $0.80 per share). BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values. The value of the warrants of $400,000 was recorded as a reduction of the convertible preferred stock and credited to additional paid-in-capital. The recorded discount of $480,000 resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

9.       SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R), "Share-Based Payment," requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants. SFAS No. 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS No. 123(R) is supplemented by SAB No. 107, "Share-Based Payment." SAB No. 107 expresses the SEC staff's views regarding the interaction between SFAS No. 123(R) and certain SEC results and regulations including the valuation of share-based payment arrangements.

Compensation for Services:

During 2004, BigString issued warrants as payment for advisory services. The warrants provided for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. Prior to the January 1, 2007 expiration date, certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $3,750. In connection with the issuance of these warrants, BigString recorded an expense of

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

$3,500 which is included in the consolidated statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. Certain of these warrants were exercised in 2006, which resulted in 50,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString recorded a subscription receivable of $12,500. In addition, a warrant providing for the purchase of 50,000 shares of common stock expired on January 1, 2007. In connection with the issuance of these warrants, BigString recorded an expense of $7,400 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grants are non-forfeitable. Certain of these warrants were partially exercised in 2006, which resulted in 100,000 shares of common stock being issued to the holder thereof. As a result of these partial exercises, BigString received $18,000 in gross proceeds. In connection with the issuance of these warrants, BigString recorded an expense of $171,800 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

As discussed in Note 7, on May 2, 2006, BigString issued warrants to purchase shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. A total of $135,300 of the deferred compensation in connection with the warrants will be expensed over a period of 36 months. For the year ended December 31, 2006, BigString expensed $30,065 in connection with these services. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5.0%; and expected life of 2 years. The weighted average fair value of these warrants was $0.42 and $0.18 per share, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.50 per share. Each of these warrants is due to expire on December 1, 2011. In connection with the issuance of these warrants, BigString recorded an expense of $6,530 which is included in BigString's consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 4.5%; and expected life of 2.6 years. The weighted average fair value of these warrants was $0.08 per share.

Information regarding the warrants outstanding, all of which are exercisable, for 2006 and 2005 is as follows:

                                                                        Weighted
                                                           Weighted      Average
                                                           Average      Remaining    Aggregate
                                                           Exercise    Contractual   Intrinsic
                                              Shares        Price         Term         Value
                                            ----------    ----------   ----------   ----------
Warrants outstanding at December 31, 2004       15,000    $     0.25
Warrants granted                             2,543,545    $     0.18
Warrants exercised                                  --    $       --
Warrants cancelled/forfeited/expired                --    $       --
                                            ----------    ----------
Warrants outstanding at December 31, 2005    2,558,545    $     0.18          4.6   $        0
                                            ==========    ==========   ==========   ==========

Warrants granted                             1,550,000    $     1.05
Warrants exercised                            (165,000)   $     0.21
Warrants cancelled/forfeited/expired                --    $       --
                                            ----------    ----------
Warrants outstanding at December 31, 2006    3,943,545    $     0.52          5.2   $1,501,939
                                            ==========    ==========   ==========   ==========

Warrants exercisable at December 31, 2005    2,558,545    $     0.18          4.6   $        0
                                            ==========    ==========   ==========   ==========
Warrants exercisable at December 31, 2006    3,943,545    $     0.52          5.2   $1,501,939
                                            ==========    ==========   ==========   ==========

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on December 31, 2006 and the exercise price for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on December 31, 2006. BigString common stock was not publicly traded in 2005 and the aggregate intrinsic value for the year ending December 31, 2005 was $0. The total intrinsic value of warrants exercised in the year ended December 31, 2006 was $92,800. Cash received and subscription receivables from warrant exercises for the year ended December 31, 2006 were $18,000 and $16,250, respectively.

The weighted average grant date fair value of warrants granted in the years ended December 31, 2006 and 2005 was $0.17 and $0.07, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 Annual Meeting of Stockholders, the BigString Corporation 2006 Equity Incentive Plan (the "Equity Incentive Plan") was approved by a majority of BigString's stockholders. Under the Equity Incentive Plan, incentive and nonqualified stock options or rights to purchase common stock may be granted to eligible participants. Options are generally priced to be at least 100% of the fair market value of BigString's common stock at the date of the grant. Options are generally granted for a term of five or ten years. Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by BigString's wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel completed his obligation in connection with his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString. The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. For the year ended
December 31, 2006, BigString recorded a consulting expense of $47,775 in accordance with the provisions of that contract.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of common stock under its Equity Incentive Plan to certain of BigString's employees. Incentive stock options to purchase 1,450,000 shares of common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years. In addition, non-qualified stock options to purchase 600,000 shares of common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of common stock under its Equity Incentive Plan to BigString's newly appointed Executive Vice President, Chief Financial Officer and Treasurer. When vested, 400,000 shares of common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

For the year ended December 31, 2006, BigString recorded consulting expense of $47,775 and stock-based compensation expense of $38,698. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Information regarding the stock options outstanding during the year ended December 31, 2006 is as follows:

                                                                        Weighted
                                                           Weighted      Average
                                                           Average      Remaining    Aggregate
                                                           Exercise    Contractual   Intrinsic
                                              Shares        Price         Term         Value
                                           -----------   -----------   -----------   -----------
Options outstanding at December 31, 2005            --   $        --
Options granted                              5,595,100   $      0.50
Options exercised                                   --   $        --
Options cancelled/forfeited/expired                 --   $        --
                                           -----------   -----------
Options outstanding at December 31, 2006     5,595,100   $      0.50           7.8   $ 1,763,195
                                           ===========   ===========   ===========   ===========

Options exercisable at December 31, 2006     1,087,600   $      0.31           5.2   $   501,420
                                           ===========   ===========   ===========   ===========

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on December 31, 2006 and the exercise price for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on December 31, 2006. The total intrinsic value of options exercised in the year ended December 31, 2006 was $0.

The weighted average grant date fair value of options granted in the year ended December 31, 2006 was $0.06.

Cash received from option exercises and purchases of shares under the Equity Incentive Plan for the year ended December 31, 2006 was $0. The total tax benefit attributable to options exercised in the year ended December 31, 2006 was $0.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R) and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. We have limited relevant historical information to support the expected exercise behavior because our stock has been publicly traded only since May 1, 2006. The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the periods presented:

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

                                                                  Period
                                                              October 8, 2003
                                                                 (Date of
                                                                 Formation)
                                             Years ended          Through
                                            December 31,        December 31,
                                        2006          2005         2006
                                      --------      --------    ------------
         Risk-free interest rate         5.03%         --          5.03%
         Expected volatility               39%         --            39%
         Expected life (in years)         2.6          --           2.6
         Dividend yield                    --          --            --

The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of the grant.

BigString estimates the volatility of its common stock at the date of the grant based on historical volatility, expected volatility and publicly traded peer companies.

The expected life of stock options granted under the Equity Incentive Plan is based on management judgment, publicly traded peer companies and the simplified method as prescribed in SAB No. 107.

BigString has no history or expectations of paying cash dividends on its common stock.

10.      COMMITMENTS AND CONTINGENCIES

Leases:

BigString leases its facilities which require BigString to pay certain executory costs (such as insurance and maintenance).

Future minimum lease payments for operating leases are approximately as follows:

                      Years Ending                 Minimum
                      December 31              Lease Payments
                      -----------              --------------

                          2007                      30,900
                                                  --------
                                                  $ 30,900
                                                  ========

Rental expense was approximately $73,535, $20,400 and $112,386 for the years ended December 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through December 31, 2006, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. to provide public relations services. BigString incurred consulting expenses totaling $91,355 for the year ending December 31, 2006 and $103,504 for the period October 8, 2003 (Date of Formation) through December 31, 2006. In consideration for services performed, BigString also issued to Howard Greene 140,000 shares of common stock in April, 2005.

On September 23, 2005, BigString signed a one-year business consultant services agreement with a related party. Upon signing this agreement, BigString paid a $25,000 non-refundable retainer fee to be applied toward monthly invoices. As of December 31, 2006, the $25,000 amount was fully applied.

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc. In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (i) 1,250,000 shares of common stock, (ii) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and (iii) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString incurred consulting expenses totaling $257,842 for the year ended December 31, 2006 and the period October 8, 2003 (Date of Formation) through December 31, 2006. These expenses are included in selling, general and administrative expenses in the consolidated statements of operations.

On July 11, 2006 BigString issued a consultant agreement with Kieran Vogel in connection with his participation in the OurPrisoner program. Mr. Vogel subsequently entered into a contractual relationship with BigString. In consideration for the services to be performed under the agreement, BigString granted a non-qualified stock option as payment for services. BigString incurred consulting expenses totaling $47,775 for the year ending December 31, 2006 and the period October 8, 2003 (Date of Formation) through December 31, 2006.

On December 19, 2006 BigString announced the formation of an Advisory Board to advise the company on operational matters. On December 1, 2006, BigString granted warrants to two members of the Advisory Board in consideration for advisory services. BigString incurred consulting expenses totaling $6,530 for the year ending December 31, 2006 and the period October 8, 2003 (Date of Formation) through December 31, 2006.

Marketing Affiliate Commitments:

In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues, to its marketing affiliates. As of December 31, 2006, these commitments were not material.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters. It is not possible to determine the aggregate maximum potential loss under these indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement. Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of December 31, 2006, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other limited purposes. BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

                     BIGSTRING CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS


                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007



                                BIGSTRING CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                    (A DEVELOPMENT STAGE COMPANY)

                                                                        June 30, 2007  December 31, 2006
                                                                        -------------  -----------------
                                                                         (Unaudited)
                                                ASSETS

Current assets:
         Cash and cash equivalents                                       $    479,719     $    517,074
      Accounts receivable - net of allowance of $90 and $0                      1,783            1,736
      Prepaid expenses and other current assets                                 9,500            4,625
                                                                         ------------     ------------

         Total current assets                                                 491,002          523,435

Property and equipment - net                                                  188,686          214,612

Intangible assets - net                                                     2,437,845        2,979,451

Other assets                                                                  166,218            8,872
                                                                         ------------     ------------

           TOTAL ASSETS                                                  $  3,283,751     $  3,726,370
                                                                         ============     ============


                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                   $    177,828     $     83,179
      Accrued expenses                                                         15,600          125,179
      Unearned revenue                                                         14,182            4,681
                                                                         ------------     ------------

         Total current liabilities                                            207,610          213,039

Long-term liabilities:
      Long-term debt                                                          148,808               --
                                                                         ------------     ------------

           TOTAL LIABILITIES                                                  356,418          213,039

Stockholders' equity:
      Preferred stock, $.0001 par value - authorized 1,000,000 shares;
        outstanding 400,000 and 400,000 shares, respectively                       40               40
      Common stock, $.0001 par value - authorized 249,000,000 shares;
        outstanding 47,367,125 and 46,935,125 shares, respectively              4,737            4,694
      Additional paid in capital                                           11,072,799        9,980,762
      Subscription receivable                                                      --          (16,250)
      Deficit accumulated during the development stage                     (8,150,243)      (6,455,915)
                                                                         ------------     ------------

         Total stockholders' equity                                         2,927,333        3,513,331
                                                                         ------------     ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  3,283,751     $  3,726,370
                                                                         ============     ============

                      See notes to unaudited consolidated financial statements.

                                                F-28


                                            BIGSTRING CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (A DEVELOPMENT STAGE COMPANY)
                                                         (Unaudited)

                                                                                                                  Period
                                                                                                              October 8, 2003
                                                                                                                 (Date of
                                                Three Months Ended June 30,     Six Months Ended June 30,        Formation)
                                               ----------------------------    ----------------------------       Through
                                                   2007            2006            2007            2006        June 30, 2007
                                               ------------    ------------    ------------    ------------    -------------
Net sales                                      $      9,412    $      2,887    $     19,187    $      6,059    $     45,982

Costs and expenses(1):
     Cost of revenues                                25,796          50,713          69,120          73,975         362,201
     Research and development                       118,290         133,629         257,387         262,803       1,366,168
     Sales and marketing                            136,793          28,070         203,739          38,882         554,125
     General and administrative                     329,110         247,408         604,357         405,807       2,472,117
    Amortization of intangibles                     270,803         250,000         541,606         490,000       2,978,222
                                               ------------    ------------    ------------    ------------    ------------
                                                    880,792         709,820       1,676,209       1,271,467       7,732,833
                                               ------------    ------------    ------------    ------------    ------------

Loss from operations                               (871,380)       (706,933)     (1,657,022)     (1,265,408)     (7,686,851)
                                               ------------

                                                    (41,462)         10,365         (37,306)         14,853          16,608
                                               ------------    ------------    ------------    ------------    ------------

Net loss                                       $   (912,842)   $   (696,568)   $ (1,694,328)   $ (1,250,555)   $ (7,670,243)
                                               ------------    ============    ============    ============    ============

Loss per common share - basic
    and diluted                                $      (0.02)   $      (0.02)   $      (0.04)   $      (0.03)
                                               ============    ============    ============    ============

Weighted average common shares
    outstanding - basic and diluted              47,334,158      51,264,630      47,198,108      52,013,219
                                               ============    ============    ============    ============

 (1)Stock-based compensation by
    function included above
     Cost of revenues                          $         --    $         --    $        903    $         --    $     29,541
     Research and development                        10,770              --          21,832              --          68,681
     Sales and marketing                             23,023              --         117,159              --         157,323
     General and administrative                     138,554          32,230         254,218          32,230         723,863
                                               ------------    ------------    ------------    ------------    ------------
      Total stock-based compensation expense   $    172,347    $     32,230    $    394,112    $     32,230    $    979,408
                                               ============    ============    ============    ============    ============


                                  See notes to unaudited consolidated financial statements.

                                                            F-29

                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                             (Unaudited)



                                                Preferred Stock          Common Stock        Additional
                                            ---------------------  ---------------------       Paid-In    Subscription   Retained
                                    Total   No. of Shares  Amount  No. of Shares   Amount      Capital     Receivable    Earnings
                                 ---------- ------------- -------- -------------  --------  ------------  -----------  ------------
------------------------------------------------------------------------------------------------------------------------------------
Balance, October 8, 2003         $        --         --   $     --           --   $     --   $        --    $     --    $        --
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock
   (at $.0001 per share)                  --         --         --   21,210,000      2,121        (2,121)         --             --

Contribution of capital               45,000         --         --           --         --        45,000          --             --

Sale of common stock
   (at $0.25 per share)                   --         --         --       40,000          4         9,996     (10,000)            --

Net loss                             (29,567)        --         --           --         --            --          --        (29,567)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003            15,433         --         --   21,250,000      2,125        52,875     (10,000)       (29,567)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              227,500         --         --      870,000         87       217,413      10,000             --

Issuance of common
   stock for services
   (valued at $0.21 per share)        39,251         --         --      185,000         19        39,232          --             --

Issuance of common
   stock for acquisition
   (valued at $0.24 per share)     4,800,000         --         --   20,000,000      2,000     4,798,000          --             --

Issuance of warrants for
   services (valued at $0.07
   per share)                          3,500         --         --           --         --         3,500          --             --

Net loss                            (729,536)        --         --           --         --            --          --       (729,536)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004         4,356,148         --         --   42,305,000      4,231     5,111,020          --       (759,103)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              230,500         --         --      922,000         92       230,408          --             --

Exercise of warrants
   (at $0.25 per share)               11,250         --         --       45,000          4        11,246          --             --

Issuance of common
   stock for services
   (valued at $0.25 per share)        12,500         --         --       50,000          5        12,495          --             --

Sale of common
   stock (at $0.16 per share)      1,511,700         --         --    9,448,125        945     1,510,755          --             --

Issuance of warrants for
   services (valued at $0.07
   per share)                        179,200         --         --           --         --       179,200          --             --

Net loss                          (2,102,587)        --         --           --         --            --          --     (2,102,587)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005         4,198,711         --         --   52,770,125      5,277     7,055,124          --     (2,861,690)
------------------------------------------------------------------------------------------------------------------------------------



                                                                F-30


                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                             (Continued)

                                              Preferred Stock        Common Stock            Additional
                                          ---------------------  ---------------------         Paid-In   Subscription    Retained
                                  Total   No. of Shares  Amount  No. of Shares   Amount        Capital    Receivable     Earnings
                               ---------- ------------- -------- -------------  --------    ------------  -----------  ------------
------------------------------------------------------------------------------------------------------------------------------------
Redemption of shares from
   stockholders
   (at $0.05 per share)         (400,000)        --         --    (8,000,000)       (800)       (399,200)         --             --

Issuance of common stock
   for consulting services
   (valued at $0.82 per
   share)                             --         --         --     1,250,000         125            (125)         --             --

Stock-based compensation
   expense                       314,250         --         --            --          --         314,250          --             --

Issuance of warrants for
   consulting services
   (valued at $0.08,
   $0.18 and $0.42 per
   share)                         36,595         --         --            --          --          36,595          --             --

Issuance of common stock
   for website acquisition
   (valued at $0.80 per
   share)                        600,000         --         --       750,000          75         599,925          --             --

Sale of preferred stock
   (at $.0001 per share)       1,860,000    400,000         40            --          --       1,859,960          --             --

Dividends resulting from
   the allocation of
   proceeds for the
   beneficial conversion
   feature of the
   preferred stock                    --         --         --            --          --         480,000          --       (480,000)

Exercise of warrants (at
   $0.16, $0.20 and $0.25
   per share)                     18,000         --         --       165,000          17          34,233     (16,250)            --

Net loss                      (3,114,225)        --         --            --          --              --          --     (3,114,225)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2006     3,513,331    400,000         40    46,935,125       4,694       9,980,762     (16,250)    (6,455,915)
------------------------------------------------------------------------------------------------------------------------------------

Exercise of warrants (at
   $0.16, $0.20 and $0.25
   per share)                     16,250         --         --            --          --              --      16,250             --

Issuance of common stock
   for consulting services
   (valued at $0.33 and
   $0.50 per share)                   --         --         --       432,000          43             (43)         --             --

Stock-based compensation
   expense                       394,112         --         --            --          --         394,112          --             --

Allocation to warrants
   from sale of
   convertible promissory
   notes and warrants             31,320         --         --            --          --          31,320          --             --

Beneficial conversion
   feature of convertible
   promissory notes              666,648         --         --            --          --         666,648          --             --

Net loss                      (1,694,328)        --         --            --          --              --          --     (1,694,328)

------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2007       $ 2,927,333    400,000   $     40    47,367,125    $  4,737    $ 11,072,799    $     --    $(8,150,243)
------------------------------------------------------------------------------------------------------------------------------------

                                     See notes to unaudited consolidated financial statements.

                                                                F-31


                                      BIGSTRING CORPORATION AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (A DEVELOPMENT STAGE COMPANY)
                                                   (Unaudited)
                                                                                                       Period
                                                                                                   October 8, 2003
                                                                                                      (Date of
                                                                       Six Months     Six Months      Formation)
                                                                          Ended          Ended         Through
                                                                      June 30, 2007  June 30, 2006  June 30, 2007
                                                                      -------------  -------------  -------------
Cash flows from operating activities:
    Net loss                                                           $(1,694,328)   $(1,250,555)   $(7,670,243)
Adjustments to reconcile net loss
   to net cash used in operating activities:
    Depreciation of property and equipment                                  25,926         12,062         73,603
    Amortization of intangibles                                            541,606        490,000      2,978,222
    Amortization of other assets                                            48,210             --         48,210
    Stock-based compensation                                               394,112         32,230        979,408
    Changes in operating assets and liabilities:
       (Increase) in accounts receivable, net                                  (47)        (3,157)        (1,783)
       (Increase) in prepaid expenses and other assets                      (1,843)        (3,958)       (15,340)
       Increase in accounts payable                                         94,649         70,252        177,828
       (Decrease) increase in accrued expenses and other liabilities      (101,579)         3,822         20,534
       Increase (decrease) in unearned revenue                               9,501           (375)        14,182
                                                                       -----------    -----------    -----------
    Net cash used in operating activities                                 (683,793)      (649,679)    (3,395,379)
                                                                       -----------    -----------    -----------

Cash flows from investment activities:
    Purchase of property and equipment                                          --       (164,563)      (262,290)
    Acquisitions                                                                --             --        (13,000)
                                                                       -----------    -----------    -----------
    Net cash used in investing activities                                       --       (164,563)      (275,290)
                                                                       -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from issuance of convertible notes and warrants, net          630,188             --        630,188
    Proceeds from issuance of preferred stock, net                              --      1,860,000      1,860,000
    Proceeds from exercise of common stock warrants and
       issuance of common stock                                             16,250             --      2,060,200
    Payments for redemption of common stock                                     --       (400,000)      (400,000)
                                                                       -----------    -----------    -----------
    Net cash provided by financing activities                              646,438      1,460,000      4,150,388
                                                                       -----------    -----------    -----------

Net (decrease) increase in cash                                            (37,355)       645,758        479,719

Cash - beginning of period                                                 517,074        820,857             --
                                                                       -----------    -----------    -----------

Cash - end of period                                                   $   479,719    $ 1,466,615    $   479,719
                                                                       ===========    ===========    ===========

Supplementary information:
    Details of acquisition
       Fair value of assets acquired                                   $        --    $        --    $     2,790
       Fair value of liabilities assumed                                        --             --         (5,857)
       Intangibles                                                              --        600,000      5,416,067
                                                                       -----------    -----------    -----------
       Common stock issued to effect acquisition                       $        --    $   600,000    $ 5,400,000
                                                                       ===========    ===========    ===========
       Cash paid to effect acquisition                                 $        --    $        --    $    13,000
                                                                       ===========    ===========    ===========

    Stock-based compensation:
       Common stock issued for services                                $   331,250    $    28,472    $   610,778
       Common stock options issued for services                             40,314             --        126,787
       Common stock warrants issued for services                            22,548          3,758        241,843
                                                                       -----------    -----------    -----------
                                                                       $   394,112    $    32,230    $   979,408
                                                                       ===========    ===========    ===========


                            See notes to unaudited consolidated financial statements.

                                                      F-32

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND THE PERIOD OCTOBER
--------------------------------------------------------------------------------
8, 2003 (DATE OF FORMATION) THROUGH JUNE 30, 2007
-------------------------------------------------

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The consolidated balance sheet as of June 30, 2007, and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented herein have been prepared by BigString and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made. The information for the consolidated balance sheet as of December 31, 2006 was derived from audited financial statements. The results of operations for the three and six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007.

These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 which was filed with the SEC on April 2, 2007.

ORGANIZATION
------------

BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, the BigString email service was introduced to the market.

BigString Interactive, Inc. ("BigString Interactive"), incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals. BigString Interactive is currently BigString's only operating subsidiary.

Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was dissolved on May 17, 2007.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Companies," issued by the Financial Accounting Standards Board (the "FASB"). BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates. Actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to prior period balances in order to conform to the current period's presentation.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At June 30, 2007 and December 31, 2006, cash equivalents approximated $473,000 and $510,000, respectively.

CERTAIN RISKS AND CONCENTRATION
-------------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with established financial institutions.

Online service revenues consist primarily of prepaid electronic commerce and subscription fees billed and paid in advance.

Accounts receivable are typically unsecured and are primarily derived from advertising revenues earned from customers in the United States, Canada, Europe and Asia.

Advertising revenues generated through two advertising services firms accounted for 21% and 15% of our revenues for the six months ended June 30, 2007. No advertising services firm or customer generated greater than 10% of our revenues for the six months ended June 30, 2006.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

recognizes  revenue in accordance  with the guidance  contained in the SEC Staff
Accounting   Bulletin  ("SAB")  No.  104,  "Revenue   Recognition  in  Financial
Statements."

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

Consistent with the provisions of the FASB's Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors: BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonably estimate fair value, as a reduction of revenue rather than as an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay. Reserves at June 30, 2007 and December, 31 2006 were $90 and $0, respectively.

DEPRECIATION
------------

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK-BASED COMPENSATION
------------------------

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R). Additionally, compensation costs for the portion of the

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No.
123(R). The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation." Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the six months ended June 30, 2007 and 2006, BigString recorded compensation expense of $331,250 and $28,472, respectively, in connection with the issuance of these shares. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $610,778 in connection with the issuance of these shares.

BigString issues stock purchase warrants to non-employees as stock-based compensation. The fair values of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the six months ended June 30, 2007 and 2006, BigString did not issue stock purchase warrants for services and recorded compensation expenses of $22,548 and $3,758, respectively, associated with prior issuances of stock purchase warrants. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $241,843 in connection with the issuance of stock purchase warrants for services.

BigString also issues stock options to purchase common stock to employees, directors and vendors as stock-based compensation. The fair values of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. For the six months ended June 30, 2007 and 2006, BigString recorded compensation expense of $40,314 and $0, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $126,787. BigString did not grant stock options prior to 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences of other expenditures.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

RESEARCH AND DEVELOPMENT
------------------------

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

All research and development for the six months ended June 30, 2007 and 2006 was performed internally for the benefit of BigString. BigString does not perform such activities for others.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic  earnings  (loss) per common  share is computed by dividing  net  earnings
(loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements. All potentially dilutive securities, which include outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

ACCOUNTING FOR DERIVATIVES
--------------------------

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For financial instruments, including cash investments, accounts payable and accrued expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for BigString on January 1, 2008. BigString is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities using fair value. This new statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

BigString does not believe that the adoption of SFAS No. 157 will have a material impact on its consolidated financial position, cash flows or results of operations.

2.       ACQUISITIONS

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL.com, pursuant to an asset purchase agreement. The cash purchase price of $13,000 has been allocated to intangible assets based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of BigString's common stock. The market value of BigString's common stock on May 19, 2006 was $0.80 per share. In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value. The acquisition included right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString's consolidated financial statements from July 16, 2004, the date of closing.

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                              June 30, 2007   December 31, 2006
                                              -------------   -----------------

   Computer equipment and internal software   $    253,115      $    253,115
   Furniture and fixtures                            8,600             8,600
                                              ------------      ------------
                                                   261,715           261,715
   Less accumulated depreciation                    73,029            47,103
                                              ------------      ------------
                                              $    188,686      $    214,612
                                              ============      ============

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

Depreciation expense for the three months ended June 30, 2007 and 2006, was $12,963 and $7,305, respectively.

Depreciation expense for the six months ended June 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through June 30, 2007, was $25,926, $12,062 and $73,603, respectively.

4.       GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees, logos, source codes and websites. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $270,803 and $250,000 for the three months ended June 30, 2007 and 2006, respectively. Amortization expense was $541,607, $490,000 and $2,978,222 for the six months ended June 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through June 30, 2007, respectively.

Other intangible assets consist of the following:


                                           June 30, 2007     December 31, 2006
                                           -------------     -----------------
     Patent application, trademark,
        logos, websites and source codes   $   5,416,067      $   5,416,067
     Accumulated amortization                 (2,978,222)        (2,436,616)
                                           -------------      -------------
                                           $   2,437,845      $   2,979,451
                                           =============      =============

Should the patent for BigString's Universal Recallable, Erasable and Timed Delivery Email not be issued, BigString will write-off the unamortized amount of the patent intangible amount. Estimated remaining amortization expenses for intangible assets for the next five years, are as follows:

                                                 Estimated
                                                 Remaining
                  Years Ending                 Amortization
                  December 31,                   Expense
                  ------------                 ------------
                      2007                     $    541,607
                      2008                        1,083,213
                      2009                          642,933
                      2010                          122,600
                      2011                           47,492

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

5.       INCOME TAXES

BigString adopted the provisions of the FASB Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, BigString recognized no adjustment in the net liability for unrecognized income tax benefits.

At June 30, 2007, BigString has a net operating loss carry-forward of approximately $7.7 million, which expires in various years through 2028. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

6.       LONG-TERM DEBT

On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties, pursuant to which it will receive an aggregate of $1,600,000 in financing. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString's technology, and fund marketing and the development of its business.

Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (collectively, the "Subscribers"), the Subscribers purchased convertible promissory notes in the aggregate principal amount of $800,000, which promissory notes are convertible into shares of BigString's common stock, and warrants to purchase up to 1,777,779 shares of BigString's common stock, resulting in net proceeds of approximately $630,000 after transaction fees of approximately $170,000. BigString accounted for the convertible promissory notes under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." Approximately $31,300 of the proceeds was allocated to the warrants based on fair value, and included as additional paid in capital. Due to the beneficial conversion feature of the promissory notes, $666,648 was included as additional paid in capital based on the conversion discount. For the three and six months ended June 30, 2007, $37,036 and $1,740 were included in interest expense for the amortization of the beneficial conversion feature and amortization of the promissory note discount, respectively. An additional $8,000 of accrued debt expense was included in interest expense.

As provided for in the Subscription Agreement, upon the effectiveness of a registration statement with respect to the common stock issuable upon conversion of the promissory notes and exercise of the warrants, in addition to certain other customary closing conditions, the Subscribers will purchase additional convertible promissory notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of BigString's common stock (the "Second Closing"), for a total subscription of $1,600,000.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

Each promissory note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible promissory note are subject to adjustment from time to time.

BigString has also agreed to pay Gem Funding LLC (the "Finder") an aggregate finder's fee equal to $128,000 and to issue warrants to the Finder to purchase an aggregate of 426,666 shares of BigString's common stock. BigString paid $64,000 and issued a warrant to purchase 213,333 shares of common stock to the Finder on May 1, 2007 and has agreed to pay an additional $64,000 and to issue a warrant to purchase an additional 213,333 shares of common stock on the date of the Second Closing. The Finder's warrants shall be similar to and carry the same rights as the warrants issuable to the Subscribers.

7.       COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are 400,000 shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to such principals.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants. BigString recorded consulting expense of $39,251 in connection with the issuance of these shares.

During 2005, BigString issued 50,000 shares of common stock valued at $0.25 per share for business advisory services.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. The market value of BigString's common stock at May 2, 2006 was $0.82 per share.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of common stock. The market value of BigString's common stock at May 19, 2006 was $0.80 per share.

Additionally, in May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share.

On February 26, 2007, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. in consideration for investor relations services. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

Additionally, on February 26, 2007, BigString agreed to issue 192,000 shares of common stock to Howard Greene in consideration for public relations services provided by Greene Inc. Communications. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share.

8.       PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible under certain circumstances into shares of common stock. The warrants are convertible into shares of common stock at an exercise price per share of $1.25 (market price $0.80 per share). BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values. The value of the warrants of $400,000 was recorded as a reduction of the convertible preferred stock and credited to additional paid-in-capital. The recorded discount of $480,000 resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

9.       SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R), "Share-Based Payment," requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants. SFAS No. 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS No. 123(R) is supplemented by SAB No. 107, "Share-Based Payment." SAB No. 107 expresses the SEC staff's views regarding the interaction between SFAS No. 123(R) and certain SEC positions and regulations including the valuation of share-based payment arrangements.

Warrants:

During 2004, BigString granted warrants as payment for advisory services. The warrants provided for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $3,750. In connection with the grant of these warrants, BigString recorded an expense of $3,500 which is included in the consolidated statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provided for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. One of the warrants was exercised in 2006, which resulted in 50,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $12,500. In addition, the other warrant providing for the purchase of 50,000 shares of common stock expired on January 1, 2007. In connection with the grant of these warrants, BigString recorded an expense of $7,400 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grants are non-forfeitable. A portion of each warrant, representing 50,000 shares of common stock, was assigned to a third party. The assigned portions of the warrants were exercised in 2006, which resulted in 100,000 shares of common stock being issued to the holder thereof. As a result of these exercises, BigString received $18,000 in gross proceeds. In connection with the grant of these warrants, BigString recorded an expense of $171,800 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On May 2, 2006, BigString granted warrants to purchase shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. A total of $135,300 of the deferred compensation in connection with the warrants will be expensed over a period of 36 months. For the six months ended June 30, 2007, BigString expensed $22,548 in connection with these services, and the balance of $82,687 of total unrecognized compensation cost is included within paid-in-capital on BigString's consolidated balance sheet. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.42 and $0.18 per share.

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.50 per share. Each of these warrants is due to expire on December 1, 2011. In connection with the grant of these warrants, BigString recorded an expense of $6,530 which is included in BigString's consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 4.5%; and expected life of 2.6 years. The weighted average fair value of these warrants was $0.08 per share.

As discussed in Note 6, on May 1, 2007, BigString granted warrants to purchase up to 1,991,112 shares of BigString's common stock. Each of the warrants issued to the Subscribers and the Finder, respectively, have a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock. A total of

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

$31,320 of the purchase price for the convertible promissory notes and warrants was allocated to the warrants based on fair value.

The number of warrants outstanding as of January 1, 2007 and changes to such number during the six months ended June 30, 2007 is presented below:

                                                                           Weighted
                                                            Weighted       Average
                                                            Average       Remaining
                                                            Exercise     Contractual      Aggregate
                                             Shares          Price           Term      Intrinsic Value
                                          ------------    ------------   ------------  ---------------
Warrants outstanding at January 1, 2007      3,943,545    $       0.52            5.2   $  1,501,939
                                          ============    ============   ============   ============

Warrants granted                             1,991,112            0.30
Warrants exercised                                  --              --
Warrants cancelled/forfeited/expired           (50,000)           0.25
                                          ------------    ------------
Warrants outstanding at June 30, 2007        5,884,657    $       0.45            4.8   $    282,223
                                          ============    ============   ============   ============

Warrants exercisable at June 30, 2007        5,884,657    $       0.45            4.8   $    282,223
                                          ============    ============   ============   ============

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on June 30, 2007 and the exercise price for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on June 30, 2007.

No warrants were exercised during the six months ended June 30, 2007 and 2006. Cash received during the six months ended June 30, 2007 and 2006 from the exercise of warrants was $16,250 and $0, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007, a total of 210,000 shares of BigString's common stock were purchased upon the exercise of warrants.

Warrants granted in the six months ended June 30, 2007 and 2006 were 1,991,112 and 1,450,000, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007, warrants to purchase a total of 6,144,657 shares of BigString's common stock were granted.

During the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, warrants to purchase a total of 50,000 shares of BigString's common stock expired with an aggregate intrinsic value of $26,000 at the date of expiration. No warrants were cancelled, forfeited or expired during the six months ended June 30, 2006.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 Annual Meeting of Stockholders, the BigString Corporation 2006 Equity Incentive Plan (the "Equity Incentive Plan") was approved by a majority of BigString's stockholders. Under the Equity Incentive Plan, incentive and nonqualified stock options and rights to purchase common stock may be granted to eligible participants. Options are generally priced to be at least 100% of the fair market value of BigString's common stock at the date of the grant. Options are generally granted for a term of five or ten years. Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by BigString's wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel completed his obligation in connection with his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString. The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. For the year ended
December 31, 2006, BigString recorded a consulting expense of $47,775 in connection with the contractual relationship between Mr. Vogel and BigString.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of common stock under its Equity Incentive Plan to certain of BigString's employees. Incentive stock options to purchase 1,450,000 shares of common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years. In addition, non-qualified stock options to purchase 600,000 shares of common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of common stock under its Equity Incentive Plan to BigString's newly appointed Executive Vice President, Chief Financial Officer and Treasurer. When vested, 400,000 shares of common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

For the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded stock-based compensation expense of $40,314 and $126,787, respectively. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

The number of stock options outstanding as of January 1, 2007 and changes to such number during the six months ended June 30, 2007 is presented below:

                                                                         Weighted
                                                          Weighted        Average
                                                           Average       Remaining       Aggregate
                                                          Exercise      Contractual      Intrinsic
                                            Shares          Price           Term           Value
                                         ------------    ------------   ------------   ------------
Options outstanding at January 1, 2007      5,595,100    $       0.50            7.8   $  1,763,195
                                         ============    ============   ============   ============

Options granted                                    --              --
Options exercised                                  --              --
Options cancelled/forfeited/expired          (245,000)           0.50
                                         ------------    ------------
Options outstanding at June 30, 2007        5,350,100    $       0.50            7.2   $     24,000
                                         ============    ============   ============   ============

Options exercisable at June 30, 2007        2,112,600    $       0.31            5.1   $     24,000
                                         ============    ============   ============   ============

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the aggregate difference between the closing stock prices of BigString's common stock on June 30, 2007 and the exercise price for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on June 30, 2007.

No options were exercised, and no cash received from option exercises and purchases of shares for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007.

No options were granted in the six months ended June 30, 2007. For the period October 8, 2003 (Date of Formation) through June 30, 2007, options to purchase a total of 5,595,100 shares of BigString's common stock were granted.

For the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, options to purchase a total of 245,000 shares of BigString's common stock expired with an aggregate intrinsic value of $0 at the date of expiration.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R) and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. We have limited relevant historical information to support the expected exercise behavior because our stock has been publicly traded only since May 1, 2006.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

10.      COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. Communications to provide public relations services. In consideration for services performed, BigString agreed to issue to Howard Greene 140,000 shares of common stock in April, 2005 and 192,000 shares of common stock in February, 2007. Total public relation expenses, including the services of Greene Inc. Communications, were $37,449 and $6,323 for the six months ended June 30, 2007 and 2006, and $140,953 for the period October 8, 2003 (Date of Formation) through June 30, 2007, including $96,000 as share-based compensation.

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc. In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (1) 1,250,000 shares of common stock, (2) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and (3) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString incurred corresponding consulting expenses of $193,381, $32,230 and $451,223 for the six months ended June 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through June 30, 2007, respectively.

On February 26, 2007, BigString entered into a six month agreement for consulting services to be provided by CEOcast, Inc. As payment for these consulting services, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. Total investor relations expenses, including the services of CEOcast, Inc., were $92,829 and $148,828 for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, including $47,917 as share-based compensation.

On April 27, 2007, BigString entered into an agreement with CAC, Inc., effective May 1, 2007. The minimum term of the agreement is four months. On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share. Total online marketing expenses, including the services of CAC, Inc., were $78,500 for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, including $16,500 as share-based compensation.

Marketing Affiliate Commitments:

In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues, to its marketing affiliates. As of June 30, 2007 and 2006, these commitments were not material.

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters. It is not possible to determine the aggregate maximum potential loss under these

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement. Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of June 30, 2007, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other limited purposes. BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

11.      SUBSEQUENT EVENTS

On June 15, 2007, BigString filed a registration statement on Form SB-2 (333-143793) with the SEC. BigString filed the registration statement for purposes of registering shares beneficially held by certain stockholders, including those shares beneficially held or to be beneficially held by Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear. See Note 6. On July 31, 2007, BigString amended the registration statement in response to certain SEC comments and to update the information contained therein. To date, the registration statement has not been declared effective by the SEC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

         Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys' fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c) of the Delaware General Corporation Law, to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter, the director or officer shall be indemnified against expenses (including attorneys' fees) that the director or officer actually and reasonably incurs because of the action, suit or proceeding.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         As permitted under Delaware law, Article Seventh of our certificate of incorporation, as amended, provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

      -  any breach of their duty of loyalty to BigString or its stockholders;

      - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

      - any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Article XI of our amended and restated by-laws requires us to indemnify our officers, directors, employees and agents to the fullest extent allowed by
Section 145 of the Delaware General Corporation Law. Further, our amended and restated by-laws permit our board of directors to advance funds pending disposition of any action, suit or proceeding.

         In addition to the indemnification provided for in our certificate of incorporation, as amended, and amended and restated by-laws, we may enter into indemnification agreements with our existing and future directors and officers. We also have obtained liability insurance for the benefit of our directors and officers which provides for up to $1,000,000 in aggregate coverage.

         See Article XI of our amended and restated by-laws, included as Exhibit
3.2 to our registration statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC") on August 29, 2005, for a complete description of the indemnification provided by BigString to its directors and officers.

Item 25. Other Expenses of Issuance and Distribution.


     SEC registration fee........................................   $    170
     Accounting fees and expenses (estimated)....................     10,000
     Legal fees and expenses (estimated).........................     65,000
     Printing and engraving costs (estimated)....................      5,000
     Blue Sky fees and expenses (estimated)......................      2,500
     Transfer Agent and Registrar fees and expenses (estimated)..      2,500
     Miscellaneous costs and expenses (estimated)................     10,000
                                                                    --------
     Total (estimated)                                              $ 95,170
                                                                    ========


         All of the expenses associated with the registration of securities covered by this registration statement will be paid by BigString.

Item 26. Recent Sales of Unregistered Securities.

         Set forth in the table and discussion below is information with respect to the issuances by BigString of (1) unregistered shares of common stock and unregistered shares of Series A Preferred Stock, (2) unregistered warrants and options to purchase common stock and (3) unregistered notes convertible into common stock, which have occurred since June 14, 2004. Unless otherwise indicated, the number of shares issued refers to common stock.


--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
June 15, 2004            Paul Levis (warrant-exercised;                            15,000
                         See December 29, 2006)
--------------------------------------------------------------------------------------------------
                         Steve Hoffman  (warrant-exercised;                        15,000
                         See February 22, 2005)
--------------------------------------------------------------------------------------------------
                         H.  Joseph  Sgroi  (warrant-exercised;                    30,000
                         See March 11, 2005)
--------------------------------------------------------------------------------------------------
July 16, 2004            Darin M. Myman                                         4,000,000
--------------------------------------------------------------------------------------------------
                         David Daniels                                          4,000,000 (1)
--------------------------------------------------------------------------------------------------
                         Deborah Daniels                                        4,000,000 (1)
--------------------------------------------------------------------------------------------------
                         Charles Handshy, Jr.                                   4,000,000 (1)
--------------------------------------------------------------------------------------------------
                         June Handshy                                           4,000,000 (1)
--------------------------------------------------------------------------------------------------
August 1, 2004           John Delery (for services)                                 5,000
--------------------------------------------------------------------------------------------------
                         David Shapiro                                             20,000
--------------------------------------------------------------------------------------------------
                         Bradley Zelenitz                                          20,000
--------------------------------------------------------------------------------------------------
                         Paul A. Levis PSP                                         40,000
--------------------------------------------------------------------------------------------------
                         Steven Gilden                                             20,000
--------------------------------------------------------------------------------------------------
                         H. Joseph Sgroi                                           84,000
--------------------------------------------------------------------------------------------------
                         Steven Hoffman                                            40,000
--------------------------------------------------------------------------------------------------
                         Neil Zelenitz                                             20,000
--------------------------------------------------------------------------------------------------
                         Eric J. Sarner                                            20,000
--------------------------------------------------------------------------------------------------
                         Michael Skurnick                                          20,000
--------------------------------------------------------------------------------------------------
                         Arnold Boritz                                             32,000
--------------------------------------------------------------------------------------------------
                         Sharon Wagner                                             20,000
--------------------------------------------------------------------------------------------------

                                                II-3

--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
                         Howard Greene                                             40,000
--------------------------------------------------------------------------------------------------
                         Howard Greene (for services)                             180,000
--------------------------------------------------------------------------------------------------
December 20, 2004        Howard Haberman                                           20,000
--------------------------------------------------------------------------------------------------
January 1, 2005          Paul Quintal (warrant-expired on                          50,000
                         January 1, 2007 without being
                         exercised)
--------------------------------------------------------------------------------------------------
                         Barbara Musco (warrant-exercised;                         50,000
                         See December 29, 2006)
--------------------------------------------------------------------------------------------------
February 22, 2005        Steven Hoffman (exercise of warrant)                      15,000
--------------------------------------------------------------------------------------------------
March 11, 2005           H. Joseph Sgroi (exercise of warrant)                     30,000
--------------------------------------------------------------------------------------------------
April 15, 2005           Harvey M. Goldfarb                                        40,000
--------------------------------------------------------------------------------------------------
                         Marc Dutton                                               40,000
--------------------------------------------------------------------------------------------------
                         Stephen C. Nitti                                          10,000
--------------------------------------------------------------------------------------------------
                         Barbara Musco (for services)                              50,000
--------------------------------------------------------------------------------------------------
                         Barbara Musco                                             80,000
--------------------------------------------------------------------------------------------------
                         Susan Baran                                              600,000
--------------------------------------------------------------------------------------------------
                         Adam Schaffer                                             20,000
--------------------------------------------------------------------------------------------------
                         Jeffrey Kay                                               52,000
--------------------------------------------------------------------------------------------------
                         Lee Rosenberg                                             40,000
--------------------------------------------------------------------------------------------------
June 29, 2005            Adam Schaffer                                             20,000
--------------------------------------------------------------------------------------------------
                         Jeffrey Kay                                               20,000
--------------------------------------------------------------------------------------------------
July 20, 2005            Barbara Musco                                            125,000
--------------------------------------------------------------------------------------------------
                         Thomas Shields                                           625,000
--------------------------------------------------------------------------------------------------
                         Nicholas Codispoti                                       375,000
--------------------------------------------------------------------------------------------------

                                                II-4

--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
                         Nicholas Codispoti, IRA Account                          375,000
--------------------------------------------------------------------------------------------------
                         Nicholas Codispoti, President,                           750,000
                         Codispoti Foundation
--------------------------------------------------------------------------------------------------
                         Dean G. Corsones                                         312,500
--------------------------------------------------------------------------------------------------
                         Jon M. Conahan                                         1,250,000
--------------------------------------------------------------------------------------------------
                         Theodore Fadool Jr.                                      581,250
--------------------------------------------------------------------------------------------------
                         David A. Arledge                                       1,250,000
--------------------------------------------------------------------------------------------------
                         David Matthew Arledge                                    125,000
--------------------------------------------------------------------------------------------------
                         Charles Scott Guerrieri                                  312,500
--------------------------------------------------------------------------------------------------
                         Todd M. Ross                                             125,000
--------------------------------------------------------------------------------------------------
July 31, 2005            Herd Family Partnership                                   31,250
--------------------------------------------------------------------------------------------------
                         Sara Pasquarello                                          31,250
--------------------------------------------------------------------------------------------------
                         Ronald Herd                                               38,750
--------------------------------------------------------------------------------------------------
                         Glen Herd                                                 15,625
--------------------------------------------------------------------------------------------------
August 10, 2005          James R. Kaufman and Barbara                             312,500
                         Kaufman
--------------------------------------------------------------------------------------------------
                         Shefts Family LP                                         625,000
--------------------------------------------------------------------------------------------------
                         Marc Sandusky                                             62,500
--------------------------------------------------------------------------------------------------
                         Jeffrey M. Barber and Jo Ann Barber                      312,500
--------------------------------------------------------------------------------------------------
                         Michael Dewhurst                                         125,000
--------------------------------------------------------------------------------------------------
                         David and Kim Prado                                      312,500
--------------------------------------------------------------------------------------------------
                         Joel Marcus                                              312,500
--------------------------------------------------------------------------------------------------
                         Richard and Georgia Petrone                               62,500
--------------------------------------------------------------------------------------------------
                         AJW New Millennium Offshore, LTD                         430,313
--------------------------------------------------------------------------------------------------

                                               II-5

--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
                         AJW Qualified Partners, LLC                              299,531
--------------------------------------------------------------------------------------------------
                         AJW Partners, LLC                                        101,250
--------------------------------------------------------------------------------------------------
                         New Millennium Capital Partners II,                       12,656
                         LLC
--------------------------------------------------------------------------------------------------
                         Mark Yutko                                               156,250
--------------------------------------------------------------------------------------------------
September 23, 2005       Shefts Associates, Inc.  (warrant-                     1,246,707
                         partially exercised;(2) See December 20,
                         2006)
--------------------------------------------------------------------------------------------------
                         Shefts Associates, Inc.  (warrant-                     1,196,838
                         partially exercised;(3)
                         See December 20, 2006)
--------------------------------------------------------------------------------------------------
May 2, 2006              Lifeline Industries, Inc. (for services)               1,250,000
--------------------------------------------------------------------------------------------------
                         Lifeline Industries, Inc.  (warrant-                     225,000
                         unexercised) (for services)
--------------------------------------------------------------------------------------------------
                         Lifeline Industries, Inc.  (warrant-                     225,000
                         unexercised) (for services)
--------------------------------------------------------------------------------------------------
May 19, 2006             Robb Knie                                                750,000
--------------------------------------------------------------------------------------------------
                         Witches Rock Portfolio Ltd.                              320,343 (4)
--------------------------------------------------------------------------------------------------
                         Witches Rock Portfolio Ltd.  (warrant-                   800,858
                         unexercised)
--------------------------------------------------------------------------------------------------
                         The Tudor BVI Global Portfolio Ltd.                       51,777 (4)
--------------------------------------------------------------------------------------------------
                         The Tudor BVI Global Portfolio Ltd.                      129,442
                         (warrant-unexercised)
--------------------------------------------------------------------------------------------------
                         Tudor Proprietary Trading, L.L.C.                         27,880 (4)
--------------------------------------------------------------------------------------------------
                         Tudor Proprietary Trading, L.L.C.                         69,700
                         (warrant-unexercised)
--------------------------------------------------------------------------------------------------
July 11, 2006            Kieran Vogel (stock option-                              575,100
                         unexercised) (for services)
--------------------------------------------------------------------------------------------------

                                               II-6

--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
December 1, 2006         Sidney Braginsky (warrant-                                50,000
                         unexercised) (for services)
--------------------------------------------------------------------------------------------------
                         J. Frederic Kerrest (warrant-                             50,000
                         unexercised) (for services)
--------------------------------------------------------------------------------------------------
December 20, 2006        Frank Vallone (exercise of warrant(2))                    50,000
--------------------------------------------------------------------------------------------------
                         Frank Vallone (exercise of warrant(3))                    50,000
--------------------------------------------------------------------------------------------------
December 29, 2006        Paul A. Levis (exercise of warrant)                       15,000
--------------------------------------------------------------------------------------------------
                         Barbara Musco (exercise of warrant)                       50,000
--------------------------------------------------------------------------------------------------
May 1, 2007              CEOCast, Inc. (for services)                             140,000
--------------------------------------------------------------------------------------------------
                         Howard Greene (for services)                             192,000
--------------------------------------------------------------------------------------------------
                         John Bomser (for services)                               100,000
--------------------------------------------------------------------------------------------------
                         Whalehaven Capital Fund Limited(5)                       555,556
                         (warrant-unexercised)
--------------------------------------------------------------------------------------------------
                         Alpha Capital Anstalt(5) (warrant-                       555,556
                         unexercised)
--------------------------------------------------------------------------------------------------
                         Chestnut Ridge Partners LP(5) (warrant-                  277,778
                         unexercised)
--------------------------------------------------------------------------------------------------
                         Iroquois Master Fund Ltd.(5) (warrant-                   277,778
                         unexercised)
--------------------------------------------------------------------------------------------------
                         Penn Footwear(5) (warrant-unexercised)                   111,111
--------------------------------------------------------------------------------------------------
                         Whalehaven Capital Fund Limited(5)                     1,388,889
                         (convertible note - not converted)
--------------------------------------------------------------------------------------------------
                         Alpha Capital Anstalt5 (convertible                    1,388,889
                         note - not converted)
--------------------------------------------------------------------------------------------------
                         Chestnut Ridge Partners LP(5)                            694,444
                         (convertible note - not converted)
--------------------------------------------------------------------------------------------------
                                               II-7

--------------------------------------------------------------------------------------------------
                                                                          Number of Shares Issued
Date of Issuance         Name of Security Holder                               or Issuable
--------------------------------------------------------------------------------------------------
                         Iroquois Master Fund Ltd.(5)                             694,444
                         (convertible note - not converted)
--------------------------------------------------------------------------------------------------
                         Penn Footwear(5) (convertible note -                     277,778
                         not converted)
--------------------------------------------------------------------------------------------------
                         Gem Funding LLC (warrant-                                213,333
                         unexercised)
--------------------------------------------------------------------------------------------------

(1) In May 2006, we redeemed 2,000,000 shares of our common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of our common stock from each of their then spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, we redeemed a total of 8,000,000 million shares of our outstanding common stock for an aggregate purchase price of $400,000.

(2) Shefts Associates, Inc. assigned a portion of this warrant with respect to 50,000 shares of our common stock to Frank Vallone. As set forth on the above table, this warrant was exercised by Mr. Vallone on December 20, 2006.

(3) Shefts Associates, Inc. assigned a portion of this warrant with respect to 50,000 shares of our common stock to Frank Vallone. As set forth on the above table, this warrant was exercised by Mr. Vallone on December 20, 2006.

(4)      Represent shares of our Series A Preferred Stock.

(5) The issuances of warrants to Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear were made in connection with the purchase of convertible notes by these entities from us which are convertible into shares of our common stock at a conversion price of $0.18 per share, subject to adjustment. The convertible notes were issued in the aggregate principal amount of $800,000 as follows: Whalehaven Capital Fund Limited $250,000; Alpha Capital Anstalt $250,000; Chestnut Ridge Partners LP $125,000; Iroquois Master Fund Ltd. $125,000; and Penn Footwear $50,000.

Details of Issuance of Shares of Our Common Stock in Connection with the Acquisition of Email Emissary, Inc.

         On July 16, 2004, we issued 4,000,000 shares of our common stock to each of Darin M. Myman, the President and Chief Executive Officer and a director of BigString, David Daniels, a former officer and director of BigString, Deborah Daniels, Mr. Daniel's wife, Charles A. Handshy, Jr., a former officer and director of BigString, and June Handshy, Mr. Handshy's former wife, for their shares of Email Emissary, Inc. common stock. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of Email Emissary, Inc. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock in Connection With Advisory Services

         We periodically issue shares of our common stock in lieu of cash payments to consultants.

         On August 1, 2004, we issued 5,000 shares of our common stock to John Delery for his services to BigString. On August 1, 2004, we issued 180,000 shares of our common stock to Howard Greene for his public relations, advertising and business advisory services. On April 15, 2005, we issued 50,000 shares of our common stock to Barbara Musco for her business advisory services. All of these shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On May 21, 2006, we issued 1,250,000 shares of our common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On May 1, 2007, we issued 140,000 shares of our common stock to CEOcast, Inc. in consideration for investor relations services, 192,000 shares of our common stock to Howard Greene in consideration for public relations services and 100,000 shares of our common stock to John Bomser in consideration for consulting services. All of these shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock in Connection with the Acquisition of Assets from Robb Knie

         On May 19, 2006, we completed the acquisition of certain assets, including two websites, from Robb Knie, a principal of Lifeline Industries, Inc. In consideration for the assets, we issued 750,000 shares of our common stock to Mr. Knie. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of Shares of Our Common Stock to Investors

         On August 1, 2004, we sold 376,000 shares of our common stock to John Delery, David Shapiro, Bradley Zelenitz, Paul A. Levis PSP, Steven Gilden, H. Joseph Sgroi, Steven Hoffman, Neil Zelenitz, Eric J. Sarner, Michael Skurnick, Arnold Boritz, Sharon Wagner and Howard Greene. These shares were sold at $.25 per share. The total proceeds received by us as a result of the sale of these shares was $94,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.


         On December 20, 2004, we sold 20,000 shares of our common stock to Howard Haberman. These shares were sold at $.25 per share. The total proceeds received by us as a result of the sale of these shares was $5,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On April 15, 2005, we sold 882,000 shares of our common stock to Harvey
M. Goldfarb, Marc Dutton, Stephen C. Nitti, Barbara Musco, Susan Baran, Adam Schaffer, Jeffrey Kay and Lee Rosenberg. These shares were sold at $.25 per share. The total proceeds received by us as a result of the sale of these shares was $220,500. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On June 29, 2005, we sold 40,000 shares of our common stock to Adam Schaffer and Jeffrey Kay. These shares were sold at $.25 per share. The total proceeds received by us as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On July 20, 2005, we sold 6,206,250 shares of our common stock to Barbara Musco, Thomas Shields, Nicholas Codispoti, Nicholas Codispoti, IRA Account, Nicholas Codispoti, President, Codispoti Foundation, Dean G. Corsones, Jon M. Conahan, Theodore Fadool, Jr., David A. Arledge, David Matthew Arledge, Charles Scott Guerrieri and Todd M. Ross. These shares were sold at $.16 per share. The total proceeds received by us as a result of the sale of these shares was $993,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On July 31, 2005, we sold 116,875 shares of our common stock to Herd Family Partnership, Sara Pasquarello, Ronald Herd and Glen Herd. These shares were sold at $.16 per share. The total proceeds received by us as a result of the sale of these shares was $18,700. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On August 10, 2005, we sold 3,125,000 shares of our common stock to James R. Kaufman and Barbara Kaufman, Shefts Family LP, Marc Sandusky, Jeffrey
M. Barber and Jo Ann Barber, Michael Dewhurst, David and Kim Prado, Joel Marcus, Richard and Georgia Petrone, AJW New Millennium Offshore, LTD, AJW Partners, LLC, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Mark Yutko. These shares were sold at $.16 per share. The total proceeds received by us as a result of the sale of these shares was $500,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of Shares of Our Series A Preferred Stock and Warrants to Purchase Our Common Stock

         On May 19 2006, we issued a total of 400,000 shares of our Series A Preferred Stock and warrants to purchase 1,000,000 shares of our common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. These securities were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of  Convertible  Notes and  Warrants to Purchase  Our Common
Stock

         On May 1, 2007, we entered into a subscription agreement with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, pursuant to which these entities purchased convertible notes from us in the aggregate principal amount of $800,000. The convertible notes are convertible into shares of our common stock at a conversion price of $0.18 per share, subject to adjustment. In addition, we issued warrants to these entities for the purchase of up to an aggregate of 1,777,778 shares of our common stock. In connection with our issuance of the convertible notes, we also issued Gem

Funding LLC warrants to purchase an aggregate of 213,333 shares of our common stock. All of the warrants issued on May 1, 2007 are exercisable at $0.30 per share. These securities were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of the Issuance and Exercise of Warrants

         We periodically issue warrants to purchase our common stock in lieu of cash payments to consultants and sometimes in connection with acquisitions and financings.

         On June 15, 2004, we agreed to issue to three consultants, Paul Levis, Steve Hoffman and H. Joseph Sgroi, as payment for advisory services, three warrants to purchase 60,000 shares of common stock at a purchase price of $.25 per share. All three of these warrants for an aggregate of 60,000 shares of common stock were subsequently exercised. The total proceeds realized as a result of the exercise of these warrants was $15,000. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On January 1, 2005, we issued two warrants as payment for advisory services. One warrant was issued to Paul Quintal and the other to Barbara Musco. 50,000 shares of our common stock were available for purchase under each warrant at a purchase price of $.25 per share. Barbara Musco exercised her warrant and purchased 50,000 shares of our common stock on December 29, 2006 at an aggregate purchase price of $12,500. Paul Quintal's warrant expired on January 1, 2007 without being exercised. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On September 23, 2005, we issued two warrants to Shefts Associates, Inc. as payment for consulting services. 1,246,707 shares of our common stock were available for purchase under one warrant at a per share purchase price of $0.16, and 1,196,838 shares of our common stock were available for purchase under the other warrant at a per share purchase price of $0.20. Thereafter, Shefts Associates, Inc. assigned a portion of each warrant with respect to 50,000 shares of our common stock to Frank Vallone. On December 20, 2006, Frank Vallone exercised each portion of the warrants assigned to him and purchased 50,000 shares of our common stock at an aggregate purchase price of $10,000 under one warrant and another 50,000 shares of our common stock at an aggregate purchase price of $8,000 under the other warrant. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On May 2, 2006, we issued warrants to purchase 450,000 shares of our common stock to Lifeline Industries, Inc. in connection with business advisory services to be provided by Lifeline Industries, Inc.; on May 19, 2006, we issued warrants to purchase an aggregate of 1,000,000 shares of our common stock to Witches Rock Portfolio, Ltd., The Tudor BVI Global Portfolio Ltd., and Tudor Proprietary Trading, L.L.C. in connection with strategic investments by such entities; and, on May 1, 2007, we issued warrants to purchase an aggregate of 1,777,778 shares of our common stock to Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut

Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear in connection with strategic investments by such entities and we issued warrants to purchase an aggregate of 213,333 shares of our common stock to Gem Funding, LLC in connection with advisory services. These warrants were issued in reliance on the exemption from registration provided by Rule 506 of the Regulation D of the Securities Act.

         On December 1, 2006, we issued a warrant to each of the initial members of our advisory board, Sidney Braginsky and J. Frederic Kerrest. Each warrant provides for the purchase of 50,000 shares of our common stock at an exercise price of $0.50 per share. These warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of the Issuance of Stock Options

         On July 11, 2006, we issued a non-qualified stock option to purchase 575,100 shares of our common stock to Kiernan Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by our wholly-owned subsidiary, BigString Interactive. The non-qualified stock option has an exercise price of $0.32 per share. The non-qualified stock option was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

General

         The issuance of securities in the transactions described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their level of sophistication or status as an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 27.  Index to Exhibits

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

          Exhibit No.                   Description of Exhibit
          -----------                   ----------------------

            3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated by reference to
                        Exhibit 3.1.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            3.1.3 Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

            3.2 Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            4.2 Form of Convertible Note, dated May 1, 2007, issued to the following entities and in the following amounts:
                        Whalehaven Capital Fund Limited ($250,000); Alpha Capital Anstalt ($250,000); Chestnut Ridge Partners LP ($125,000); Iroquois Master Fund Ltd. ($125,000); and Penn Footwear ($50,000), incorporated by reference to
                        Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

            5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including the consent of such counsel, incorporated by reference to Exhibit 5.1 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

            10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to
                        Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to Exhibit 10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to Exhibit 10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to Exhibit 10.20 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to Exhibit 10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

            10.22 Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders: AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Arledge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family
                        Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara R. Pasquarello, Richard P. Petrone and Georgia Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer,
                        H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

            10.23 Business Consultant Services Agreement by and between BigString and Shefts Associates, Inc., incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

            10.24 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 8, 2007, for the premises located at 3 Harding Road, Suite E, Red Bank, New Jersey 07701, incorporated by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

            10.25 Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

            10.26 Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 - Schedule of Purchasers, and Exhibit C - Form of Warrant. Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits:
                        Schedule 2-3.2(d) - Warrants; Schedule 2-3.3 - Registration Rights; Schedule 2-3.7 - Financial Statements; Schedule 2-3.10 - Broker's or Finder's Fees;
                        Schedule 2-3.11 - Litigation; Schedule 2-3.16 - Intellectual Property Claims Against the Company;
                        Schedule  2-3.17 -  Subsidiaries;  Schedule  2-3.19(a) -
                        Employee Benefit Plans; Schedule 2-3.22 - Material Changes; Exhibit A - Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B - Form of Registration Rights Agreement; Exhibit D - Form of
                        Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

            10.27 Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

            10.28 Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie. Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A
                        - Form of Registration Rights Agreement, and Exhibit B - Investor Suitability Questionnaire, incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

            10.29 Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

            10.30 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels, incorporated by reference to Exhibit 10.37 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

            10.31 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah K. Daniels, incorporated by reference to Exhibit 10.38 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

            10.32 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles A. Handshy, Jr., incorporated by reference to Exhibit 10.39 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

            10.33 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy, incorporated by reference to Exhibit 10.40 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

            10.34 Letter Agreement, dated September 18, 2006, between BigString and Robert DeMeulemeester, incorporated by reference to Exhibit 10.41 to the Current Report on Form 8-K filed with the SEC on September 21, 2006.

            10.35 BigString Corporation 2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

            10.35.1 Form of Incentive Option Agreement (Employees), incorporated by reference to Exhibit 10.42.1 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

            10.35.2 Form of Director Option Agreement (Non-employee Directors), incorporated by reference to Exhibit 10.42.2 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

            10.36 Subscription Agreement, dated as of April 30, 2007, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, including Exhibit B - Form of Common Stock Purchase Warrant. Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits: Schedule 5(a) - Subsidiaries; Schedule 5(d) - Additional Issuances/Capitalization; Schedule 5(f) - Conflicts;
                        Schedule 5(q) - Undisclosed Liabilities; Schedule 5(v) - Transfer Agent; Schedule 8 - Finder's Fee; Schedule 9(s)
                        - Lockup Agreement Providers; Schedule 11.1(iv) - Additional Securities to be Included in the Registration Statement; Exhibit A - Form of Convertible Note (included as Exhibit 4.2); Exhibit C - Form of Escrow Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion; Exhibit E - Proposed Public Announcement; and Exhibit F - Form of Lock-Up Agreement, incorporated by reference to Exhibit 10.43 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

            21.1        Subsidiaries of BigString,  incorporated by reference to
                        Exhibit 21.1 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

            23.1 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the consolidated financial statements of BigString.

            23.3 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5), incorporated by reference to Exhibit 23.3 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

            24.1 Powers of Attorney of officers and directors of BigString, included in the signature page to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

Item 28.  Undertakings.

         The undersigned registrant, BigString Corporation (the "Registrant"), hereby undertakes as follows:

         (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the this Registration Statement.

                  (c)      include   any   additional   or   changed    material
                           information on the plan of distribution.

         (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

         (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

                  (c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

                  (d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, in the Borough of Red Bank, State of New Jersey, on August 29, 2007.


                                          BIGSTRING CORPORATION


                                    By:      /s/ Darin M. Myman
                                          -------------------------------------
                                   Name:  Darin M. Myman
                                  Title:  President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated.


              Signatures                                Title                         Date
              ----------                                -----                         ----

         /s/ Darin M. Myman             President and Chief Executive Officer     August 29, 2007
-----------------------------------     (Principal Executive Officer) and
           Darin M. Myman               Director

     /s/ Robert S. DeMeulemeester       Executive Vice President, Chief           August 29, 2007
-----------------------------------     Financial Officer and Treasurer
       Robert S. DeMeulemeester         (Principal Financial and Accounting
                                        Officer) and Director

                  *                     Chief Operating Officer and Director      August 29, 2007
-----------------------------------
           Adam M. Kotkin

                  *                                    Director                   August 29, 2007
-----------------------------------
           Marc W. Dutton

                  *                                    Director                   August 29, 2007
-----------------------------------
            Todd M. Ross

                  *                                    Director                   August 29, 2007
-----------------------------------
            Lee Rosenberg

* By: /s/ Darin M. Myman
      ------------------
      Darin M. Myman
      As Attorney in Fact
